Execution Version

EXHIBIT 10.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

USI SERVICES CORPORATION,

KIBBLE & PRENTICE HOLDING COMPANY,

CERTAIN STOCKHOLDERS OF KIBBLE & PRENTICE HOLDING COMPANY

AND

JAMES J. DOUD, AS STOCKHOLDER REPRESENTATIVE

Dated October 18, 2006

SANF1\355490.6

TABLE OF CONTENTS

Page

ARTICLE 1

CERTAIN DEFINITIONS

1.1.

2004 Financial Statements

1.2.

2005 Financial Statements

1.3.

2006 Financial Statements

1.4.

Accounts Receivable

1.5.

Accumulated Funding Deficiency

1.6.

Adjusted Current Assets

1.7.

Adjusted Current Liabilities

1.8.

Adjusted Working Capital

1.9.

Adjustments

1.10.

Affiliate

1.11.

Agency Bill Policy

1.12.

Aggregate Option Exercise Amount

1.13.

Aggregate Warrant Exercise Amount

1.14.

Agreement

1.15.

Agreement to Preserve Goodwill

1.16.

Articles of Merger

1.17.

Books and Records

1.18.

Business

1.19.

Business Day

1.20.

Calculated Interest Income Adjustment

1.21.

Certificate

1.22.

Change of Control

1.23.

Claim

1.24.

Claim Notice

1.25.

Client Account

1.26.

Closing

1.27.

Closing Date

1.28.

Code

1.29.

Collateral Documents

1.30.

Commercially Reasonable Efforts

1.31.

Company

1.32.

Computer Software

1.33.

Confidentiality Letter

1.34.

Consents

1.35.

Contemplated Transactions

1.36.

Contingent Commissions

1.37.

Contracts

1.38.

Copyrights

1.39.

Cowles Note

1.40.

Debt

1.41.

Debt Adjustment

1.42.

Default

1.43.

Deferred Rent

1.44.

Designated Auditor EDBS Statement

1.45.

Designated Auditor EBITDA Statement

1.46.

Direct Bill Policy

1.47.

Dissenting Shares

1.48.

Dissenting Stockholder

1.49.

Earn-Out Merger Consideration

1.50.

EBDITA

1.51.

EBITDA Designated Auditor

1.52.

EBITDA Statement

1.53.

EDBS Designated Auditor

1.54.

Effective Date

1.55.

Effective Date Balance Sheet

1.56.

Effective Date Debt Amount

1.57.

Effective Date Working Capital

1.58.

Employee Benefit Plan

1.59.

Employees

1.60.

Employment Agreements

1.61.

Encumbrances

1.62.

Environmental Claim

1.63.

Environmental Laws

1.64.

Equipment

1.65.

ERISA

1.66.

ERISA Affiliate

1.67.

Escrow Agent

1.68.

Escrow Agreement

1.69.

Escrow Amount

1.70.

Excess Short Tax Year Liability

1.71.

Executive Employment Agreements

1.72.

Expense Reduction Plan

1.73.

Fiduciary

1.74.

Financial Statements

1.75.

First Measuring Period

1.76.

GAAP

1.77.

Governmental Consent

1.78.

Governmental Entity

1.79.

Hazardous Materials

1.80.

HSR Act

1.81.

Hurley

1.82.

Indebtedness

1.83.

Indemnified Party

1.84.

Indemnifying Party

1.85.

Indemnity Notice

1.86.

Initial Merger Consideration

1.87.

Initial Merger Consideration Base

1.88.

Insurance Premium Assets

1.89.

Insurance Premium Liability

1.90.

Intellectual Property

1.91.

IRS

1.92.

K&P Common Shares

1.93.

K&P Option Shares

1.94.

K&P Preferred Shares

1.95.

K&P Securities

1.96.

K&P Stock Option Plan

1.97.

K&P Stock Options

1.98.

K&P Warrants

1.99.

K&P Warrant Shares

1.100.

Key Stockholders

1.101.

Knowledge

1.102.

Law

1.103.

Lease

1.104.

Leased Real Property

1.105.

Leasehold Improvements and Fixtures

1.106.

Legal Proceeding

1.107.

Liabilities

1.108.

Licenses

1.109.

Loss Carryback Claim

1.110.

Loss Carryback Refund

1.111.

Losses

1.112.

Low-Rated Carrier

1.113.

Material Adverse Effect or Material Adverse Change

1.114.

Material Contract

1.115.

Measuring Periods

1.116.

Merger

1.117.

Merger Consideration

1.118.

Merger Transaction Expenses

1.119.

Multi Employer Plan

1.120.

Operations Manager Agreements

1.121.

Order

1.122.

Organizational Documents

1.123.

Outstanding K&P Securities

1.124.

Parent

1.125.

Parent Guaranty

1.126.

Patents

1.127.

PBGC

1.128.

Per Share Initial Merger Consideration

1.129.

Per Warrant Share Initial Merger Consideration

1.130.

Permits

1.131.

Permitted Encumbrances

1.132.

Permitted Liabilities

1.133.

Person

1.134.

Post-Closing Tax Refund Adjustment

1.135.

Prepaid Items

1.136.

Prime Rate

1.137.

Producer

1.138.

Producer Employment Agreements

1.139.

Producer Recruitment Plan

1.140.

Prohibited Transaction

1.141.

Property

1.142.

Proprietary Information

1.143.

Purchaser

1.144.

Purchaser Constituent Corporation

1.145.

Purchaser Indemnified Parties

1.146.

Real Property

1.147.

Real Property Leases

1.148.

Registered Intellectual Property

1.149.

Related Insurance Services

1.150.

Related Party Agreements

1.151.

Reportable Event

1.152.

Required Consents

1.153.

Restricted Period

1.154.

Rights and Other Property

1.155.

Schedules

1.156.

Second Measuring Period

1.157.

Securities

1.158.

Securities Act

1.159.

Securities Purchase Agreement

1.160.

Section 11.7 Notice

1.161.

Self-Insured Health Plan Costs

1.162.

Stockholder

1.163.

Short Year Tax Refund

1.164.

Short Year Tax Returns

1.165.

Short Year Tax Loss

1.166.

Stockholders

1.167.

Stockholder

1.168.

Stockholder Indemnified Parties

1.169.

Stockholder Loans

1.170.

Stockholder Receivables

1.171.

Stockholder Representative

1.172.

Subsidiary

1.173.

Survival Date

1.174.

Surviving Corporation

1.175.

Tail Coverages

1.176.

Tax Benefit Rate

1.177.

Tax Claim

1.178.

Tax Returns

1.179.

Taxes

1.180.

Third Party

1.181.

Threshold Amount

1.182.

Trademarks

1.183.

Unaudited Interim Statements

1.184.

USI Companies

1.185.

WBCA

1.186.

Working Capital Adjustment

1.187.

Year 1 Earn-Out Amount

1.188.

Years 2 and 3 Earn-Out Amount

ARTICLE 2

THE MERGER

2.1.

Delivery and Filing of Articles of Merger

2.2.

Effective Date of the Merger

2.3.

Organizational Documents, Officers and Board of Directors of Surviving Corporation

2.4.

Effect of Merger

2.5.

Manner of Conversion

2.6.

Merger Consideration

2.7.

Initial Merger Consideration

2.8.

Earn-Out Merger Consideration

2.9.

Initial Merger Consideration Estimate and Payment at Closing

2.10.

Deposit in Escrow

2.11.

Post-Closing Determination of Initial Merger Consideration

2.12.

Determination of Earn-Out Merger Consideration

2.13.

Post-Closing Tax Credit Adjustment

2.14.

Allocation of Merger Consideration

2.15.

Payments to Stockholders

2.16.

Dissenters’ Rights

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1.

Organization, Power and Authority

3.2.

Authorization

3.3.

Capitalization of the Company

3.4.

Subsidiaries

3.5.

Conflict with other Instruments; Absence of Restrictions

3.6.

Government and Third-Party Approvals

3.7.

Title to Properties; Adequacy of Properties

3.8.

Leasehold Improvements

3.9.

Real Property

3.10.

Accounts Receivable

3.11.

Financial Statements

3.12.

Absence of Undisclosed Liabilities

3.13.

Affiliated Relationships

3.14.

Permits and Approvals

3.15.

Licenses

3.16.

Compliance with Law

3.17.

Legal Proceedings

3.18.

Absence of Changes

3.19.

Contracts, Leases, Etc

3.20.

Client Accounts

3.21.

Insurance

3.22.

Business Practices

3.23.

Licensing Arrangements, Joint Ventures, Etc

3.24.

Intellectual Property

3.25.

Transactions with Affiliates

3.26.

Employee Relations

3.27.

Environmental Laws

3.28.

Brokers

3.29.

Taxes and Tax Returns

3.30.

Corporate Records

3.31.

Powers of Attorney

3.32.

Statements and Other Documents Not Misleading

3.33.

Cooperation; Access to Books and Records

3.34.

Stockholder Solicitations

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF KEY STOCKHOLDERS

4.1.

Authorization

4.2.

Title to Shares and Warrants

4.3.

Legal Proceedings

4.4.

Conflict with other Instruments; Absence of Restrictions

4.5.

Government and Third-Party Approvals

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PURCHASER

5.1.

Organization

5.2.

Authorization for Agreement

5.3.

Legal Proceeding

5.4.

Brokers or Finders

5.5.

Acknowledgments

5.6.

Conflict with other Instruments; Absence of Restrictions

5.7.

Government and Third-Party Approvals

ARTICLE 6

CERTAIN PRE-CLOSING COVENANTS AND OTHER MATTERS

6.1.

Conduct of Business

6.2.

Notice of Certain Events

6.3.

Unaudited Interim Statements

6.4.

Cooperation; Access to Books and Records

6.5.

Commercially Reasonable Efforts

6.6.

Amendment of Schedules

6.7.

Satisfaction of Stockholder Receivables

6.8.

Company Liabilities

6.9.

Tail Coverages

6.10.

Employment Agreements

6.11.

Regulatory Approvals

ARTICLE 7

CONDITIONS PRECEDENT TO THE CLOSING

7.1.

Obligation of the Company and the Stockholders to Close

7.2.

Obligation of the Purchaser to Close

ARTICLE 8

CLOSING

8.1.

Closing

8.2.

Deliveries at Closing

8.3.

Expenses

8.4.

Termination of Distribution Partners Agreements

ARTICLE 9

CONFIDENTIALITY AND PRESERVATION OF GOODWILL

9.1.

Confidentiality

9.2.

Preservation of Goodwill

9.3.

Specific Enforcement

ARTICLE 10

INDEMNIFICATION

10.1.

Survival

10.2.

The Stockholders’ Indemnification

10.3.

The Purchaser’s Indemnification

10.4.

Payment; Procedure for Indemnification

10.5.

Limitations of Indemnity

10.6.

Stockholders’ Claims Against the Company

10.7.

Insurance

10.8.

Set-Off Against Earn-Out Merger Consideration

10.9.

Characterization of Indemnity Payments

ARTICLE 11

POST-CLOSING COVENANTS

11.1.

Tax Returns and Loss Carryback Claims

11.2.

Maintenance of Books and Records of Purchaser

11.3.

Public Announcements

11.4.

Assistance in Defense

11.5.

Further Cooperation

11.6.

Future Acquisitions

11.7.

Conduct of Business

11.8.

Post-Closing Bonuses

ARTICLE 12

TERMINATION

12.1.

Termination

12.2.

Survival

12.3.

Expenses if No Closing

ARTICLE 13

MISCELLANEOUS

13.1.

Stockholder Representative

13.2.

Notices

13.3.

No Third Party Beneficiaries

13.4.

Schedules and Exhibits

13.5.

Expenses

13.6.

Further Assurances

13.7.

Entire Agreement; Amendment

13.8.

Section and Paragraph Titles

13.9.

Binding Effect

13.10.

Counterparts

13.11.

Severability

13.12.

Governing Law

13.13.

Waiver Of Jury Trial

13.14.

No Tax Representations

SANF1\355490.6

ATTACHMENTS, SCHEDULES AND EXHIBITS

Attachments

Attachment 2.6

Holdings of Stockholders

Attachment 2.7(a)

Sample Calculation of Adjustments

Attachment 2.8(a)

Sample Calculation of Earn-Out Merger Consideration

Attachment 2.8(c)(i)-1

New Producer Recruitment Plan

Attachment 2.8(c)(i)-2

Current Producers Eligible under New Producer Recruitment Plan

Attachment 3.11(f)

Sample Calculation of Company’s Trust Account Balance

Attachment 6.10-1

Producers Required to Sign Producer Employment Agreements

Attachment 6.10-2

Employees Required to Sign Operations Manager Agreements

Attachment 7.2(b)

Required Consents

Attachment 9.2

Other Individual Stockholders Signing Goodwill Agreements

Attachment 10.2

Additional Matters to be Treated as Indemnified Claims and Losses

Attachment 10.5

Additional Matters Excluded from Threshold Amount

Schedules

Schedule 3.1

Organization, Power and Authority
Schedule 3.3(a)

Holders of K&P Common Stock and K&P Stock Options
Schedule 3.3(c)

Encumbrances on K&P Shares

Schedule 3.4

Subsidiaries
Schedule 3.5

Conflict with other Instruments; Absence of Restrictions

Schedule 3.6

Government and Third-Party Approvals
Schedule 3.7

Title to Properties
Schedule 3.9

Real Property
Schedule 3.11

Financial Statements
Schedule 3.12

Undisclosed Liabilities
Schedule 3.13

Affiliated Relationships

Schedule 3.14

Permits and Approvals
Schedule 3.15(a)

Licenses

Schedule 3.15(b)

Registered Investment Adviser
Schedule 3.16(a)

Compliance with Law
Schedule 3.16(d)

Business Ethics Policy and Reports
Schedule 3.17

Legal Proceedings
Schedule 3.18

Absence of Changes
Schedule 3.19

Material Contracts
Schedule 3.20

Client Accounts

Schedule 3.21

Insurance
Schedule 3.22(a)

Captive Insurance Companies and Investments
Schedule 3.22(b)

Low-Rated Carrier Disclosure Exceptions
Schedule 3.22(c)

Service Center or Book Roll Arrangements
Schedule 3.22(d)

Captive Agency Relationships and Carrier Hiring Subsidies
Schedule 3.22(e)

Compensation Disclosure Exceptions
Schedule 3.23

Licensing Arrangements, Joint Ventures, Etc.
Schedule 3.24

Intellectual Property
Schedule 3.25-1

Reporting of Affiliate Transactions
Schedule 3.25-2

Transactions with Affiliates
Schedule 3.26.1(a-1)

Employees
Schedule 3.26.1(a-2)

Producers
Schedule 3.26.1(d)

Confidentiality and Non-Competition Agreements
Schedule 3.26.2(a)

Employee Benefit Plans
Schedule 3.26.2(c)

Non-Employees on Benefit Plans
Schedule 3.26.2(d)

Benefit Plans in which Retirees Participate
Schedule 3.29

Taxes and Tax Returns
Schedule 3.31

Powers of Attorney

Exhibits

Exhibit A

Form of Legal Opinion

Exhibit B-1

Form of Employment Agreement (Executive)

Exhibit B-2

Form of Employment Agreement (Producer)

Exhibit B-3

Form of Employment Agreement (Operations Manager)

Exhibit C

Form of Escrow Agreement

Exhibit D

Form of Parent Guaranty

Exhibit E-1

Form of Agreement to Preserve Goodwill (Key Individual Stockholders)

Exhibit E-2

Form of Agreement to Preserve Goodwill (Other Individual Stockholders)

Exhibit F

Form of Confidentiality Letter (Distribution Partners)

SANF1\355490.6

-ii-

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made as of the 18th day of October 2006, by and among USI SERVICES CORPORATION, a Delaware corporation (the “Purchaser”), KIBBLE & PRENTICE HOLDING COMPANY, a Washington corporation (the “Company”), and DISTRIBUTION PARTNERS INVESTMENT CAPITAL, L.P., a Delaware Limited Partnership (“Distribution Partners”), ARLEN I. PRENTICE and THE ARLEN I. PRENTICE LLC, a Washington limited liability company (the “Arlen Prentice LLC” and, together with Arlen I. Prentice, “Arlen Prentice”), CHRISTOPHER J. PRENTICE (“Chris Prentice”), DAVID F. ROSS (“David Ross”) and ELLEN R.M. BOYER, (“Ellen Boyer”) (each of Distribution Partners, Arlen Prentice, Chris Prentice, David Ross and Ellen Boyer, a “Key Stockholder” and together the “Key Stockholders”), and JAMES J. DOUD, in the capacity of Stockholder Representative.

WHEREAS, the respective Boards of Directors of the Purchaser and the Company deem it advisable and in the best interests of each of them and their respective stockholders that there be a merger pursuant to this Agreement of the Company and an Affiliate of the Purchaser.

NOW, THEREFORE, IN CONSIDERATION of the foregoing and the mutual promises, covenants and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings herein specified, unless the context otherwise requires:

1.1.

2004 Financial Statements shall have the meaning assigned in Section 3.11.

1.2.

2005 Financial Statements shall have the meaning assigned in Section 3.11.

1.3.

2006 Financial Statements shall have the meaning assigned in Section 3.11.

1.4.

Accounts Receivable shall mean all of the Company’s trade accounts receivable, and all notes receivable or evidences of Indebtedness payable to the Company created or arising in respect of the sale of products, services or other Property.

1.5.

Accumulated Funding Deficiency shall have the meaning assigned to it in ERISA.

1.6.

Adjusted Current Assets shall have the meaning assigned in Section 2.7(a).

1.7.

Adjusted Current Liabilities shall have the meaning assigned in Section 2.7(a).

1.8.

Adjusted Working Capital shall have the meaning assigned in Section 2.7(a).

1.9.

Adjustments shall have the meaning assigned in Section 2.7.

1.10.

Affiliate shall mean:  (i) any Person that directly or indirectly through one or more intermediaries controls, is controlled by or under common control with the Person specified; (ii) any director, officer or Subsidiary of the Person specified; and (iii) any spouse, parent, child, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Person specified.  The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to elect a majority of the board of directors (or other governing body) or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  In any event and without limiting the generality of the foregoing, any Person owning 10% or more of the voting securities of another Person shall be deemed to control that Person.

1.11.

Agency Bill Policy shall mean any insurance policy that is billed to the insured by the Company.

1.12.

Aggregate Option Exercise Amount shall mean the aggregate amount payable upon exercise of the K&P Stock Options exercised in connection with Closing.

1.13.

Aggregate Warrant Exercise Amount shall mean the sum of Two Million Six Hundred Sixty Thousand Two Hundred Five and 20/100 Dollars ($2,660,205.20).

1.14.

Agreement shall mean this Agreement and Plan of Merger.

1.15.

Agreement to Preserve Goodwill shall mean agreements substantially in the form attached hereto as Exhibit E-1 signed by the Key Stockholders other than Distribution Partners, and substantially in the form attached hereto as Exhibit E-2, signed by each of the Stockholders listed in Attachment 9.2.

1.16.

Articles of Merger shall mean the Articles of Merger with respect to the Merger in a form specified by the Purchaser and reasonably acceptable to the Company.

1.17.

Books and Records shall mean all records, documents, lists and files, relating to the Property or the Business, including, without limitation, executed originals (or copies of executed originals when executed originals are not available) of all Tax Returns, Contracts, purchase orders, sales orders, price lists, lists of accounts, customers, suppliers, employees, contractors, consultants and other personnel, shipping records, all product, business and marketing plans, sales and product brochures and catalogs and other sales literature and materials, historical sales and commissions data and all books, ledgers, files, financial statements and other financial records (and related workpapers and correspondence from accountants), minute books, deeds, title policies, computer files, programs and retrieved programs, environmental studies and plans and business records, whether in hard copy, electronic form or otherwise.

1.18.

Business shall mean the business of the Company as conducted as of the Effective Date.

1.19.

Business Day shall mean any calendar day which is not a Saturday, Sunday or public holiday under the laws of the State of Washington.

1.20.

Calculated Interest Income Amount shall have the meaning set forth in Section 2.8(c)(iii)(B).

1.21.

Certificate shall mean (i) any stock certificate representing a K&P Common Share or K&P Preferred Share outstanding immediately prior to the Effective Date, (ii) any K&P Warrant outstanding immediately prior to the Effective Date, or (iii) any K&P Stock Option outstanding immediately prior to the Effective Date.

1.22.

Change of Control shall mean either:

(a)

A merger, consolidation, statutory or contractual share exchange, or sale of stock to which the Company or any of its Affiliates or stockholders is a party if, immediately following the transaction, the Company is no longer a direct or indirect Subsidiary of Parent or of a Person which shall have acquired all or substantially all of the stock or assets of Parent; or

(b)

A sale, disposition or other transfer (including by way of liquidation or dissolution) not in the ordinary course of business (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company if, immediately following the transaction, such assets are no longer held by the Parent, by a direct or indirect Subsidiary of the Parent, or by a Person which shall have acquired all or substantially all of the stock or assets of Parent.

1.23.

Claim shall mean any written or oral demand, claim, complaint, suit, action, cause of action, investigation, proceeding or notice by any Person alleging actual or potential Liability for any Loss, or for any Default under any Law, Contract, License, Permit, Order, Employee Benefit Plan, Organizational Document or other instrument or agreement.  For the purposes of Article 10, “Claim” shall include any Environmental Claim.

1.24.

Claim Notice shall have the meaning assigned in Section 10.4(b).

1.25.

Client Account shall mean the business account relationship including, without limitation, any Person who or which is provided any Business of the Company as of the Closing Date by the Company, regardless of whether such services are provided by, or through the licenses of, the Company (or any of its agents).

1.26.

Closing shall mean the consummation of the Contemplated Transactions on the Closing Date pursuant to Article 8.

1.27.

Closing Date shall have the meaning assigned in Section 8.1.

1.28.

Code shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successors thereto.

1.29.

Collateral Documents shall mean the Employment Agreements, the Escrow Agreement, the Parent Guaranty, the Agreements to Preserve Goodwill, the Confidentiality Letter, the Schedules, filings by the Company or USI under the HSR Act that are related to this Agreement, the Articles of Merger, the officer certificates delivered at the Closing pursuant to Article 7, the terminations of Related Party Agreements delivered at the Closing pursuant to Section 7.2(n) and, if signed by a party to this Agreement, each Required Consent delivered at the Closing pursuant to Article 7.

1.30.

Commercially Reasonable Efforts shall mean the efforts that a prudent business Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that a Person required to use Commercially Reasonable Efforts under this Agreement will not be thereby required to take actions (a) that would result in a Material Adverse Change in the benefits to such Person of this Agreement and the Contemplated Transactions, (b) to dispose of or make any change to its business, or (c) expend any funds, incur any other burden or take any other action the cost of any of which would be materially greater than the potential benefit of such action to the benefiting party.

1.31.

Company shall mean Kibble & Prentice Holding Company, a Washington corporation.

1.32.

Computer Software shall mean all computer applications software, owned or licensed, whether for general business usage (e.g., accounting, word processing, graphics, spreadsheet analysis, etc.) or specific, unique-to-the-business usage (e.g., order processing, manufacturing, process control, design, shipping, etc.) and all computer operating, security or programming software, owned or licensed.

1.33.

Confidentiality Letter shall mean an agreement substantially in the form attached hereto as Exhibit F signed by Distribution Partners.

1.34.

Consents shall mean any consent, waiver, approval, authorization, certification or exemption required from any Person or under any Contract or Law, as applicable.

1.35.

Contemplated Transactions shall mean the Merger contemplated by this Agreement and all of the transactions ancillary thereto which are referred to in this Agreement.

1.36.

Contingent Commissions shall have the meaning assigned in Section 2.8(c)(iv).

1.37.

Contracts shall mean, with respect to any Person, all contracts, Leases, agreements, instruments, Licenses, undertakings and other commitments, whether written or oral to which such Person is, or such Person’s properties, operations, business or assets are bound.

1.38.

Copyrights shall mean registered copyrights, copyright applications and unregistered copyrights.

1.39.

Cowles Note shall have the meaning specified in Section 6.8(b).

1.40.

Debt shall have the meaning assigned in Section 2.7(b).

1.41.

Debt Adjustment shall have the meaning assigned in Section 2.7(b).

1.42.

Default shall mean, with respect to a Law, Contract, License, Permit, Order, Employee Benefit Plan, Organizational Document or other instrument or agreement, (a) a violation, breach or default, (b) the occurrence of an event which with the passage of time or the giving of notice or both would constitute a violation, breach or default, or (c) the occurrence of an event that (with or without the passage of time or the giving of notice or both) would give rise to a right of damages, specific performance, termination, renegotiation or acceleration (including the acceleration of payment).

1.43.

Deferred Rent shall have the meaning assigned in Section 2.7(a)(iii).

1.44.

Designated Auditor EDBS Statement shall have the meaning assigned in Section 2.11(a).

1.45.

Designated Auditor EBITDA Statement shall have the meaning assigned in Section 2.12(a).

1.46.

Direct Bill Policy shall mean any policy of insurance that is billed to the insured directly by the insurance carrier.

1.47.

Dissenting Shares shall have the meaning assigned in Section 2.16.

1.48.

Dissenting Stockholder shall have the meaning assigned in Section 2.16.

1.49.

Earn-Out Merger Consideration shall have the meaning assigned in Section 2.8.

1.50.

EBITDA shall have the meaning in Section 2.8(c).

1.51.

EBITDA Designated Auditor shall have the meaning assigned in Section 2.12(a).

1.52.

EBITDA Statement shall have the meaning assigned in Section 2.12(a).

1.53.

EDBS Designated Auditor shall have the meaning assigned in Section 2.11(a).

1.54.

Effective Date shall mean the time as of which the Merger becomes effective, which shall be the close of business, Pacific Time, on the Closing Date.

1.55.

Effective Date Balance Sheet shall mean the unaudited balance sheet of the Company as of the close of business on the day immediately prior to the Effective Date.

1.56.

Effective Date Debt Amount shall have the meaning assigned in Section 2.7(b).

1.57.

Effective Date Working Capital shall have the meaning assigned in Section 2.7(a).

1.58.

Employee Benefit Plan shall mean any deferred compensation, pension, profit sharing, stock option, stock purchase, savings, group insurance or retirement plan, and all vacation pay, severance pay, incentive compensation, consulting, bonus and other employee benefit or fringe benefit plans or arrangements maintained by either the Company or any ERISA Affiliate (including, without limitation, health insurance, life insurance and other benefit plans maintained for retirees) within the previous six (6) plan years or with respect to which contributions are or were (within such six-year period) made or required to be made by the Company or any ERISA Affiliate or with respect to which the Company had any Liability.

1.59.

Employees shall mean each of the employees of the Company at any time prior to Closing, including employees who are on paid leave of absence, military leave or disability leave.

1.60.

Employment Agreements shall mean the Executive Employment Agreements, the Producer Employment Agreements and the Operations Manager Agreements.

1.61.

Encumbrances shall mean, with respect to any asset, any security interests, liens, encumbrances, pledges, mortgages, charges, claims, conditional or installment sales Contracts, title retention Contracts, transferability restrictions and other claims or burdens of any nature whatsoever attached to or adversely affecting such asset.

1.62.

Environmental Claim shall mean any Claim or Loss with respect to any Environmental Laws (including, without limitation, potential or actual Liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties).

1.63.

Environmental Laws shall mean all Laws relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land, or surface or subsurface strata) including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, petroleum, or industrial, toxic or hazardous substances or wastes into the environment and Laws relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any of the foregoing including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et. seq. (“CERCLA”), the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et. seq., and the rules and regulations promulgated under any of the foregoing, all as amended and supplemented from time to time, and together with any successors thereto.

1.64.

Equipment shall mean all of the subject entity’s furniture, fixtures, machinery, equipment, motor vehicles, office equipment, computers, tools and replacement parts, wherever located.

1.65.

ERISA shall mean the Employment Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successors thereto.

1.66.

ERISA Affiliate shall mean any Person that is included with the Company in a controlled group or affiliated service group under Sections 414(b), (c), (m) or (o) of the Code.

1.67.

Escrow Agent shall have the meaning assigned in the Escrow Agreement.

1.68.

Escrow Agreement shall mean the Escrow Agreement attached hereto as Exhibit C.

1.69.

Escrow Amount shall have the meaning assigned in Section 2.10.

1.70.

Excess Short Tax Year Liability shall have the meaning assigned in Section 11.1(a).

1.71.

Executive Employment Agreements shall mean employment agreements with each of Arlen I. Prentice, Chris Prentice, Ellen Boyer and David Ross, each substantially in the form of Exhibit B-1 attached hereto.

1.72.

Expense Reduction Plan shall have the meaning assigned in Section 2.8(c)(ii).

1.73.

Fiduciary shall have the meaning as defined in ERISA Section 3(21).

1.74.

Financial Statements shall have the meaning assigned in Section 3.11.

1.75.

First Measuring Period shall have the meaning assigned in Section 2.8(a).

1.76.

GAAP shall mean generally accepted accounting principles in the United States, applied on a basis consistent with the Company’s past practices and preceding years and throughout the periods involved.

1.77.

Governmental Consent shall mean any and all licenses, franchises, permits, easements, rights, consents, Orders, approvals, variances, waivers, filings and other authorizations with, of or from any Governmental Entity, including the expiration of any periods of time under statutory and regulatory notice provisions of the HSR Act, (a) necessary to consummate the Contemplated Transactions in the manner contemplated hereby, or (b) otherwise relating to (i) any Contract or other instrument with any Governmental Entity and to which the subject Person, its subsidiaries or any of its stockholders is a party (or by which any of their respective properties or assets is bound or affected), or (ii) any Permit, including the transfer of any such Contract, Permit or other instrument in accordance with the terms.

1.78.

Governmental Entity shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the government of the United States or of any foreign country, any state or any political subdivision of any such government (whether state, provincial, county, city, municipal or otherwise).

1.79.

Hazardous Materials shall mean all explosive or regulated radioactive materials or substances, hazardous or toxic substances, reactive, corrosive, carcinogenic, flammable or hazardous pollutant or other substance, hazardous wastes or chemicals, petroleum or petroleum distillates, natural gas or synthetic gas, asbestos or asbestos containing materials and all other materials or chemicals regulated pursuant to any Environmental Laws, including any “hazardous substance” or “hazardous waste” as defined in Environmental Laws,  materials listed in 49 C.F.R. §172.101, materials defined as hazardous pursuant to § 101(14) of CERCLA special nuclear or by-product material, as defined by the Atomic Energy Act of 1954, 42 U.S.C.A. §3011 et seq. and the rules and regulations promulgated thereunder.

1.80.

HSR Act shall mean §7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

1.81.

Hurley shall mean Hurley, Atkins & Stewart, Inc., a Washington corporation.

1.82.

Indebtedness of any Person shall mean all obligations of such Person (a) for borrowed money, including related fees and expenses, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases or (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person and, as it relates to the Company, shall include all indebtedness related to Stockholder Loans and any amounts owed or to be distributed to any Stockholder.

1.83.

Indemnified Party shall have the meaning set forth in Section 10.4(a).

1.84.

Indemnifying Party shall have the meaning set forth in Section 10.4(a).

1.85.

Indemnity Notice shall have the meaning set forth in Section 10.4(a).

1.86.

Initial Merger Consideration shall have the meaning assigned in Section 2.7.

1.87.

Initial Merger Consideration Base shall have the meaning assigned in Section 2.7.

1.88.

Insurance Premium Assets shall mean all of the Company’s cash and Accounts Receivable in each case related to insurance premiums and commissions, net of allowances for doubtful premiums or commissions, less advance premiums included in premium Accounts Receivable, all determined in accordance with GAAP.

1.89.

Insurance Premium Liability shall mean all of the Company’s accounts payable related to insurance premiums, adjusted for customer deposits, all determined in accordance with GAAP.

1.90.

Intellectual Property shall mean, collectively, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all Patents, (b) all Trademarks, trade dress, logos, trade names, fictitious names, brand names, brand marks, domain names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all Copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all Computer Software (including, but not limited to data, source codes, object codes, specifications and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

1.91.

IRS means the United States Internal Revenue Service.

1.92.

K&P Common Shares shall mean shares of common stock of the Company, including the K&P Option Shares issued at or prior to Closing.

1.93.

K&P Option Shares shall mean shares of common stock of the Company issued at or prior to Closing upon exercise of K&P Stock Options, and which are set forth on Attachment 2.6.

1.94.

K&P Preferred Shares shall mean shares of preferred stock of the Company.

1.95.

K&P Securities shall mean the K&P Common Shares, the K&P Preferred Shares and the K&P Warrants.

1.96.

K&P Stock Option Plan shall mean the Amended and Restated 2002 Stock Option Plan of the Company, providing for the granting of options to employees of the Company to purchase K&P Common Shares.

1.97.

K&P Stock Options shall mean the outstanding options to purchase K&P Common Shares issued pursuant to the K&P Stock Option Plan.

1.98.

K&P Warrants shall mean the warrants for the purchase of shares of the common stock of the Company held by Distribution Partners and listed in Schedule 3.3(b), which warrants have exercise prices of $1.03, $1.52, $1.84 and $2.20 as more particularly described in such Schedule.

1.99.

K&P Warrant Shares shall mean the shares of K&P common stock issuable upon the exercise of the K&P Warrants.

1.100.

Key Stockholders shall have the meaning assigned in the introductory Section of this Agreement.  References in this Agreement to the Key Stockholders shall mean and include Distribution Partners in its status as the holder of the K&P Warrants.

1.101.

Knowledge, and all variations thereof, shall mean with respect to any representation, warranty or statement of any party in this Agreement that is qualified by such party’s “Knowledge,” the actual knowledge of such party or, in the case of an entity, the actual knowledge of any officer or director of such entity; provided however, that the “Knowledge” of the Company shall mean the Knowledge of Arlen Prentice, Chris Prentice, David Ross, Ellen Boyer, Kitty Hudzinski, Jeff Kidwell, Todd McMahon, Scott Ofstead and Mark Vaughn.

1.102.

Law shall mean, with respect to any Person, any applicable law, statute, treaty, ordinance, rule, regulation, Order, pronouncement having the effect of law, or other requirement of any Governmental Entity, including, without limitation, the Foreign Corrupt Practices Act of 1977, and those covering safety, health, transportation, bribery, securities regulation, insurance, record keeping, zoning, employment, tax, anti-discrimination, antitrust, wage and hour and price and wage control matters, to which, in each of the foregoing cases, such Person is, or any of such Person’s properties, operations, business or assets are, bound or subject.  For purposes of Article 10, “Laws” shall include Environmental Laws.

1.103.

Lease shall mean any lease, agreement (whether verbal or written) or tenancy for property or assets, together with all subleases, amendments, extensions, addenda, assignments, waivers and all other rights of use and/or occupancy, and Contracts and documents relating to any of the foregoing.

1.104.

Leased Real Property shall mean the Real Property leased by the Company.

1.105.

Leasehold Improvements and Fixtures shall mean all of the leasehold improvements, fixtures and appurtenances owned by the Company and attached to the Leased Real Property.

1.106.

Legal Proceeding shall mean any Claim or any legal, administrative or other similar proceeding by or before any Governmental Entity or arbitration or alternative dispute resolution panel.

1.107.

Liabilities means any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, except for Permitted Liabilities.

1.108.

Licenses shall mean, with respect to any Person, all licenses, permits, authorizations, approvals, registrations, franchises, rights, variances (including zoning variances), easements, rights of way, and similar consents or certificates granted or issued by any other Person, other than a Governmental Entity, relating to the business of the subject Person.

1.109.

Loss Carryback Claim shall have the meaning assigned in Section 11.1(b).

1.110.

Loss Carryback Refund shall have the meaning assigned in Section 11.1(b).

1.111.

Losses shall mean, with respect to any event or circumstance, any and all Liabilities (except Permitted Liabilities), Encumbrances (except those Permitted Encumbrances, if any, which this Agreement expressly provides may exist as of the Closing), penalties, fines, settlements, and causes of action (other than ordinary wear and tear and depreciation) and reasonable attorneys’, experts’ and accountants’ fees, expenses and disbursements and court costs in connection with any of the foregoing incurred by a Person in connection with such event or circumstance.  Any Losses incurred by the Company shall be deemed to result in Losses to the Purchaser in the same amount of Losses incurred by the Company.

1.112.

Low-Rated Carrier shall have the meaning assigned in Section 3.22(b).

1.113.

Material Adverse Effect or Material Adverse Change shall mean, with respect to any event or circumstance, an effect caused thereby or resulting change therefrom that is or would be materially adverse as to, or in respect of, the condition (financial or otherwise), business or results of operation of a specified Person or Persons when taken as a whole, other than any effect or change occurring as a result of (i) general economic or financial conditions or (ii) conditions affecting such Person’s industry as a whole.

1.114.

Material Contract shall have the meaning assigned in Section 3.19(a).

1.115.

Measuring Periods shall mean the First Measuring Period and the Second Measuring Period.

1.116.

Merger shall mean the merger of the Purchaser Constituent Corporation with and into the Company pursuant to this Agreement and the applicable provisions of the laws of the State of Washington.

1.117.

Merger Consideration shall have the meaning assigned in Section 2.6(a).  The Merger Consideration and all other dollar amounts set forth in this Agreement shall be in United States Dollars.

1.118.

Merger Transaction Expenses shall mean and include the following: (i) all of the fees, costs and expenses of the Company or, to the extent the Company may be liable therefor, any Stockholder in connection with the negotiation of this Agreement and the Closing of the Contemplated Transactions, including, without limitation, all legal, accounting and other professional fees of the Company in connection with the negotiation of this Agreement and the Closing, and the fee due to Hales & Company and James J. Doud by reason of the Contemplated Transactions; (ii) all of the fees, costs and expenses paid or incurred either prior to or following the Closing in connection with the determination, payment and distribution of consideration to Stockholders, including, without limitation, all legal, accounting and other professional fees paid or incurred by reason of any Stockholder being a non-approving or dissenting shareholder, together with any and all amounts determined to be due to any non-approving or dissenting shareholder in excess of the amount that would have been due to such Stockholder if the Stockholder had received the share of the Merger Consideration herein provided; (iii) all of the out-of-pocket fees, costs and expenses paid or incurred by the Company in connection with the solicitation of approval by the Stockholders of this Agreement and the Contemplated Transactions and other notices and solicitations to the Stockholders under this Agreement, including, without limitation, those paid or incurred by reason of any Claim by any Stockholder asserting any failure of compliance with the WBCA or any applicable federal or state securities laws requirements or otherwise arising in connection with the solicitations to Stockholders made pursuant to this Agreement; and (iv) all of the out-of-pocket fees, costs and expenses paid or incurred by the Company in connection with notices and solicitations to Option Holders in connection with the exercise of the Options and otherwise in connection with this Agreement and the Contemplated Transactions, including, without limitation, the full amount of any employee or employer withholding Taxes or other incidental expense arising from the exercise of the Options and those out-of-pocket fees, costs and expenses paid or incurred by reason of any Claim by any Options Holder asserting any failure of compliance with the WBCA or any applicable federal or state securities laws requirements or otherwise arising in connection with the notices and solicitations to Options Holders made pursuant to this Agreement; provided however, that notwithstanding the foregoing, Merger Transaction Expenses shall not be deemed  to include the Expense Funds.

1.119.

Multi Employer Plan shall mean an Employee Benefit Plan described in Section 4001(a)(3) of ERISA.

1.120.

Operations Manager Agreements  shall mean employment agreements with each Employee of the Company listed on Attachment 6.10-2, each substantially in the form of Exhibit B-3 attached hereto.

1.121.

Order shall mean any judgment, order, writ, decree, injunction, award, ruling or other determination whatsoever of any Governmental Entity or any other entity or body (including, without limitation, any arbitration or similar panel) whose finding, ruling or holding is legally binding or is enforceable as a matter of right (in any case, whether preliminary or final).

1.122.

Organizational Documents shall mean the articles or certificate of incorporation, bylaws, operating agreement, certificate of partnership or other governing or constituent documents of a Person.

1.123.

Outstanding K&P Securities shall mean collectively, as of the Closing, the following:  (a) issued and outstanding K&P Common Shares, including the K&P Option Shares; (b) issued and outstanding K&P Preferred Shares; and (c) the K&P Warrant Shares.

1.124.

Parent shall mean USI Holdings Corporation, a Delaware corporation.

1.125.

Parent Guaranty shall mean the Guaranty attached hereto as Exhibit D.

1.126.

Patents shall mean all letters patent and pending applications for patents of the United States and all countries foreign thereto, including regional patents, certificates of invention and utility models, rights of license or otherwise to or under letters patent, certificates of intention and utility models which have been opened for public inspection and all reissues, divisions, continuations and extensions thereof.

1.127.

PBGC shall mean the Pension Benefit Guaranty Corporation.

1.128.

Per Share Initial Merger Consideration shall mean a fraction: (a) the numerator of which is the aggregate amount of the Initial Merger Consideration (without any reduction for the Aggregate Warrant Exercise Amount or the Aggregate Option Exercise Amount), and (b) the denominator of which is the aggregate number of Outstanding K&P Securities.

1.129.

Per Warrant Share Initial Merger Consideration shall mean, with respect to each K&P Warrant Share, the excess of (a) the Per Share Initial Merger Consideration over (b) the per share exercise price of the K&P Warrant under which such K&P Warrant Share was issuable, that is, $1.03, $1.52, $1.84 or $2.20, as applicable.

1.130.

Permits shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises, rights, Orders, qualifications and similar rights or approvals granted or issued by any Governmental Entity relating to either the Property or the Business of the Company or both.

1.131.

Permitted Encumbrances shall mean those Encumbrances listed on Schedule 3.7.

1.132.

Permitted Liabilities shall mean trade payables, accrued employee expenses and rent of the subject entity incurred in the ordinary course of business.

1.133.

Person shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, joint venture, trust, association, union, entity, or other form of business organization or any Governmental Entity whatsoever.

1.134.

Post-Closing Tax Refund Adjustment shall have the meaning assigned in Section 2.13.

1.135.

Prepaid Items shall mean all of the Company’s prepaid expenses, including but not limited to advances and deposits.

1.136.

Prime Rate means the highest prime rate (or base rate) reported, from time to time, in the Money Rates column or section of The Wall Street Journal, as having been the rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) as of the first calendar day of such month for which such rate is published.

1.137.

Producer shall have the meaning assigned in Section 3.26.1(a).

1.138.

Producer Employment Agreements shall mean employment agreements with each Producer of the Company listed on Attachment 6.10-1, each substantially in the form of Exhibit B-2 attached hereto.

1.139.

Producer Recruitment Plan shall have the meaning set forth in Section 2.8(c)(i).

1.140.

Prohibited Transaction shall have the meaning assigned to it in the Code and ERISA.

1.141.

Property shall have the meaning set forth in Section 3.7.

1.142.

Proprietary Information shall mean (i) with respect to any party to this Agreement or any Affiliate of such party, all financial, technical, commercial or other information, including but not limited to information, materials, documents, customer lists, financial reports, business plans and marketing data that relate to the business, strategies or operations of the parties hereto, disclosed or otherwise made available by such party or such Affiliate to another party or affiliate (the “Recipient”) in connection with the transactions contemplated by this Agreement and (ii) each of the terms, conditions and other provisions contained in this Agreement and in the agreements or documents to be delivered pursuant to this Agreement.  Notwithstanding the preceding sentence, the definition of Proprietary Information shall not include any information that (i) is in the public domain at the time of disclosure to the Recipient or becomes part of the public domain after such disclosure through no fault of the Recipient, (ii) is lawfully possessed in writing by the Recipient at the time of disclosure to such Recipient, or (iii) is disclosed to a party by any Person other than a party to this Agreement; provided, that the party to whom such disclosure has been made does not have actual Knowledge that such Person is prohibited from disclosing such information (either by reason of contractual, or legal or fiduciary duty or obligation).  For the purposes hereof, public domain shall not include disclosure of information, except as otherwise provided herein, to any other person in connection with the transactions contemplated hereby.

1.143.

Purchaser shall mean USI Services Corporation, a Delaware corporation.

1.144.

Purchaser Constituent Corporation shall mean Hurley or such other Affiliate of the Purchaser as it may designate.

1.145.

Purchaser Indemnified Parties shall mean the Purchaser and the Parent and, upon and following the Closing of the Contemplated Transactions, the Company, their successors and assigns, and all of their directors, officers, employees, Affiliates, agents, stockholders, and legal representatives, and each Person who controls (within the meaning of the Securities Act) any of the foregoing.

1.146.

Real Property shall mean any real estate or interest therein, together with all buildings, improvements, fixtures, easements, options to acquire real estate or interest therein, rights to unpaid insurance proceeds in respect of Losses to real estate, rights to unpaid condemnation awards and all other rights in or appurtenant thereto.

1.147.

Real Property Leases shall have the meaning set forth in Section 3.9.

1.148.

Registered Intellectual Property shall mean Patents, patent rights, patent applications, Trademarks, trademark applications, service marks, service mark applications, trade names, domain names, logos, mask works and registered Copyrights registered in the name of the Company.

1.149.

Related Insurance Services shall mean, without limitation, risk management and loss control, analysis of loss exposures and designs, loss reserves and rate reviews, performance of cash flow studies, administration of risk funding and transfer techniques, captive company formation, self-insurance consulting, reinsurance and excess stop loss (both specific and aggregate) placement, management of insurance programs, human resources and benefit consulting, providing of actuarial and administrative services for pension and benefit plans (including, without limitation, employee benefit plans), financial services including premium financing, compensation programs and employee communications, processing dues and contributions for non-profit entities, third party administration and the servicing, management and oversight of, and responsibility for, clients and prospective clients.

1.150.

Related Party Agreements shall have the meaning assigned in Section 3.19.

1.151.

Reportable Event shall have the meaning assigned to it in ERISA.

1.152.

Required Consents shall mean any Consent required from any person or under any Contract or Law, as applicable, including all Governmental and Third-Party Consents listed on Schedule 3.6 attached hereto.

1.153.

Restricted Period shall mean the period for each Person listed in Attachment 9.2 specified as the Restricted Period for such Person.

1.154.

Rights and Other Property shall mean all of the Company’s assets not included in the Accounts Receivable, cash, Equipment, Intellectual Property, inventory, Leasehold Improvements and Fixtures and Prepaid Items, including, without limitation, all of the following:  rights of offset, bank and mutual fund accounts, safe deposit boxes, credits, claims against third parties for refunds, causes of action, judgments, proceeds of insurance in respect of damage to or destruction or loss of assets, going concern value, goodwill, rights in names “Kibble & Prentice” or “K & P” or any variation thereof, contract rights, warranties and licenses received from manufacturers and sellers of Equipment and inventory, vendor and customer records, franchises, licenses, permits, consents, approvals, certificates of public convenience, waivers and authorizations for the operation of the Business, including, without limitation, those, if any, relating to the importation and exportation of products and materials, technical information, telephone numbers, Internet websites, e-mail addresses and other electronic communication systems.

1.155.

Schedules shall mean each and all of the Schedules referred to in this Agreement.

1.156.

Second Measuring Period shall have the meaning assigned in Section 2.8(b).

1.157.

Securities shall mean all shares of capital stock, options, warrants, notes, bonds or other equity or debt securities which have ever been offered or sold by the subject entity.

1.158.

Securities Act shall mean the Securities Act of 1933, or any successors thereto, and the rules and regulations promulgated thereunder, as amended and supplemented from time to time.

1.159.

Securities Purchase Agreement shall mean that certain securities purchase agreement, originally dated January 31, 2002 and subsequently amended on July 11, 2005, by and among the Company and Distribution Partners.

1.160.

Section 11.7 Notice shall have the meaning assigned in Section 11.7.

1.161.

Self-Insured Health Plan Costs shall mean the full amount of all payments, expenditures, costs and expenses paid or incurred at any time following the Effective Date in respect of or in connection with the operation and administration of the Company’s self-insured medical plan.

1.162.

Shareholder Agreement shall mean that certain Company Second Amended and Restated Shareholder Agreement dated as of July 8, 2005.

1.163.

Short Year Tax Refund shall have the meaning assigned in Section 11.1(a).

1.164.

Short Year Tax Returns shall have the meaning assigned in Section 11.1(a).

1.165.

Short Year Tax Loss shall have the meaning assigned in Section 11.1(a).

1.166.

Stockholders shall mean the holders of record of the Company’s common stock and preferred stock, including each Option Holder who becomes a holder of K&P Common Shares in conjunction with or prior to the Merger.  References in this Agreement to the Stockholders shall also mean and include Distribution Partners in its status as the holder of the K&P Warrants.

1.167.

Stockholder Agreement shall mean that certain Amended and Restated Stockholder Agreement dated July 11, 2005, by and among the Company and certain shareholders of the Company.

1.168.

Stockholder Indemnified Parties shall mean the Stockholders and their respective heirs, executors and personal administrators.

1.169.

Stockholder Loans shall have the meaning assigned in Section 3.25.

1.170.

Stockholder Receivables shall have the meaning assigned in Section 3.25.

1.171.

Stockholder Representative shall mean James J. Doud or his successor in such capacity.

1.172.

Subsidiary means any entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the voting stock or otherwise has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

1.173.

Survival Date shall have the meaning set forth in Section 10.1.

1.174.

Surviving Corporation shall mean the Company as the surviving party in the Merger.

1.175.

Tail Coverages shall mean so-called “tail” or extended reporting period coverage under the E&O, D&O, EPL and fiduciary insurance policies of the Company.  Such coverage shall be for a period of not less than two years following the Effective Date and shall have policy limits and deductibles not less favorable to the Company than those in effect prior to the Closing.  The Company and such USI Company as the Purchaser may designate shall be co-brokers of record for the Tail Coverages.

1.176.

Tax Benefit Rate shall equal thirty-four percent (34%).

1.177.

Tax Claim shall have the meaning set forth in Section 11.1(c)(vi).

1.178.

Tax Returns  shall mean all returns, reports, claims for refunds or other information required or permitted to be supplied to or filed with any Governmental Entity in connection with Taxes (including, without limitation, information returns and declarations of estimated tax).

1.179.

Taxes shall mean (i) all taxes, charges, fees, levies or other assessments including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, payroll, employment, social security, unemployment, excise, estimated, stamp, occupancy, occupation, property or other similar taxes, including any interest or penalties thereon, and additions to tax or additional amounts imposed by any federal, state, local or foreign Governmental Entity, domestic or foreign (a “Taxing Authority”) or (ii) all liability for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treasury Regulation § 1.1502-6 or comparable Law.

1.180.

Third Party shall mean any Person other than the Parent, the Purchaser, the Company, the Stockholders, or an Affiliate of any of the foregoing.

1.181.

Threshold Amount shall have the meaning set forth in Section 10.5.

1.182.

Trademarks shall mean registered trademarks, registered service marks, trademark and service mark applications, and unregistered trademarks and service marks.

1.183.

Unaudited Interim Statements shall have the meaning set forth in Section 3.11.

1.184.

USI Companies shall mean the Purchaser, the Parent and any of their Affiliates or Subsidiaries, and any of their respective successors or assigns, whether now existing or hereafter created or acquired, including the Company following the Closing.

1.185.

WBCA means the Washington Business Corporation Act.

1.186.

Working Capital Adjustment shall have the meaning assigned in Section 2.7(a).

1.187.

Year 1 Earn-Out Amount shall have the meaning assigned in Section 2.8(a).

1.188.

Years 2 and 3 Earn-Out Amount shall have the meaning assigned in Section 2.8(b).

ARTICLE 2
THE MERGER

2.1.

Delivery and Filing of Articles of Merger.  On the Closing Date, the Constituent Corporations will cause the Articles of Merger to be signed, verified and filed with the Secretary of the State of Washington.

2.2.

Effective Date of the Merger.  At the Effective Date, the Purchaser Constituent Corporation shall be merged with and into the Company in accordance with the Articles of Merger, the separate existence of the Purchaser Constituent Corporation shall cease and the Company shall be the surviving party in the Merger.  The Merger will be effected in a single transaction.

2.3.

Organizational Documents, Officers and Board of Directors of Surviving Corporation.  At the Effective Date:

(a)

the Articles of Incorporation of the Company, as the same may be amended at the direction of the Purchaser in connection with the Merger, shall be the Articles of Incorporation of the Surviving Corporation until amended as provided by law;

(b)

the By-laws of the Purchaser Constituent Corporation then in effect shall be the By-laws of the Surviving Corporation, until duly amended;

(c)

the Board of Directors of the Surviving Corporation shall consist of one person, who shall be Ernest J. Newborn, II.  The Board of Directors of the Surviving Corporation shall hold office subject to the provisions of the laws of the State of Washington and of the Organizational Documents of the Surviving Corporation; and

(d)

the officers of the Surviving Corporation shall consist of the following persons:  Arlen Prentice, as Chief Executive Officer; Chris Prentice, as President, Ernest J. Newborn, II, as Secretary, Robert S. Schneider, as Treasurer, and Ellen Boyer as Assistant Secretary and Assistant Treasurer.  Each of such officers will serve, subject to the provisions of the Charter Documents of the Surviving Corporation, until his or her successor is duly elected and qualified.

2.4.

Effect of Merger.  At the Effective Date, the effect of the Merger shall be as provided in the applicable provisions of the laws of the State of Washington.  Except as set forth herein, at the Effective Date, the separate existence of the Purchaser Constituent Corporation shall cease to exist and shall merge into the Company, and title to all property owned by the Purchaser Constituent Corporation shall vest in the Company without reversion or impairment.  At such time, all of the Purchaser Constituent Corporation’s obligations, including without limitation, contractual, tort, statutory and administrative obligations, shall become obligations of the Company and any action or proceeding pending against the Purchaser Constituent Corporation may be continued as if the Merger had not occurred, or the Company may be substituted as a party to the action or proceeding.  Any assumed business name registered by the Company pursuant to the WBCA shall continue as an assumed business name of the Surviving Corporation.  Upon the consummation of the Merger, the stockholders of the Purchaser Constituent Corporation and Company shall be entitled to the rights provided in this Agreement and the rights provided in the WBCA.

2.5.

Manner of Conversion.  Upon and as of the Effective Date:

(a)

All of the K&P Common Shares which are issued and outstanding immediately prior to the Effective Date, by virtue of the Merger and without any action on the part of the holders thereof, shall automatically be cancelled and converted into the right to receive the share of the Merger Consideration set forth in Section 2.6 below to be paid in accordance with this Article 2, subject to the provisions of Section 2.10 relating to the Escrow Agreement;

(b)

All of the K&P Preferred Shares which are issued and outstanding immediately prior to the Effective Date, by virtue of the Merger and without any action on the part of the holders thereof, shall automatically be cancelled and converted into the right to receive the share of the Merger Consideration set forth in Section 2.6 below to be paid in accordance with this Article 2, subject to the provisions of Section 2.10 relating to the Escrow Agreement;

(c)

The K&P Warrants, by virtue of the Merger and without any action on the part of Distribution Partners, shall automatically be cancelled and converted into the right to receive the share of the Merger Consideration set forth in Section 2.6 below to be paid in accordance with this Article 2, subject to the provisions of Section 2.10 relating to the Escrow Agreement; and

(d)

Each share of Purchaser Constituent Corporation’s common stock issued and outstanding immediately prior to the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation, the aggregate amount of which shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Date.

2.6.

Merger Consideration.

(a)

As full consideration for the Merger, the Purchaser shall pay to the Stockholders, in accordance with Section 2.15 and otherwise in the manner set forth in this Article and subject to the provisions set forth herein regarding the Escrow Agreement and otherwise, an aggregate amount (the “Merger Consideration”) equal to the sum of:  (i) the Initial Merger Consideration determined as provided in Section 2.7 below and this Section, which Initial Merger Consideration shall be allocated among the Stockholders as provided in subsection (c) of this Section; (ii) the Earn-Out Merger Consideration determined as provided in Section 2.8 below and allocated as provided in subsection (e) of this Section; and (iii) the Post-Closing Tax Refund Adjustment determined as provided in Section 2.13 below and allocated as provided in subsection (e) of this Section.

(b)

At Closing, the Initial Merger Consideration shall be disbursed as follows:  (i) $3,500,000 shall be deposited with the Escrow Agent in accordance with Section 2.10; and (ii) the balance shall be paid to the Stockholder Representative to be distributed to the Stockholders in accordance with the terms of this Agreement, subject to the right of the Stockholder Representative to retain $200,000 as Expense Funds in accordance with Section 13.1.

(c)

The Initial Merger Consideration shall be allocated among the Stockholders as follows:  (i) to each holder of K&P Common Shares and K&P Preferred Shares, there shall be allocated a portion of the Initial Merger Consideration equal to the Per Share Initial Merger Consideration times the total number of K&P Common Shares and K&P Preferred Shares held by such holder; and (ii) to Distribution Partners (in addition to the amount allocated pursuant to clause (i) in respect of its K&P Common Shares and K&P Preferred Shares), there shall be allocated a portion of the Initial Merger Consideration equal to the excess of (A) the product of Per Share Initial Merger Consideration times the total number of K&P Warrant Shares, over (B) the Aggregate Warrant Exercise Amount.

(d)

For each K&P Common Share issued upon the exercise of a K&P Stock Option, the amount of the Initial Merger Consideration payable to the holder thereof shall be reduced by the amount of the exercise price due from such holder by reason of the exercise of the K&P Stock Option, to the extent the holder shall not have paid such amount to the Company prior to the Closing.  The Initial Merger Consideration as otherwise determined in accordance with Section 2.7 shall be reduced by the Aggregate Warrant Exercise Amount.

(e)

After the allocations and distributions of the Initial Merger Consideration made as provided above in this Section, the Earn-Out Merger Consideration, the Post-Closing Tax Refund Adjustment and all other allocations and payments to the Stockholders shall be made pro rata among the Stockholders based on the relative proportions set forth on Attachment 2.6.

(f)

Attachment 2.6 sets forth the Company’s estimates of the allocations and distributions of the Initial Merger Consideration to be made pursuant to this Section along with the proportionate interests of each of the Stockholders in the Outstanding K&P Securities, and the Company shall deliver to the Purchaser at Closing a revised Attachment 2.6 setting forth the actual amount of the allocations and distributions to be made at Closing and the actual Outstanding K&P Securities and such proportionate interests.

2.7.

Initial Merger Consideration.  The “Initial Merger Consideration” shall mean Eighty-Three Million Dollars ($83,000,000) (the “Initial Merger Consideration Base”) increased or reduced by the adjustment provided in subsection (a) of this Section and reduced by the adjustment provided in subsection (b) of this Section (such adjustments in subsections (a) and (b), the “Adjustments”).

(a)

Working Capital Adjustment.  The Initial Merger Consideration Base shall be increased or reduced (the “Working Capital Adjustment”) by $1.00 for each $1.00 that the Company’s Adjusted Working Capital (as defined below), as reflected on the Effective Date Balance Sheet, is greater or less than One Million Four Hundred Thousand Dollars ($1,400,000) (the “Effective Date Working Capital”), determined by reference to the definitions set forth below in this Section.  Attachment 2.7(a) sets forth a sample calculation of Adjusted Working Capital and the other Adjustments, provided that such sample is for illustrative purposes only and, in the event of any inconsistency or conflict between such example and the terms of this Agreement, this Agreement shall govern.

(i)

“Adjusted Working Capital” shall mean the Company’s Adjusted Current Assets less its Adjusted Current Liabilities.

(ii)

“Adjusted Current Assets” shall mean current assets determined in accordance with GAAP, upon and subject to the following:  (A) Adjusted Current Assets shall include rental deposits; (B) Adjusted Current Assets shall include the cash surrender value of employee life insurance, in the net amount realizable by the Company as of the Effective Date, after payment of any related debt and discharge of other associated obligations; (C) Adjusted Current Assets shall include the carrying value as of the Effective Date of the Company’s investment in M Financial Holdings Incorporated; (D) Adjusted Current Assets shall include deferred tax assets as of the Effective Date to the extent the benefit thereof is reasonably likely to be paid in cash to, or reduce a tax liability of, the Purchaser within twelve months of the Effective Date (except that Adjusted Current Assets shall not include any deferred tax assets relating to the Deferred Rent or net operating losses); (E) Adjusted Current Assets shall not include any amount in respect of any Stockholder Receivable or any other amount due to the Company from any current or former employee, current or former officer or other individual; (F) Adjusted Current Assets shall not include any amount in respect of the Company’s net operating loss carryback receivable; (H) Adjusted Current Assets shall include the amount of the Aggregate Warrant Exercise Amount; and (I) Adjusted Current Assets shall include the amount of the Aggregate Option Exercise Amount (but without duplication for any amounts included in Adjusted Current Assets for sums due from the holders of K&P Stock Options in respect of the exercise price of such options).

(iii)

“Adjusted Current Liabilities” shall mean current liabilities, determined in accordance with GAAP, upon and subject to the following:  (A) Adjusted Current Liabilities shall not include the current portion of the principal and interest on long-term debt (or any other amounts included in Debt, as defined below); (B) Adjusted Current Liabilities shall not include the current deferred rent obligation owing in respect of the offices premises currently occupied by the Company located at 601 Union Street, Seattle, Washington (the “Deferred Rent”); (C) Adjusted Current Liabilities shall include the projected amount of the Merger Transaction Expenses that remain unpaid as of the Effective Date; (D) Adjusted Current Liabilities shall include the projected amount of the Self-Insured Health Plan Costs; and (E) Adjusted Current Liabilities shall include any unpaid premium amounts on the Tail Coverages.

(b)

Debt Adjustment.  The Initial Merger Consideration Base shall be reduced (the “Debt Adjustment”) by $1.00 for each $1.00 of Debt (as defined below) reflected on the Effective Date Balance Sheet (the “Effective Date Debt Amount”).  The Company’s “Debt” shall mean the current portion of the principal and interest on long-term debt, long-term debt, and all other liabilities of the Company, including contingent liabilities and liabilities under deferred compensation and other employee plans, determined in accordance with GAAP, excluding only the Company’s Adjusted Current Liabilities as defined above, and provided that Debt shall not include the amount of the Deferred Rent.  The Debt which the Company is permitted to have as of the Closing is subject to the provisions of Section 6.8.  The Debt Adjustment shall include the amount of the Cowles Note (to the extent not included as an Adjusted Current Liability).

2.8.

Earn-Out Merger Consideration.  “Earn-Out Merger Consideration” shall mean the sum of (1) the Year 1 Earn-Out Amount and (2) the Years 2 and 3 Earn-Out Amount, determined by reference to the definitions and in the manner provided below in this Section.  Attachment 2.8(a) sets forth a sample calculation of the Earn-Out Merger Consideration, provided that such sample is for illustrative purposes only and, in the event of any inconsistency or conflict between such example and the terms of this Agreement, this Agreement shall govern.

(a)

The “Year 1 Earn-Out Amount” shall be determined by reference to EBITDA during the period from January 1, 2007 through December 31, 2007 (the “First Measuring Period”) and shall be in an amount equal to the product of (A) the amount, if any, of EBITDA during the First Measuring Period in excess of Ten Million Dollars ($10,000,000) multiplied by (B) three (3), provided that in no event shall the Year 1 Earn-Out Amount exceed Seven Million Five Hundred Thousand Dollars ($7,500,000).

(b)

The “Years 2 and 3 Earn-Out Amount” shall be determined by reference to EBITDA during the period from January 1, 2008 through December 31, 2009 (the “Second Measuring Period”) and shall be in an amount equal to the product of (A) the amount, if any, of average annual EBITDA during the Second Measuring Period (that is, the aggregate amount of EBITDA during the Second Measuring Period divided by two (2)) in excess of Thirteen Million Five Hundred Thousand Dollars ($13,500,000) multiplied by (B) seven and one-half (7.5), provided that in no event shall the aggregate amount of the Year 1 Earn-Out Amount plus the Years 2 and 3 Earn-Out Amount exceed Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000).

(c)

For purposes of determining the amounts of the Earn-Out Merger Consideration, “EBITDA” shall mean the combined net income of the Company and Hurley plus the sum, on a combined basis and only to the extent such amounts are deducted from the combined net revenues of the Company and Hurley in determining net income, of (1) interest expense, (2) federal, state and local income taxes, (3) depreciation of tangible assets, and (4) amortization of intangible assets, all as determined in accordance with GAAP, upon and subject to the following:

(i)

Presentation Adjustments.  EBITDA shall be increased by the following amounts, if and to the extent the same have been deducted in determining EBITDA: (A) the business and occupation taxes imposed by the State of Washington upon the operations of the Company and Hurley; (B) any compensation expense related to the vesting of employee stock options or stock grants; and (C) expenses to the extent provided under the New Producer Recruitment Plan set forth in Attachment 2.8(c)(i)-1 (the “Producer Recruitment Plan”).  The producers of the Company listed on Attachment 2.8(c)(i)-2, any producers added to such Attachment as mutually agreed by the Company and the Purchaser prior to the Closing, and any additional producers added in accordance with the Producer Recruitment Plan shall, for purposes of determining EBITDA, be treated as new producers under the Producer Recruitment Plan.  For purposes of determinations of EBITDA, the terms of the Producer Recruitment Plan attached hereto shall govern, without regard to the terms of any similar producer recruitment plan that may from time to time be in place for the USI Companies.

(ii)

First-Year Transition Expenses.  EBITDA shall be increased by the following amounts, if and to the extent the same have been deducted in determining EBITDA: (A) the direct expenses attributable to the one-time system conversion activities, name change, and office integration expenditures;  (B) the amount of any added expense solely and directly attributable to compliance with Section 404 of the Sarbanes-Oxley Act of 2002, where the type and projected amount of such expense has been identified by the Stockholder Representative in advance in writing, as an expense to be excluded in calculating EBITDA, subject to the Purchaser’s written approval, which shall not be unreasonably withheld; (C) if and to the extent that any one or more of the expense reductions specified in the Expense Reduction Plan are executed upon within ninety (90) days following the Effective Date, EBITDA shall be determined by treating each expense reduction so executed upon as having been in effect during the entirety of the First Measuring Period.  For this purpose, “Expense Reduction Plan” shall mean a plan for reductions in Company and Hurley expenses mutually agreed by the Company and the Purchaser in writing by the Company and the Purchaser prior to Closing, as the same may be amended by the Stockholder Representative and the Purchaser thereafter, provided that no such amendment shall extend the ninety (90) day period herein specified.

(iii)

Allocated Expenses.  EBITDA shall be adjusted by the following amounts: (A) If and to the extent deducted in determining EBITDA, EBITDA shall be increased by expenses attributable to national or regional management personnel and offices of the Purchaser or any other USI Company; (B) if and to the extent the interest income allocated to the Company and Hurley for any month of the period during which EBITDA is being determined is less than or more than the “Calculated Interest Income Amount”, then EBITDA will be adjusted to reflect the impact of the Calculated Interest Income Amount, and for this purpose the “Calculated Interest Income Amount” shall be the product of (1) the sum of $1,400,000 plus the Company’s trust account balance as of the end of each month multiplied by (2) the rate payable during such month on Columbia Government Reserves; (C) if the Purchaser determines that a cost, which had been borne solely by the Company either through the use of outside vendors or with Company employees, shall be replaced with national and/or regional employees or programs, then the Purchaser and the Stockholder Representative shall agree upon the annual adjustment, if any, which will be included as an adjustment to EBITDA (it is anticipated that the following changes to the Company’s operations may occur: expenses for insurances coverages, telecommunications, and information technology); and (D) the sum of $150,000 per annum (which represents a fixed adjustment agreed by the parties with respect to certain employee benefit matters).

(iv)

Future EBITDA Adjustments.  EBITDA shall be increased by the following amounts, if and to the extent the same have been deducted in determining EBITDA: (A) To the extent the Company or Hurley cannot or does not accept profit sharing, contingent, bonus, override, excess commissions or any other such similar compensation (“Contingent Commissions”) that a carrier has tendered to the Company or Hurley and such non-acceptance is made by reason of a policy or practice of Parent or any Affiliate thereof in effect from time to time, annual EBITDA (pro rated for shorter periods, as applicable) shall be increased by an amount equal to the average annual Contingent Payments received by the Company or Hurley over the twenty-four (24) month period ending on the date such policy or practice limiting the acceptance of Contingent Payments becomes effective, provided that the amount of any such increase shall take into account, and not be made to the extent of, any compensation received in consideration of not taking Contingent Commissions, in accordance with commission schedules of a carrier, as negotiated with the carrier, or otherwise.  The provisions of this Section shall apply only to non-acceptance by reason of a policy or practice of Parent or any Affiliate thereof and shall not, in any circumstances, apply to any cessation, discontinuance or suspension by any carrier of Contingent Commissions, either voluntarily, to comply with Law or regulatory requirements, or otherwise; (B) any Losses incurred by the Company to the extent any Purchaser Indemnified Party or any Stockholder Indemnified Party has received cash reimbursement pursuant to Sections 10.2 or 10.3 hereof; and (C) expenses, Losses and Claims attributable to the operation by Hurley of its business prior to the Effective Date for which an adequate accrual has not been made, including, but not limited to: E&O claims and related deductibles not covered by insurance, employment claims, claims arising in connection with licensing and/or tax issues, inadequate Insurance Premium Liabilities, and the write-off or increase in bad debt allowances of accounts receivable of Hurley.

(d)

With regard to any books of business, accounts or other business acquired by the Company following the Closing, the results of the acquired business shall be included in EBITDA to the extent and in the manner mutually agreed by the Purchaser and the Stockholder Representative in writing prior to the consummation of such acquisition.

(e)

To the extent not already distributed to the Stockholders, the full amount of the Year 1 Earn-Out Amount plus the Years 2 and 3 Earn-Out Amount shall be immediately due and payable upon a Change of Control with respect to the Company, subject to the provisions of Section 10.8.

(f)

In no event shall the right of any Stockholder to receive any Earn-Out Merger Consideration be assignable or transferable, other than by operation of law.

(g)

The Earn Out Merger Consideration will be treated in accordance with Section 483 of the Internal Revenue Code.

2.9.

Initial Merger Consideration Estimate and Payment at Closing.  For purposes of determining the amount payable in respect of the Initial Merger Consideration upon the Closing, the amount of the Adjustments to the Initial Merger Consideration shall be calculated by reference to an estimated Effective Date Balance Sheet mutually acceptable to the parties.  At the Closing, Purchaser shall pay to the Stockholders in accordance with Section 2.15 such estimated amount of the Initial Merger Consideration, in cash, subject to the escrow provisions set forth below in Section 2.10, and subject to adjustment following the Closing as set forth below in Section 2.11.

2.10.

Deposit in Escrow.  At Closing, there shall be delivered to the Escrow Agent pursuant to the Escrow Agreement, to be held and disbursed upon and subject to all of the terms and conditions set forth therein, cash in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000) (the “Escrow Amount”), and as provided in Section 2.13, the Short Year Tax Refund and the Loss Carryback Refund shall also be delivered to the Escrow Agent pursuant to the Escrow Agreement, to be so held and disbursed (and the Escrow Amount shall thereafter include the Short Year Tax Refund and the Loss Carryback Refund).  The sum of $3,500,000 shall be deducted under Section 2.6(b) from the Initial Merger Consideration due to the Stockholders upon Closing, excluding any consideration attributable to any Dissenting Shares in respect of which no payment is required to be made to the holder thereof at Closing.  At the request of the Stockholder Representative upon or following the second anniversary of the Effective Date, the Purchaser and the Stockholder Representative shall direct the Escrow Agent to disburse the remainder of the Escrow Amount to the Stockholder Representative, except as follows:  (a) there shall be disbursed to the Purchaser and other Purchaser Indemnified Parties from the Escrow Amount, prior to any disbursement to the Stockholder Representative, any and all amounts then due pursuant to Article 10 in respect of any Claim or demand of a Third Party or any Loss; and (b) with regard to any Claim or demand of a Third Party or any Loss which has not been finally resolved or otherwise liquidated in amount upon such anniversary, the amount claimed or demanded by a Third Party or, if no such claim or demand has been made, the estimated maximum amount of such Claim, Loss or demand, plus an additional amount equal to one and one-half times the estimated amount of the attorneys’ fees and other costs and expenses of handling the Claim, Loss or demand through final resolution, to the extent not already included in amounts to be set aside for the Claim, Loss or demand, shall continue to be held as the Escrow Amount upon and subject to the terms of the Escrow Agreement.  At the request of the Stockholder Representative upon or following the final resolution of any Claim, Loss or demand in respect of which any amount has continued to be so held, the Purchaser and the Stockholder Representative shall direct the Escrow Agent to disburse to the Stockholder Representative for payment to the Stockholders in accordance with Section 2.15 the remaining amount so held, after disbursement to the Purchaser and other Purchaser Indemnified Parties of the amounts due in respect thereof pursuant to this Agreement, and subject to retention under the Escrow Agreement as provided above for any other Claim, Loss or demand then remaining unresolved.

2.11.

Post-Closing Determination of Initial Merger Consideration.

(a)

Within ninety (90) days after the Closing Date, the Purchaser shall cause to be prepared an Effective Date Balance Sheet of the Company and other financial information relevant to the determination of the amounts of each and all of the Adjustments and the resulting amount of the Initial Merger Consideration.  The Purchaser shall deliver such Effective Date Balance Sheet and other information to the Stockholder Representative.  The Stockholder Representative shall review such submission and deliver to the Purchaser his or her response within thirty (30) days of receipt thereof by written notice, either agreeing therewith, in which case the Effective Date Balance Sheet and other information submitted by the Purchaser shall be used to determine the Adjustments, or objecting thereto by providing the Purchaser with a detailed statement describing the objections of the Stockholder Representative.  In the event that the Stockholder Representative objects to the submissions made by the Purchaser, the Purchaser and the Stockholder Representative shall use reasonable efforts to resolve any such objections. If no resolution is reached within thirty (30) days of the Stockholder Representative’s delivery of notice to the Purchaser, then the Purchaser and the Stockholder Representative shall choose a mutually acceptable independent certified public accountant (the “EDBS Designated Auditor”) to review the submission.  The EDBS Designated Auditor shall, after reviewing all relevant matters and interviewing such parties as it deems appropriate, deliver to the Purchaser and the Stockholder Representative a statement (the “Designated Auditor EDBS Statement”) setting forth its determination of the amounts of the Adjustments and the resulting Initial Merger Consideration, which shall be final and binding upon all of the parties to this Agreement; provided that such determination may be reviewed, corrected or set aside by a court of competent jurisdiction but only upon a finding that the EDBS Designated Auditor committed manifest error, and the prevailing party in any Legal Proceeding in which any such determination is made shall be entitled to recover from the other party its reasonable attorney’s fees, costs and expenses (with the estimated amount of the attorney’s fees, costs and expenses for any such Legal Proceeding to be withheld from any interim disbursement in respect of the calculations made pursuant to this Section).  If the final calculations in the Designated Auditor EDBS Statement are closer in dollar amount to the calculations provided in the Purchaser’s statement than they are to the calculations set forth in the Stockholder Representative’s notice, then the Stockholder Representative shall bear the cost of engaging the EDBS Designated Auditor.  Otherwise, the cost of engaging the EDBS Designated Auditor shall be borne by the Purchaser.

(b)

Within fifteen (15) days following the determination made pursuant to subsection (a) above:

(i)

If the Initial Merger Consideration as so determined exceeds the estimated amount thereof paid at the Closing, (A) the Purchaser and Stockholder Representative shall direct the Escrow Agent to disburse to the Stockholder Representative for payment to the Stockholders in accordance with Section 2.15 out of the Escrow Amount the amount of such excess up to One Million Dollars ($1,000,000), and (B) Purchaser shall pay to the Stockholder Representative for payment to the Stockholders in accordance with Section 2.15 the amount of such excess that exceeds the One Million Dollars ($1,000,000) paid out of the Escrow Amount, all in accordance with Section 2.6; or

(ii)

If the Initial Merger Consideration as so determined is less than the estimated amount thereof paid at the Closing, the Purchaser and the Stockholder Representative shall direct the Escrow Agent to (A) disburse to the Purchaser the full amount of the deficiency (including any amount in excess of $1,000,000), and (B) disburse to the Stockholder Representative for payment to the Stockholders in accordance with Section 2.15 the excess, if any, of One Million Dollars ($1,000,000) over any such amount disbursed to the Purchaser pursuant to subsection (A) above.

2.12.

Determination of Earn-Out Merger Consideration.

(a)

Within sixty (60) days after the end of each of the Measuring Periods, the Purchaser shall deliver to the Stockholder Representative a detailed statement of EBITDA for the Measuring Period, including relevant financial statements and notes thereto (each, an “EBITDA Statement”), and the resulting amount of the Year 1 Earn-Out Amount or the Years 2 and 3 Earn-Out Amount, as applicable.  The Stockholder Representative shall review such submission and deliver to the Purchaser his or her response within thirty (30) days of receipt thereof by written notice, either agreeing therewith, in which case the EBITDA Statement shall be used to determine the Year 1 Earn-Out Amount or the Years 2 and 3 Earn-Out Amount, as applicable, or objecting thereto by providing the Purchaser with a detailed statement describing the objections of the Stockholder Representative in reasonable detail.  In the event that the Stockholder Representative objects to the EBITDA Statement, the Purchaser and the Stockholder Representative shall use reasonable efforts to resolve any such objections.  If no resolution is reached within thirty (30) days of the Stockholder Representative’s delivery of notice to the Purchaser, then the Purchaser and the Stockholder Representative shall choose a mutually acceptable independent certified public accountant (the “EBITDA Designated Auditor”) to review the EBITDA Statement.  The EBITDA Designated Auditor shall, after reviewing all relevant matters and interviewing such parties as it deems appropriate, deliver to the Purchaser and the Stockholder Representative a statement (the “Designated Auditor EBITDA Statement”) setting forth its determination of EBITDA and the resulting amount of the Earn-Out Merger Consideration, which shall be final and binding upon all of the parties to this Agreement; provided that such determination may be reviewed, corrected or set aside by a court of competent jurisdiction but only upon a finding that the EBITDA Designated Auditor committed manifest error, and the prevailing party in any Legal Proceeding in which any such determination is made shall be entitled to recover from the other party its reasonable attorney’s fees, costs and expenses (with the estimated amount of the attorney’s fees, costs and expenses for any such Legal Proceeding to be withheld from any interim disbursement in respect of the calculations made pursuant to this Section).  If the final calculations in the Designated Auditor EBITDA Statement are closer in dollar amount to the calculations provided in the EBITDA Statement than they are to the calculations set forth in the Stockholder Representative’s notice, then the Stockholder Representative shall bear the cost of engaging the EBITDA Designated Auditor.  Otherwise, the cost of engaging the EBITDA Designated Auditor shall be borne by the Purchaser.

(b)

Subject to the set-off rights of the Purchaser provided pursuant to Section 10.8, within fifteen (15) days following the determination of the Year 1 Earn-Out Amount or the Years 2 and 3 Earn-Out Amount, as applicable, pursuant to subsection (a) above, the Purchaser shall pay to the Stockholder Representative for payment to the Stockholders in accordance with Section 2.15 the amount thereof, in accordance with Section 2.6.

2.13.

Post-Closing Tax Refund Adjustment.  Within thirty (30) days after receipt by the Company of a cash income tax refund (or the application by the Parent of an amount refundable to the Company in cash to reduce a tax liability of the Parent) which is received in respect of the Company’s Short Year Tax Refund or its Loss Carryback Refund (each as defined in Section 11.1), and provided any such amounts are received by the Company (or so applied) prior to the second anniversary of the Effective Date, Purchaser shall deposit any such amounts with the Escrow Agent to be held and disbursed as part of the Escrow Amount in accordance with the terms of the Escrow Agreement.  Should a cash income tax refund be received in respect of the Company’s Short Year Tax Refund or its Loss Carryback Refund (or should an amount refundable to the Company in cash be applied to reduce a tax liability of the Parent) be received by the Company (or so applied) after the second anniversary of the Effective Date, such amounts shall be paid by Purchaser to the Stockholder Representative to be distributed to the Stockholders in accordance with Section 2.6(e).

2.14.

Allocation of Merger Consideration .  The parties hereto agree that the Merger Consideration shall for all purposes, including but not limited to Tax Returns, be allocated as to Two Million Five Hundred Thousand Dollars ($2,500,000) to the obligations under the Agreements to Preserve Goodwill and the Confidentiality Letter delivered pursuant to Article 9, with the balance to be allocated to the Merger.

2.15.

Payments to Stockholders .

(a)

In each instance in which this Agreement provides for the payment of any Merger Consideration or other amount to the Stockholders, the Purchaser may, at its option in its discretion, pay such amount in a single sum to the Stockholder Representative in his or her name, notwithstanding anything to the contrary contained in this Agreement, and the Stockholder Representative shall promptly make allocations and payments to the Stockholders in accordance with the provisions of this Section.  The Stockholder Representative shall perform and cause to be performed all of his or her obligations pursuant to this Section at the cost and expense of the Stockholders and solely in his or her capacity as the Stockholder Representative (and not as an employee or other representative of the Purchaser or the Company or by or through any employee or other representative of the Company in his or her capacity as such).

(b)

In connection with notices and solicitations to Stockholders relating to this Agreement, the Company may distribute to the Stockholders prior to Closing such instructions and directions, including forms of letters of transmittal and other documents, as the Company and the Stockholder Representative may determine to be appropriate in connection with the surrender of K&P Securities and payments to each Stockholder of amounts due under this Agreement.  Upon Closing, the Company and the Stockholder Representative may accept surrendered Certificates theretofore tendered by Stockholders and make such payments to Stockholders in respect thereof as herein provided.  Following Closing, the Stockholder Representative shall be solely responsible to administer, control and direct the surrender of Certificates and the making of such payments and shall use Commercially Reasonable Efforts to complete the distributions of the Initial Merger Consideration within one hundred twenty (120) days following the Closing.

(c)

The surrender of certificates for K&P Securities and the making of payments to Stockholders shall be made upon the following terms and conditions or in such other manner as the Stockholder Representative may reasonably direct:

(i)

Upon surrender of any Certificate, together with a duly executed letter of transmittal (or exercise agreement, in the case of K&P Options) in form and substance reasonably satisfactory to the Stockholder Representative (which shall be made available by the Company prior to the Closing to all holders of K&P Securities), on or prior to the Closing Date to the Stockholder Representative, the Stockholder Representative shall pay or cause to be paid to the holder of each Certificate, in exchange for each K&P Preferred Share, K&P Common Share, K&P Option Share or K&P Warrant Share evidenced thereby, without interest, the Per Share Initial Merger Consideration (which in the case of each disbursement to a holder of K&P Options Shares, shall be subject to the provisions of Section 2.6(d)) or the Per Warrant Share Initial Merger Consideration, as applicable, to which such holder is entitled pursuant to Attachment 2.6 and Sections 2.5, 2.6 and 2.7.  At any time after the Effective Date, upon surrender to the Stockholder Representative of any Certificates (other than Certificates surrendered pursuant to the first sentence of this subsection (c)(i) and any K&P Stock Options which were not exercised and expired as of the Effective Date), together with such duly executed letter of transmittal, the Stockholder Representative shall pay or cause to be paid to the holder of each such Certificate, immediately thereafter in exchange therefor, without interest, the Per Share Initial Merger Consideration (subject to Section 2.6(d)) or the Per Warrant Share Initial Merger Consideration, as applicable, to which such holder is entitled pursuant to Attachment 2.6 and Sections 2.5, 2.6 and/or 2.7.  Each Certificate surrendered to the Stockholder Representative pursuant to this Section shall be promptly delivered by the Stockholder Representative to the Surviving Corporation and shall thereafter be promptly canceled by the Surviving Corporation.  Holders of Certificates shall not be entitled to receive payment hereunder until such holder’s applicable Certificates have been surrendered pursuant to this Section (or, alternatively, such holder has complied with the provisions of subsection(c)(ii) below) and after the Effective Date.  If payment or delivery is to be made to a Person other than the Person in whose name a Certificate so surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer, that the signatures on the Certificate or any related stock power shall be properly guaranteed and that the Person requesting such payment either pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate so surrendered or establish to the satisfaction of the Stockholder Representative that such Tax has been paid or is not applicable.  Except as provided herein, all cash paid upon surrender of the Certificates in accordance with this Section shall be deemed to have been paid in satisfaction of all rights pertaining to the K&P Securities represented thereby.

(ii)

In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the registered holder of such lost, stolen or destroyed Certificate in form and substance acceptable to the Stockholder Representative, and upon the providing of a customary undertaking to indemnify Stockholder Representative and the Surviving Corporation from losses relating to such lost, stolen or destroyed Certificate, the Stockholder Representative will pay or cause to be paid the Merger Consideration and other amounts hereunder due in respect of such lost, stolen or destroyed Certificate, without interest, in the manner set forth in Sections 2.5, 2.6 and 2.7 and this Section.

(iii)

If Certificates are not surrendered prior to the date that is three years after the Effective Date (or such earlier date to the extent that any cash payable to the holder of such Certificate would otherwise escheat to or become the property of any Governmental Entity), unclaimed amounts (including interest thereon) of Merger Consideration shall, to the extent permitted by applicable law, become the property of the Surviving Corporation and may be commingled with the general funds of the Surviving Corporation, free and clear of all claims or interest, and the Stockholder Representative shall promptly pay any such amounts to the Surviving Corporation.  Notwithstanding the foregoing, provided that any Stockholders who have not theretofore complied with the provisions of this Section shall thereafter look only to the Surviving Corporation (or, until such time as any unclaimed amounts contemplated by the previous sentence have been paid to the Surviving Corporation, to the Stockholder Representative) and, in any event, only as general creditors thereof for payment for their claims in the form and amounts to which such shareholders are entitled; provided that no party hereto or the Surviving Corporation or the Stockholder Representative shall be liable to a holder of any Certificate for cash delivered to a public official pursuant to applicable abandoned property, escheat or similar laws upon the lapse of the applicable time periods provided for therein.

(iv)

After the Effective Date, there shall be no transfers on the stock transfer books of the Surviving Corporation of K&P Securities that were outstanding immediately prior to the Effective Date.

2.16.

Dissenters’ Rights.  Each K&P Common Share issued and outstanding immediately prior to the Effective Date held by Stockholders who shall have properly exercised their dissenters’ rights with respect thereto under Chapter 23B.13 of the WBCA (such shares of capital stock, collectively, the “Dissenting Shares”) shall be canceled as of the Effective Date.  Notwithstanding Sections 2.5 through 2.13 hereof, each Dissenting Share shall not be converted into the right to receive the applicable Merger Consideration pursuant to the Merger, but in lieu thereof, each holder of any Dissenting Shares (a “Dissenting Stockholder”) shall be entitled to receive payment of the fair value of such shares in accordance with the provisions of Chapter 23B.13 of the WBCA; provided that each Dissenting Share held by a Stockholder who (a) shall thereafter withdraw its, his or her demand for payment of fair value with the consent of the Company or (b) shall fail to perfect its, his or her right to such payment as provided in such Chapter 23B.13 shall be deemed to be converted as of the Effective Date into the right to receive the applicable Merger Consideration in the form such holder otherwise would have been entitled to receive as a result of the Merger.  The Company shall give the Purchaser written notice promptly (and in any event prior to the Closing) of any demands received by the Company under Chapter 23B.13 of the WBCA prior to the Closing.  In the event that, following the meeting of the Stockholders to approve the Merger, there are any K&P Securities that are or may be Dissenting Shares: (a) prior to the Closing, the Company shall make the estimate of the fair value described in, and prepare the explanation and other materials contemplated by, Section 23B.13.25 of the WBCA; and (b) upon the Closing, the Company shall send payment and in other respects comply with the provisions of such Section.  Following the Closing, as to any K&P Common Shares that may be Dissenting Shares, the Stockholder Representative shall give and cause to be given to the Company, at the Stockholders’ expense, appropriate direction and advice as to the manner in which all matters regarding Dissenting Shares and Dissenting Stockholders are to be handled, in compliance with the WBCA and other applicable Law.  Except with the prior written consent of the Purchaser, the Company shall not prior to the Closing make any payment with respect to, or settle or offer to settle or otherwise negotiate, any demands under Chapter 23B.13 of the WBCA, in each case, unless required by applicable law.  The applicable Merger Consideration otherwise payable in consideration of Dissenting Shares shall be retained by the Purchaser, subject to settlement of any such fair value payments hereunder with respect to the Dissenting Shares, and shall not be paid to holders of Dissenting Shares or any other Person except as directed by the Purchaser.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the representations and warranties set forth in this Article 3 to the Purchaser.  For clarification purposes, the Company makes no representation or warranty with respect to Hurley or its operations or with respect to the operations following the Closing of the Surviving Corporation.

3.1.

Organization, Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.  The Company is duly authorized to conduct business and, where applicable, is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect.  All of such jurisdictions with respect to the Company are listed on Schedule 3.1.  The Company has full corporate power and corporate authority, and all material Permits and Consents from all Governmental Entities, to carry on the businesses in which it is engaged and to own and use the Property owned and used by it.  The Company has the power and authority to own its Property and to carry on its Business as presently conducted or contemplated.  The Company has the right, power, authority and capacity to enter into this Agreement and any Collateral Documents and to perform its obligations under any of the foregoing.  Correct and complete copies of the Articles of Incorporation and Bylaws of the Company, as amended through the Closing Date, have been delivered to the Purchaser.  The Company is not in violation of any term of its respective Articles of Incorporation or Bylaws, as amended to the Closing Date, or any Contract, Order, or Law applicable to it.  True and complete listings of the officers and directors of the Company are set forth on Schedule 3.1.

3.2.

Authorization.  The Company has the power and authority (corporate, partnership or otherwise, as applicable) to enter into and perform this Agreement and the Company has the power and authority (corporate, partnership or otherwise, as applicable) to enter into and perform each of the Collateral Documents to which it is a party and to consummate the Contemplated Transactions.  The execution, delivery and performance by the Company of this Agreement and by the Company of each of the Collateral Documents to which it is a party, and the consummation by each of them of the Contemplated Transactions have been duly authorized by all necessary action (corporate, partnership or otherwise, as applicable) on the part of the Company.  This Agreement and each of the Collateral Documents to which the Company is a party have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting the rights of creditors’ generally and general equity principles (regardless of whether enforceability is considered a proceeding at law or in equity).

3.3.

Capitalization of the Company.

(a)

As of the date of this Agreement, 11,798,143 K&P Common Shares are issued and outstanding, and up to 1,525,900 K&P Common Shares may be issued upon the exercise of the K&P Stock Options.  Schedule 3.3(a) sets forth a complete and accurate list of the holders of record of the shares of K&P Common Stock issued and outstanding as of the date of this Agreement, and Schedule 3.3(a) sets forth a complete and accurate list of the holders of record of the K&P Stock Options issued and outstanding as of the date of this Agreement.  Immediately prior to the Merger, the number of issued and outstanding K&P Common Shares shall be as set forth in the updated Attachment 2.6 delivered pursuant to Section 2.6, which shall be held of record by the holders set forth in such Attachment.  Effective prior to or upon the Merger, each and all of K&P Stock Options shall have been exercised or terminated or otherwise of no further force or effect.

(b)

As of the date of this Agreement, and immediately prior to the Merger, (i) there are and shall be 5,500,000 K&P Preferred Shares issued and outstanding, and (ii) there are and shall be issued and outstanding K&P Warrants for the issuance of 2,319,696 K&P Common Shares.  All of the K&P Preferred Shares and the K&P Warrants as of the date hereof are, and immediately prior to the Merger shall be, held of record by Distribution Partners.

(c)

Each and all of the K&P Common Shares, the K&P Preferred Shares, the K&P Stock Options and the K&P Warrants issued and outstanding as of the date of this Agreement, and each additional K&P Common Share issued prior to the Merger upon exercise of any K&P Stock Option, has been or shall be validly issued, is or shall be fully paid and nonassessable, and is not and shall not be otherwise subject to any Encumbrances of which the Company has Knowledge, other than as set forth in Schedule 3.3(c).  None of the K&P Common Shares, the K&P Preferred Shares, the K&P Stock Options or the K&P Warrants has been or shall be issued in violation of any preemptive or similar right.

(d)

As of the date of this Agreement, except for the K&P Common Shares and the K&P Stock Options described in subsection (a) of this Section and the K&P Preferred Shares and the K&P Warrants described in subsection (b) of this Section, the Company has not issued any shares of capital stock or any warrants, options or other rights, commitments, agreements or understandings to purchase or acquire any shares of capital stock or other equity securities of the Company which then remain outstanding.  Immediately prior to the Merger, except for the K&P Common Shares described in subsection (a) of this Section, such K&P Common Shares as may be issued upon the exercise of the K&P Stock Options, and the K&P Preferred Shares and the K&P Warrants described in subsection (b) of this Section, the Company shall not have issued any shares of capital stock or any warrants, options or other rights, commitments, agreements or understandings to purchase or acquire any shares of capital stock or other equity securities of the Company which then remain outstanding.

(e)

There are as of the date of this Agreement no, and upon the Closing shall not be any, outstanding debt securities of the Company convertible into equity securities or otherwise containing equity provisions.  The Company does not and shall not have any capital stock which is held in treasury or is otherwise reserved for issuance, other than for the K&P Stock Options and the K&P Warrants described above.

(f)

As of the date of this Agreement, other than pursuant to the Shareholder Agreement, the Stockholder Agreement, the Securities Purchase Agreement or the Company’s Articles of Incorporation, (i) there are no preemptive rights with respect to the issuance or sale of the Company’s capital stock, (ii) there are no voting trusts or other similar agreements or understandings to which the Company or, to the Company’s Knowledge, any Stockholder is a party with respect to the voting of capital stock of the Company, (iii) the Company has no understandings or agreements with any of the Stockholders or any other Person respecting the Company’s capital stock or other securities of the Company, (iv) to the Company’s Knowledge, none of the Stockholders has entered into or granted any outstanding warrants, options, commitments, agreements or understandings with any Person (except for the Contemplated Transactions) to sell, transfer or otherwise dispose of any shares of the Company’s capital stock or its other Securities, including, without limitation, the K&P Securities, (v) there are no restrictions on the transfer of any equity securities or other ownership interest in the Company imposed by the Company, other than those arising from federal and state securities Laws, and (vi) to the Company’s Knowledge, there are no understandings or agreements respecting the ownership interests of the Company.

(g)

Effective prior to or upon the Merger, (i) there shall be no preemptive rights with respect to the issuance or sale of the Company’s capital stock, (ii) there shall be no voting trusts or other similar agreements or understandings to which the Company or any Stockholder is a party with respect to the voting of capital stock of the Company, (iii) the Company shall have no understandings or agreements with any of the Stockholders or any other Person respecting the Company’s capital stock or other securities of the Company, (iv) none of the Stockholders shall have entered into or granted any outstanding warrants, options, commitments, agreements or understandings with any Person (except for the Contemplated Transactions) to sell, transfer or otherwise dispose of any shares of the Company’s capital stock or its other Securities, including, without limitation, the K&P Securities, (v) there shall be no restrictions on the transfer of any equity securities or other ownership interest in the Company, other than those arising from federal and state securities Laws, and (vi) there shall be no understandings or agreements respecting the ownership interests of the Company.

(h)

All Securities of the Company were sold in compliance with all Laws and have been exempt from registration pursuant to the registration provisions of the Securities Act and applicable national or state securities laws, and no such Securities were registered under any such act or Laws.

(i)

The K&P Common Shares issued upon the exercise of the K&P Stock Options described above shall be issued in compliance with all Laws and shall be exempt from registration pursuant to the registration provisions of the Securities Act and applicable national or state securities laws, and no such K&P Common Shares shall be registered under any such act or Laws.  Any and all purchases, redemptions or other acquisitions by the Company of its Securities and those of any of the Company’s subsidiaries or affiliates have been made in compliance with all Laws, including applicable national and state securities laws.  In connection with each such issuance, sale or acquisition, the Company made and shall make all disclosures required by Law, and no private offering memorandum or other information furnished or to be furnished (whether orally or in writing) to any offeree or purchaser of such Securities contained or shall contain any untrue statement of a material fact or omitted or shall omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(j)

There are as of the date of this Agreement no, and immediately prior to the Merger there shall not be any, outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company.

3.4.

Subsidiaries.  Except as set forth on Schedule 3.4, the Company has no direct or indirect investments in, and the Company is not a party to any agreement, commitment or understanding requiring the Company to purchase or acquire any interest in, the equity of any Person, or debt securities convertible into such securities or otherwise containing equity provisions.

3.5.

Conflict with other Instruments; Absence of Restrictions.  Except as set forth in Schedule 3.5, the execution, delivery and performance of this Agreement and each of the Collateral Documents, and the consummation of the Contemplated Transactions, by the Company do not and will not:  (i) result in a Default, of or under (A) any of the terms of the Organizational Documents of the Company, (B) assuming the receipt of all Governmental Consents listed on Schedule 3.6, any Law, Permit or Order applicable to or binding upon the Company, or (C) assuming the receipt of all Required Consents, any Contracts, Permits or Licenses to which the Company is a party or by which any of them are bound; (ii) result in the creation or imposition of any Encumbrance upon any of the equity interests of the Company or upon any of the assets or properties of the Company; or (iii) assuming the receipt of all Required Consents, (A) result in the termination, amendment or modification of, or give any party the right to terminate, amend, modify, abandon, or refuse to perform any Contract, License or Permit to which the Company is a party or by which any of its properties or assets is bound, or (B) result in the acceleration or modification, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed, or any rights or benefits are to be received under any Contract, License or Permit to which the Company is a party or by which any of its properties or assets is bound.

3.6.

Government and Third-Party Approvals.  Except for the filing under the HSR Act made pursuant to Section 6.11 and as may be otherwise listed on Schedule 3.6, no Governmental Consent or Consent of any Person (including any party to any Contract with the Company) is required (i) for the execution, delivery and performance by the Company of this Agreement or any of the Collateral Documents to which any of them is a party, (ii) in connection with the consummation of the Contemplated Transactions by the Company.

3.7.

Title to Properties; Adequacy of Properties.  The Company has good, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its Business (the “Property”), which are, as of the date of this Agreement, free and clear of any and all Encumbrances other than Permitted Encumbrances as specified in Schedule 3.7.  The Property includes, but is not limited to, all of the Company’s Accounts Receivable, cash, Equipment, Intellectual Property, Leased Real Property, Leasehold Improvements and Fixtures, Prepaid Items, personal property leased by the Company, and Rights and Other Property.  The tangible personal property included in such Property (including Equipment) is in good working order and fit for its intended use, reasonable wear and tear excepted.  The Property, taken as a whole, is adequate to conduct the Business as conducted as of the date hereof and as of the Closing Date.  Except as set forth on Schedule 3.7, no Property used by the Company in connection with the Business (other than the Leased Real Property) is held under any Lease or Encumbrance or is located other than in the possession of the Company.  All of the Property is in the possession or under control of the Company and consists of all of the assets that are incremental or relating to, or used in connection with, the operation of the Business.  All of the Real Property Leases, and all leases of personal property to which the Company is a party, are valid and in effect and afford the Company peaceful and undisturbed possession of the subject matter of the Lease.  All of the Property is set forth in the 2006 Financial Statements, and there are no assets used in the conduct of the Business other than such Property, except as set forth on Schedule 3.7.

3.8.

Leasehold Improvements.  The Leasehold Improvements and Fixtures are, and from the date hereof until the Closing Date will be, in good working order and fit for their intended use.  The Leasehold Improvements and Fixtures include all of the leasehold improvements, fixtures and appurtenances currently used by the Company in operating the Company’s Business as currently conducted and as proposed to be conducted.

3.9.

Real Property.  The Company does not own any Real Property and the Company is not a party to any option, agreement or other document pursuant to which the Company has the right or obligation to purchase or acquire title to or any interest in any real property.  Schedule 3.9 attached hereto sets forth a true and complete list of each Lease for Real Property executed by or binding upon the Company, as lessor or lessee, sublessor or sublessee, landlord or tenant, or assignor or assignee (the “Real Property Leases”), relating to, and a true and complete description of, any Leased Real Property.  Each of the Real Property Leases is legal, valid and binding and in full force and effect without any Default thereof by the Company or, to the Knowledge of the Company, any other party thereto and each of the Real Property Leases affords the Company peaceful and undisturbed possession of the Leased Real Property which is the subject matter of the applicable Real Property Lease.  The Leased Real Property constitutes the only Real Property leased by the Company or otherwise used by the Company in connection with the operation of the Business as currently conducted and as proposed to be conducted.  Except as set forth in Schedule 3.9 attached hereto, there are no restrictions, prohibitions or limitations on the ability to assign, transfer, pledge, hypothecate or otherwise convey or dispose of the interest of the Company under the Real Property Leases.  Except for the occupancy and use of the Leased Real Property by the Company, there are no leases, tenancies, licenses or other rights of occupancy or use for any portion of the Leased Real Property, and no person or entity other than the Company occupies or uses any portion of the Leased Real Property.  True and complete copies of the Real Property Leases have been delivered or made available to the Purchaser prior to the date hereof.

3.10.

Accounts Receivable.  Except as may be reserved against on the Financial Statements or the Unaudited Statements, each of the Accounts Receivable has arisen or will arise solely in a bona fide transaction in the ordinary course of business of the Company, constitutes or will constitute a valid claim in the full amount thereof against the debtor charged therewith on the books of the Company and is or will be fully collectible in the normal and ordinary course of business (i.e., without resort to Legal Proceedings or assignment to a collection agency) and is or will be enforceable in accordance with its terms.  No account debtor has, or will have, any valid set-off, deduction or defense with respect thereto, and no account debtor has asserted such set-off, deduction or defense.  The prices charged to all clients in the creation of any Accounts Receivable are consistent with that stated on client Contracts (whether oral or written).

3.11.

Financial Statements.

(a)

Schedule 3.11 consists of the following, referred to collectively as the “Financial Statements:”

(i)

the financial statements of the Company for the fiscal year ended May 31, 2004 (including a balance sheet and a statement of income and retained earnings) (collectively, the “2004 Financial Statements”);

(ii)

the financial statements of the Company for the fiscal year ended May 31, 2005 (including a balance sheet and a statement of income and retained earnings) (collectively, the “2005 Financial Statements); and

(iii)

the financial statements of the Company for the fiscal year ended May 31, 2006 (including a balance sheet and a statement of income and retained earnings) (collectively, the “2006 Financial Statements).

(b)

The Financial Statements were prepared on a GAAP basis and fairly and accurately present, in all material respects, the financial condition, the results of the operations, and where applicable the cash flows and changes of financial position, of the Company as at the respective dates thereof and for the periods reported therein.

(c)

The Company maintains a system of internal accounting controls adequate to ensure that the Company maintains no off-the-books accounts and that the Company’s assets are used only in accordance with the Company’s management directives.  Since May 31, 2005, neither the Company’s auditors nor the Company’s board of directors or any committee thereof has been advised of: (i) any material deficiencies in the design or operation of internal controls which could reasonably be expected to have a Material Adverse Effect on the Company’s ability to record, process, summarize and report financial data; (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; or (iii) the potential for any inclusion of any “going concern” qualification to any proposed audit letter.  No material weaknesses in internal controls have been identified by the Company or its auditors; and since May 31, 2005, there have been no significant changes in internal controls or other factors that could reasonably be expected to have a Material Adverse Effect on internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(d)

The Company has delivered to the Purchaser monthly financial statements of the Company consisting of a balance sheet, income statement and statement of cash flows (collectively, the “Unaudited Interim Statements”) for the quarter ended August 31, 2006 and the month ended September 30, 2006, and the Company shall deliver Unaudited Interim Statements for each calendar month thereafter ending prior to the Closing, within ten Business Days after the end of the month and, in any event, at least one Business Day prior to Closing.  Each such Unaudited Interim Statements was and shall be prepared from the Books and Records of the Company on a basis consistent with the accounting principles applicable to the Financial Statements of the Company and presents and shall present fairly, in all material respects, the financial position and results of operations and, where applicable, the cash flows of the Company as of their respective dates and for the respective periods covered thereby (subject, in the case of all such Unaudited Interim Statements to normal year-end adjustments (none of which will be material) and the lack of any footnote disclosures).

(e)

Working capital in the amount of One Million Four Hundred Thousand Dollars ($1,400,000) has been adequate to meet the usual and customary working capital needs of the Company for its operation during the period of twelve (12) calendar months most recently concluded prior to the date of this Agreement.

(f)

The Company is in compliance with the laws of the State of Washington regarding the separation and accounting of premium trust funds set forth in Revised Code of Washington Sections 48.17.480 and 48.17.600 and in Washington Administrative Code Section 284-12-080 and all regulatory and other requirements of Governmental Entities relating to trust accounts and insurance premium liability.  As of the date of this Agreement and as of the Closing, the Company’s Insurance Premium Assets are greater than the Company’s Insurance Premium Liabilities.  A sample calculation of the Company’s trust account balance is set forth in Attachment 3.11(f) hereto.

(g)

Without limiting the generality of Sections 3.11(b) and 3.11(d), the amount of the Company’s liability under its self-insured medical plan recorded in the 2006 Financial Statements has been, and the amount thereof recorded in the Unaudited Interim Statement for the month most recently ended prior to the Closing shall be, determined in all respects in accordance with GAAP.

3.12.

Absence of Undisclosed Liabilities.  The Company does not have any Liabilities (a) as of May 31, 2006, of a nature required to be disclosed, reflected or reserved against in a balance sheet prepared in accordance with GAAP which were not fully disclosed, reflected or reserved against on the balance sheet included in the 2006 Financial Statements or which are not otherwise set forth in Section (a) of Schedule 3.12 attached hereto, (b) as of September 30, 2006, of a nature required to be disclosed, reflected or reserved against in a balance sheet prepared in accordance with GAAP which were not fully disclosed, reflected or reserved against on the balance sheet included in the Unaudited Interim Statements for September, 2006 or which are not otherwise set forth in Section (b) of Schedule 3.12 attached hereto; (c) as of the date of each of the Unaudited Interim Statements provided to the Purchaser following the date of this Agreement, of a nature required to be disclosed, reflected or reserved against in a balance sheet prepared in accordance with GAAP which were not fully disclosed, reflected or reserved against on the balance sheet included in such Unaudited Interim Statements or which are not otherwise set forth in a supplement to Schedule 3.12 delivered to the Purchaser therewith; or (d) which were incurred since May 31, 2006, outside the ordinary course of business, other than those Liabilities set forth in Section (d) of Schedule 3.12 attached hereto (but none of which results from, arises out of, relates to, is in the nature of, or was caused by (i) any Default under any Contract, License or Permit, (ii) any Claim of infringement, (iii) any tort Claim or (iv) any violation of Law).

3.13.

Affiliated Relationships.  All services rendered and all goods sold by the Company to any Stockholder or any Affiliate of the Company or any Stockholder have been recorded in the Books and Records of the Company at their full value as if they were transferred in arm’s length transactions.  Except as set forth in Schedule 3.13, all services rendered and goods sold by any Stockholder or any Affiliate of any Stockholder to the Company have been accounted for as if they were transferred in arm’s length transactions.

3.14.

Permits and Approvals.  Schedule 3.14 contains a true and correct description of all Permits issued in favor of the Company which are material to the operation of the Business, all of which are in full force and effect, and the Business is currently being operated in compliance, in all respects with the terms of each of the foregoing.  The Company has not taken any action or failed to take any action which could reasonably be expected to result in or enable, with or without notice or lapse of time or both would result in or enable, the revocation or termination of any of such Permits or the imposition of any restrictions thereon.  No Legal Proceeding is pending or, to the Knowledge of the Company, threatened to revoke, refuse to renew or modify any of the Permits.

3.15.

Licenses.

(a)

Except as set forth on Schedule 3.15(a), the Company and its officers and employees hold and have made available to the Purchaser all insurance agent and/or broker licenses and other licenses necessary for the Purchaser to operate the Business of the Company as presently conducted and for such officers and employees to sell or broker insurance or Related Insurance Services as presently sold or brokered by the Company, except for those Licenses the absence of which would not have a Material Adverse Effect on the Company.  Such licenses are in good standing, and the Company has no Knowledge that any disciplinary proceeding with respect to the Company or any of its officers or employees is pending before any insurance department.  The Company has provided only those services and undertaken only those activities for which it (and/or its employees) held, as of the date the services were provided or the activities undertaken, all necessary Licenses required under applicable Laws therefor, except for those Licenses the absence of which would not have a Material Adverse Effect on the Company.

(b)

With regard to all of the Company’s activities and operations as a Registered Investment Adviser: (i) the Company maintains written investment advisor policies and procedures and a written code of ethics, and the most recent annual review thereof conducted pursuant to rule 206(4)-7 uncovered no material deficiencies; (ii) the ADV Part I and II and solicitors referral agreements for the Company is current and complete and accurately discloses the programs and services offered, and is consistent with all regulatory requirements; (iii) except as set forth on Schedule 3.15(b), the advisory contracts for clients and sub-advisory agreements for the Company are current and complete and accurately describe the programs and services offered; (iv) a change in control of the Company will not automatically terminate any sub-advisory relationships maintained by the Company; (v) the most recent Securities and Exchange Commission examination of the Company was in November 1999, and there were no findings or issues noted in the examination report, oral or written, which were not addressed or to which the Company did not respond; (vi) the most recent M Financial broker/dealer OSJ office examination of the Company was in September 2005, and there were no findings or issues noted in the examination report, oral or written, which were required to be rectified; (vii) there are no open written complaints or, to the Company’s Knowledge, no material oral complaints, nor are there any open or arbitrations, lawsuits, or regulatory inquires or investigations, involving any entities owned or controlled by the Company or its employees that provide advisory, individual life insurance, and securities brokerage services; (viii) there have been no written customer complaints or, to the Company’s Knowledge, any material oral customer complaints received by the Company pertaining to its advisory, individual life insurance, and securities brokerage business during the past three years, other than as may be described in Schedule 3.15(b); (ix) all marketing materials pertaining to advisory, individual life insurance, or securities brokerage business currently approved for use with the public have been approved by the appropriate person, filed with appropriate regulatory body, where required, and meet the requirements of the applicable regulatory body; and (x) Form U-4s for all registered persons do not require a yes answer under item 14 – “Disclosure Questions”.  Schedule 3.15(b) contains true and correct copies and descriptions of the following: (1) samples of the Company’s investment advisory contracts, investment advisor policies and procedures, code of ethics, ADV Part I and II, the last annual review report, sub–advisory agreements, the last SEC examination and report and response, and solicitor referral agreements; (2) all marketing materials pertaining to advisory, individual life insurance, or securities brokerage business approved for use with the public; (3) the last M Financial broker/dealer OSJ office examination report and response; (4) each written complaint and, to the Company’s Knowledge, a description of each material oral complaint received by the Company pertaining to its advisory, individual life insurance and securities brokerage business during the past three years; (5) approved outside business activities of Registered Representatives; and (6) all the administrative services contracts for the Retirement Planning business unit.

3.16.

Compliance with Law.

(a)

The Company has complied with every, and is not in violation of any, Law or Order to which the Company is subject, except for those violations that have not and will not result in a Material Adverse Effect on the Company.  The Company has obtained, and has adhered to the requirements of, any License or Permit necessary to the ownership of the Company’s assets or the operation of the Business, except for those Licenses or Permits the absence of, or failure to comply with, which would not have a Material Adverse Effect on the Company.  Except as set forth on Schedule 3.16, the Company has not received, nor does it have Knowledge of the issuance of, any notice from any Governmental Entity, citizens group or other Third Party of any such violation or alleged violation of any applicable Laws or Orders by any of them.  To the Knowledge of the Company, there is no investigation relating to the Company or its business in progress or contemplated by any Governmental Entity.

(b)

Without limiting the generality of subsection (a) of this Section, the Company has not engaged in (i) price fixing, bid rigging or any other anticompetitive activity or unfair business practice of the type described in Complaint, Index No. 403342/2004, filed with the Supreme Court of the State of New York in the County of New York on behalf of the People of the State of New York by Eliot Spitzer against Marsh & McLennan Companies, Inc. and Marsh, Inc. on October 14, 2004; or (ii) any of the corrupt business practices or other conduct of the type described in the Complaint filed August 31, 2005 in the Superior Court for the Judicial District of Hartford, Connecticut on behalf of the State of Connecticut by Richard Blumenthal, Attorney General, against Hilb Rogal & Hobbs Company (HRH); provided, however, that with regard to the disclosure of commissions and other compensation received by the Company, the representation and warranty set forth in Section 3.22(e) (and not this subsection (b)) shall govern.

(c)

With reference to the matters which were the subject of the investigation of the Office of the Insurance Commissioner of the State of Washington pursuant to its letters dated November 10, 2004 and June 13, 2005, and without limiting the generality of subsection (a) of this Section, the Company has not engaged in any anticompetitive or unlawful activity or unfair business practice relating to such matters or any other matters.  Such investigation has been closed and a determination made by the Office of the Insurance Commissioner not to pursue any action against the Company or any of its officers, employees or representatives.  The Company has not received any written notice of any other or further investigation of the Company or any of its officers, employees or representatives by the Office of the Insurance Commissioner or by any other Governmental Entity and, to the Knowledge of the Company, no such investigation is under consideration or threatened or, by reason of facts or circumstances Known to the Company, likely to be undertaken.

(d)

Without limiting the generality of subsection (a) of this Section, in connection with the conduct of the Business, neither the Company nor its directors, officers, employees or agents nor any Stockholder, has (i) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (x) which might subject the Company, Purchaser or the Business to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (y) the non-continuation of which has had or could reasonably be expected to have material adverse impact to the Business or (ii) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.  Set forth on Schedule 3.16(d) is a copy of the Company’s current business ethics policy and all reports that have been submitted by employees pursuant to such policy since January 1, 2001.

3.17.

Legal Proceedings.

(a)

Except as set forth on Schedule 3.17, there is no Order, Claim or other Legal Proceeding, pending against or threatened against or affecting, the Company that (i) relates to or affects the shares of capital stock of the Company, the Business or the Property of the Company, or (ii) could reasonably be expected, individually or in the aggregate, to (A) have a Material Adverse Effect on the Company or its Businesses, (B) impair the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents or (C) prevent the consummation of any of the Contemplated Transactions, or (iii) questions the validity of this Agreement or any of the Collateral Documents, which, in the case of all of the foregoing, are either covered or not covered fully by insurance.

(b)

There is no Order, Claim or other Legal Proceeding outstanding against the Company having or which in the future, insofar as reasonably can be foreseen, could have any of the effects described in clause (ii) of Section 3.17(a) above.

(c)

The Company does not have Knowledge of any currently existing events, facts or circumstances which could reasonably be expected to form the basis for any Order, Claim or other Legal Proceeding which, insofar as reasonably can be foreseen, could have any of the effects described in clause (ii) of Section 3.17(a) above.

3.18.

Absence of Changes.

(a)

Except as set forth on Schedule 3.18, since May 31, 2006, (a) there has been no event or condition which had (or is reasonably likely to result in) a Material Adverse Effect on the Company, (b) the Company has in all material respects conducted its Business in the ordinary course consistent with past practices and has not taken any action which, if taken after the date hereof, would violate this Agreement, and (c) there has not been any (i) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, or any redemption, repurchase or other reacquisition of any of the capital stock of the Company, (ii) change by the Company in accounting principles, practices or methods (other than as described on Schedule 3.11), (iii) issuance or sale of any capital stock or other securities by the Company of any kind, (iv) increase in the compensation of any director or officer, or grant of any general salary or benefits increase to employees other than in the ordinary course of business consistent with past practices, (v) incurrence of any Liabilities, except in the ordinary course of business as conducted on that date, (vi) cancellation or termination by any customer generating Twenty-Five Thousand Dollars ($25,000) or more in revenue to the Company or by any carrier, or the receipt of any notice of intent or desire to make any such cancellation or termination, or (vii) split, combination or reclassification of any capital stock or other securities of the Company.

(b)

Except as set forth on Schedule 3.18, since May 31, 2006, the Company (i) has operated the Business in the ordinary course consistent with past practices, (ii) has not caused, suffered or permitted any of the events, facts or circumstances described in Section 3.18 to occur (except as otherwise expressly permitted by this Agreement), and (iii) with respect to the Business and the Company, has:

(i)

not acquired or agreed to acquire (i) by merging or consolidating with, or by purchasing any of the equity interests of or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets that are material, individually or in the aggregate, to the Company, except purchases of assets in the ordinary course of business consistent with past practice and capital expenditures permitted by clause (iii) below;

(ii)

not made any dividends or distributions, whether in cash, stock or property, to the Stockholders or any other Person;

(iii)

not (a) incurred any Indebtedness involving borrowed money in excess of Fifty Thousand Dollars ($50,000), including (x) guaranteeing any such Indebtedness of another Person, (y) issuing or selling any debt securities or warrants or other rights to acquire any debt securities of the Company, or (z) guaranteeing any debt securities of another Person, or (b) made any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practices;

(iv)

not made or agreed to make any capital expenditures which in the aggregate are in excess of One Hundred Thousand Dollars ($100,000);

(v)

not changed a corporate name or permitted the use thereof by any other Person;

(vi)

not (a) caused, suffered or permitted the termination of any Employee Benefit Plan, (b) permitted any Prohibited Transaction involving any Employee Benefit Plan, (c) failed to pay to any Employee Benefit Plan any contribution which they are obligated to pay under the terms of such Employee Benefit Plan, whether or not such failure to pay would result in an Accumulated Funding Deficiency or d) allowed or suffered to exist any occurrence of a Reportable Event or any other event or condition, which presents a material risk of termination by the PBGC of any Employee Benefit Plan;

(vii)

not entered into any new, or amended or otherwise altered any existing, Employee Benefit Plan other than in the ordinary course of business;

(viii)

not, except in the ordinary course of business consistent with past practices, (a) removed any fixtures, Equipment or personal property from any of the Leased Real Property; (b) entered into any Contract which would be required to be disclosed on Schedule 3.18 attached hereto; (c) sold, discounted or otherwise disposed of any Accounts Receivable (except by collection in the ordinary course of business); (d) canceled or compromised any Indebtedness or Claim, or waived or released any rights of material value or (v) changed, modified or altered the return policy for merchandise sold by any of the Company;

(ix)

not (a) made a material change in the character of its Business or in the properties or assets of any of the Company, or entered into any new business or relocated any of its facilities or acquired any additional operations or business; and (b) not terminated, discontinued, closed or disposed of any facility or business operation;

(x)

(a) paid when due all Taxes lawfully levied or assessed against the Company before any penalty or interest accrued on any unpaid portion thereof and filed all Tax Returns when due (including applicable extensions); and (b) not made or changed any Tax elections or settled any audit or examination relating to Taxes without the prior approval of the Purchaser;

(xi)

used Commercially Reasonable Efforts to maintain the facilities, assets and properties of the Company in good operating repair, order and condition, reasonable wear and tear and loss by casualty to the extent covered by insurance excepted, and notified the Purchaser immediately upon any loss of, damage to, or destruction of any of the facilities, assets or properties of the Company, whether or not covered by insurance;

(xii)

maintained in full force and effect insurance coverage of the types and in the amounts set forth in Schedule 3.21 attached hereto;

(xiii)

as of the Closing, advised the Purchaser in writing, during the period beginning upon the date of this Agreement and continuing through the Closing, of the commencement of any Legal Proceedings against the Company of the type and nature which would be required to be disclosed on Schedule 3.17 attached hereto or any threatened commencement of any such Legal Proceedings of which the Company shall have had Knowledge, and of any developments or changes in any pending or threatened such Legal Proceedings;

(xiv)

used Commercially Reasonable Efforts to maintain in full force and effect each, and not caused or permitted to occur any Default under any, Contract, License or Permit required to be listed in any Schedule to this Agreement and paid all accounts payable in the ordinary course of its business consistent with past practices;

(xv)

not caused or permitted to occur a violation, in any material respect, of any Laws applicable to the Company; and

(xvi)

not caused, suffered or permitted the creation or attachment of any Encumbrance on any of the assets of the Company.

3.19.

Contracts, Leases, Etc.

(a)

Schedule 3.19(a) attached hereto sets forth a true and complete list of all Contracts to which the Company is a party, or by which any of its Property is bound, that fall into one or more of the following categories (each a “Material Contract”):

(i)

agreement or commitment with any current or former stockholder, director, or officer of the Company or any of its Affiliates other than in the ordinary course of business or, in any event, involving the payment of more than Fifty Thousand Dollars ($50,000) (“Related Party Agreements”);

(ii)

agreement, commitment or arrangement with any labor union or other representative of Employees;

(iii)

agreement or commitment related to the Intellectual Property of the Company;

(iv)

written employment agreement with any Employee involving the payment of more than Two Hundred Fifty Thousand Dollars ($250,000) per year individually, or any severance agreement with any Employee that provides for salary continuation of more than thirty (30) days from termination of employment or a payment upon termination of employment in an amount greater than Twenty-Five Thousand Dollars ($25,000);

(v)

agreement or commitment for the performance of services by a Third Party which involves One Hundred Thousand Dollars ($100,000) or more per year either in any one case or in a series of related agreements or commitments and, in any such case, is not cancelable on thirty (30) days notice or less without penalty;

(vi)

agreement (or group of related agreements) with any of the top ten (10) insurance carriers for each of the Company’s operating divisions relating to the provision of Company Business;

(vii)

Lease under which the Company is either lessor or lessee of personal property requiring annual Lease payments (including rent and any other charges) in excess of Fifty Thousand Dollars ($50,000), and any Lease under which the Company is the lessor of Real Property;

(viii)

note, debenture, mortgage, pledge, charge, security agreement, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other Contract or commitment for borrowing or lending of money (including, without limitation, loans to or from current or former officers, directors, stockholders or any members of the Company or any Affiliate of any of the foregoing), agreement or arrangements for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other Person;

(ix)

Contract or series of related Contracts for any capital expenditure in excess of Fifty Thousand Dollars ($50,000);

(x)

Contract limiting or restraining it from engaging or competing in any lines of business with any Person;

(xi)

Contract involving ongoing obligations related to (i) the purchase or sale of (A) the capital stock, partnership interests or other equity interests of, (B) substantially all or a material portion of the assets of, or (C) a merger, consolidation or joint venture with, another Person;

(xii)

License, franchise, distributorship or other similar agreement, including those which relate in whole or in part to any Intellectual Property of the Company (other than software licenses for non-customized, software programs used internally by the Company that are generally available on standard terms which involve annual aggregate expenditures of less than $25,000);

(xiii)

agreement with any Governmental Entity;

(xiv)

power of attorney granted by the Company in favor of any Person;

(xv)

Contract or series of related Contracts requiring payments or other consideration by or from the Company in excess of Twenty-Five Thousand Dollars ($25,000) during the remainder of its term;

(xvi)

Contracts containing any Encumbrances on any of the K&P Securities or the Property.

(b)

Each such Material Contract is valid and enforceable in accordance with its terms; the Company and, to the Knowledge of the Company, except as set forth on Schedule 3.19(b), the Third Parties thereto, are in compliance with the provisions thereof; neither the Company nor, to the Knowledge of the Company, any of the Third Parties thereto, is in Default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein; and, no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a Default thereunder by the Company or any other party.

(c)

None of such Material Contracts contains any provisions which would cause the Company to be liable to the other party thereto for any amount (or any increased price for goods or services being provided by the other party thereto) as a result of the consummation of the transactions contemplated hereby.  Except as set forth on Schedule 3.19(c), none of such Material Contracts contains any provisions which would cause the Company to be liable to the other party thereto for any amount in excess of Twenty-five Thousand Dollars ($25,000) for a single Material Contract, or Fifty Thousand Dollars ($50,000) in the aggregate for all Material Contracts, in the event that following the Closing, the Company terminates such Material Contract(s), so long as such termination does not constitute a breach of such Material Contract(s) by the Company.

(d)

None of the terms or provisions of any of such Material Contracts include a restriction on the Company’s ability to compete.

(e)

No party to any Material Contract (i) has provided any notice to the Company of its intent to terminate, or withdraw its participation in, any such Material Contract, (ii) has threatened to terminate, or withdraw from participation in, any such Material Contract or (iii) is in Default under any provision thereof and no event has occurred, whether with or without the passage of time or the giving of notice, or both, that would constitute such Default.

(f)

Except as set forth on Schedule 3.6, no Consent of any Third Party to any Material Contract is required in connection with the Contemplated Transactions.

(g)

The Company has delivered (or made available to the Purchaser for review) a true and correct copy of each written Contract (excluding purchase orders) included in the Material Contracts to the Purchaser prior to the Closing Date.

(h)

Except as set forth on Schedule 3.19(h), the execution, delivery and performance of this Agreement and the Collateral Documents and the consummation of the Contemplated Transactions will not (i) result in or give to any Person any right of termination, non-renewal, cancellation, withdrawal, acceleration or modification in or with respect to any Material Contract, (ii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any Material Contract or (iii) result in the creation or imposition of any Liability upon the Company or any Encumbrances upon any of the Property under the terms of any Material Contract.

3.20.

Client Accounts.  The Company has all legal right, title and interest in the Client Accounts, free and clear of all Encumbrances, and the Company, its officers and directors have no Knowledge of any Claim concerning any such right, title or interest in the Client Accounts made by any other Person.  Except as set forth on Schedule 3.20, no employee of the Company or any other Person has: (a) any claim of an ownership, participation or other right or interest in any book of business or other interest in or claim upon any Client Accounts or any revenues therefrom or profits thereof; (b) any compensation, deferred compensation, phantom stock, phantom ownership or other arrangement which involves, or states any such Person’s rights in terms of, any interest in a book of business or any Client Account or other business; or (c) any other arrangement which describes or characterizes any rights or interests of any such Person as vested or owned or subject to ownership or vesting.

3.21.

Insurance.

(a)

The Company has maintained in effect since January 1, 2001, and presently has in effect, all errors and omissions insurance policies, and all other insurance policies, required by Law and reasonably appropriate in connection with the operation of the Business of the Company as presently conducted.  Schedule 3.21 lists each insurance policy (including, without limitation, policies providing property, casualty, liability, errors and omissions, and workers compensation coverage) to which the Company has been a party, the named insured, additional insured or otherwise the beneficiary of coverage at any time within the three (3) years preceding the Closing with respect to errors and omissions, and within one (1) year preceding the Closing with respect to all other insurance policies.

(b)

The Company has delivered to the Purchaser a correct and complete copy of each insurance policy listed on Schedule 3.21 and in effect immediately prior to the Closing.  With respect to each such insurance policy (unless otherwise specified):  (a) the errors and omissions policy, and, to the Knowledge of the Company, each other policy, is legal, valid, binding, enforceable in accordance with its terms, and in full force and effect in all respects and all premiums due thereunder have been paid and no notice of cancellation or termination has been received by the Company with respect to such policies; (b) to the Knowledge of the Company, no other party to the policy is in material breach or Default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which would permit termination, modification, or acceleration, under the policy; and (c) to the Knowledge of the Company, no other party to the policy has repudiated any provision thereof.  All of such insurance shall be in effect through the Closing Date.

(c)

The Company has notified all applicable insurance companies that have issued the policies listed on Schedule 3.21 of any and all potential incidents, events or circumstances of which the Company has Knowledge that could reasonably give rise to a covered claim under such policy.

3.22.

Business Practices.

(a)

Except as described in Schedule 3.22(a), the Company does not own a captive insurance company nor does it have any investment or other interest in any Person that assumes or holds underwriting, retention or similar risks.  There is no agreement between the Company and any insurance carrier or any other Person that contemplates, or would cause the Company or such Person to be considered to have assumed or undertaken, any such risk.

(b)

Except as described in Schedule 3.22(b), with respect to any insurance contracts, coverages or other business that the Company has placed with insurance carriers or other underwriters having an “AM Best” rating below “A-” (“Low-Rated Carrier”) since January 1, 2004, the Company has, to the Knowledge of the Company, (i) disclosed the AM Best rating of such Low-Rated Carrier to the insured and (ii) received from each such insured a written acknowledgment of such rating and a waiver from responsibility for any Liability or Losses in connection with or resulting from the financial condition of such Low-Rated Carrier.

(c)

Except as described in Schedule 3.22(c), the Company does not have, nor has it ever had: (i) any “service center” arrangement with any carrier pursuant to which the carrier has performed, directly or indirectly, the servicing of policies placed by or through the Company; or (ii) any “book roll” arrangements or other practices pursuant to which the business of a particular customer, or of a group of customers, was placed to or through another carrier or broker either without customer authorization or for a fee or other consideration not disclosed in writing to customers, or any other similar arrangement or practice.

(d)

Except as described in Schedule 3.22(d), the Company does not have, nor has it ever had: (i) any “captive agency” relationship with any carrier or any other formal or informal arrangement pursuant to which the Company has sold only a particular product or only the products of a particular carrier, whether to any customer or group of customers, or in or to any region, or otherwise; or (ii) any arrangement with any carrier pursuant to which the carrier has paid for or underwritten any costs or expenses of hiring producers or in any other manner, directly or indirectly, borne any expense or provided any compensation to the Company in connection with the hiring of producers.

(e)

Except as described in Schedule 3.22(e), since March 31, 2005, the Company has fully and adequately disclosed to each of its customers and each group of customers the nature and extent of the compensation received by the Company, directly or indirectly, from insurers, insurance intermediaries, or premium finance companies or other businesses in consideration for placing business with, or otherwise arranging business for, such businesses, including (but not limited to) profit sharing, contingent, bonus, override, excess commissions or any other such similar compensation.

3.23.

Licensing Arrangements, Joint Ventures, Etc.  Schedule 3.23 attached hereto contains a list of all licensing arrangements (other than software licenses for non-customized, software programs used internally by the Company that are generally available on standard terms which involve annual aggregate expenditures of less than $25,000), joint ventures and royalty and franchise agreements which the Company has entered into and by which it is bound or will be bound by as of the Closing.

3.24.

Intellectual Property.

(a)

The Company has no Registered Intellectual Property whatsoever.

(b)

Excluding any licensed Computer Software, the Company exclusively owns or otherwise has the right to use for any purpose without restriction all its Intellectual Property, and has the right to bring actions for the infringement or other violations of all Intellectual Property necessary for the operation of the Business.  To the Company’s Knowledge, the Company has licenses in effect for all Computer Software currently being used by it, to the full extent of the number of employees and other authorized users thereof.

(c)

No Claim is pending or, to the Knowledge of the Company, threatened, and the Company has not to its Knowledge received written notice to the effect that:  (i) the Company infringes upon, misappropriates or conflicts with the asserted rights of any other person or entity under any Intellectual Property; or (ii) the Company’s interest in any Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company.

(d)

Except as set forth on Schedule 3.24, the Company has not granted or assigned to any other person or entity any right to commit the Company to provide services or products or in any other fashion to serve as a reseller, sales representative or distributor of the Company or its services or products.

(e)

Schedule 3.24 hereto contains a complete and accurate list of all licenses, sublicenses, consents and other agreements (whether written or otherwise) pertaining to any Intellectual Property (excluding licenses to the Company as licensee for non-customized, software programs used internally by the Company that are generally available on standard terms which involve annual aggregate expenditures of less than $25,000):  (i) by which the Company licenses or otherwise authorizes a Third Party to use such Intellectual Property or (ii) by which a Third Party licenses or otherwise authorizes the Company to use its Intellectual Property.  Neither the Company nor any other party is in breach of or default under any such license or other agreement and each such license and other agreement is valid and in full force and effect.  No consents or approvals are required from any Third Party to permit the Company to continue to use such licenses, sublicenses, consents and other agreements (whether written or otherwise) as a result of the Contemplated Transactions.

(f)

Except as set forth in Schedule 3.24 (and excluding any licenses not required to be disclosed pursuant to subsection (e) of this Section), all Intellectual Property developed by or for the Company was conceived, invented, reduced to practice, reduced to tangible form, written or otherwise created solely by either (i) employees of the Company acting within the scope of their employment, or (ii) persons or entities who have executed a written assignment that irrevocably assigns and transfers all right, title and interest in and to such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company, and the Company is the sole and exclusive owner of such Intellectual Property.

(g)

Except as set forth in Schedule 3.24, the Company has not granted any license or other right to use any Intellectual Property owned or licensed by the Company, whether or not requiring the payment of royalties, and no third party has any right to use any of the Company’s Intellectual Property.  To the Knowledge of the Company, no person or entity is infringing upon any of the Company’s rights to its Intellectual Property, and the operation of the Business does not infringe, dilute, or otherwise violate the Intellectual Property rights of any Third Party.  To the Knowledge of the Company, no Third Party has exercised any rights to indemnification granted by the Company against infringement of Intellectual Property rights.

3.25.

Transactions with Affiliates.

(a)

Schedule 3.25-1, as delivered to the Purchaser upon the Closing, shall include full and complete disclosures of all matters required to be reported and disclosed under the Parent’s Code of Business Conduct regarding ownership or other interests of the individuals listed in the definition of Knowledge set forth in Article 1.  None of the matters reported or disclosed in such Schedule shall, individually or in the aggregate, have a Material Adverse Effect on the Company or the operation of its Business following the Closing as herein contemplated.

(b)

As of the date of this Agreement and upon the Closing, there are and shall not be in effect any Contracts between the Company and any current or former director, officer, stockholder or employee of the Company or any Affiliate of any such person (other than employment agreements otherwise disclosed pursuant to this Agreement and customer contracts) except for those identified on Schedule 3.25-2 hereto, a complete copy of each of which (including all amendments) has been delivered to the Purchaser.  Except as set forth on Schedule 3.25-2, the Company is not indebted to any Affiliate, Stockholder or any Affiliate of a Stockholder (the “Stockholder Loans”), and Schedule 3.25-2 contains a complete list of all amounts owed to the Company by any Affiliate, Stockholder or any Affiliate of a Stockholder (the “Stockholder Receivables”) (other than pursuant to such employment agreements and customer contracts).  All transactions required to be listed on Schedule 3.25-2 attached hereto have been recorded in the Books and Records of the Company at their full value, as if they were rendered in arms length transactions.

3.26.

Employee Relations.

3.26.1.

Labor Matters

(a)

The Company has heretofore delivered to the Purchaser complete and accurate lists showing all officers, directors, consultants and Employees of the Company, listing all Contracts with such officers, directors, consultants and Employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) and any accrued sick leave and accrued vacation of each such Person as of May 31, 2006 and as of September 30, 2006.  Except as set forth in Schedule 3.26.1, since May 31, 2006, there have been no increases in the compensation payable or any special bonuses to any officer, director, consultant, or Employee, except ordinary salary increases implemented on a basis consistent with past practices which have been set forth on Schedule 3.26.1(a).  No individuals retained by the Company as an independent contractor or consultant would be reclassified by the IRS, the U.S. Department of Labor or any other Governmental Entity as an employee of such Person for any purpose whatsoever.  Each Employee of the Company principally involved in production, solicitation or origination of Business (a “Producer”) is also listed in Schedule 3.26.1(a-2).

(b)

The Company has complied and is in compliance with all Laws which relate to wages, hours, discrimination in employment and collective bargaining, and the Company is not liable for any arrears of wages, taxes or penalties for failure to comply, in all material respects, with any of the foregoing.  There is no Claim or Legal Proceeding against the Company (whether under federal, state or local Law, under any employment Contract, or otherwise) brought or, to the Knowledge of the Company, written threat or demand by any Employee on account of or for:  (i) overtime pay, other than overtime pay for work done during the current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) any amount of vacation pay or pay in lieu of vacation time, other than vacation time or pay in lieu thereof earned in or in respect of the current fiscal year; or (iv) any violation of any Law relating to minimum wages or maximum hours of work.  There is no Claim or Legal Proceeding against the Company (whether under federal, state or local Law, under any employment Contract, or otherwise) brought or, to the Knowledge of the Company, threatened in writing by any Person (including any Governmental Entity) relating to discrimination or occupational safety in employment or employment practices (including the Occupational Safety and Health Act of 1970, as amended, The Fair Labor Standards Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, or the Age Discrimination in Employment Act of 1967, as amended).

(c)

The Company is not and has never been bound by or subject to (and none of its respective assets or properties is or has ever been bound by or subject to) any arrangement with any labor organization.  No Employees of the Company are represented by any labor organization or covered by any collective bargaining agreement.  To the Knowledge of the Company, no campaign to establish such representation is or has ever been in progress and there is no pending or, to the best of the Company’s Knowledge, threatened, labor dispute involving the Company and any group of its Employees.  The Company has not experienced any labor interruptions over the past three years.  The Company considers its relationship with its Employees to be good.

(d)

The Company has heretofore delivered to the Purchaser a complete and accurate list showing that each Employee has signed, and there currently remains in effect for the Employee, a confidentiality and non-solicitation agreement on one of the forms attached to Schedule 3.26.1(d), with the particular form under which the Employee is covered being as noted in such list.

3.26.2.

Employee Benefit Plans

(a)

Schedule 3.26.2(a) sets forth a complete and accurate list and description of each Employee Benefit Plan.  With respect to each Employee Benefit Plan, the Company has delivered or caused to be delivered to the Purchaser true and complete copies of (i) the plan document, trust agreement and any other document governing such Employee Benefit Plan, (ii) the summary plan description, (iii) Form 5500 annual reports and attachments for the for the three (3) most recent years for which the same have been filed, and (iv) the most recent IRS determination letter, if any, for such Employee Benefit Plan.

(b)

1)

None of the Company or any of its ERISA Affiliates currently has any liability to make any withdrawal liability payment to any Multi Employer Plan.

(i)

Each Employee Benefit Plan that provides medical benefits has been operated in compliance with all material requirements of Sections 601 through 608 of ERISA and either (i) Section 162(i)(2) and (k) of the Code and regulations thereunder (prior to 1989) or (ii) Section 4980B of the Code and regulations thereunder (after 1988), relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease.

(ii)

 Except as set forth on Schedule 3.26.2(c), no Employee Benefit Plan maintained by the Company provides post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits.

(iii)

All contributions to, and payments from, the Employee Benefit Plans which may have been required to be made in accordance with the Employee Benefit Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made.

(iv)

There have been no statements or communications made or materials provided to any employee or former employee of the Company or its Affiliates (including any member of an ERISA Affiliate or any employee, officer or director of any member of an ERISA Affiliate) which provide for or could be construed as a contract or promise by the Purchaser or any of its Affiliates to provide for any pension, welfare, or other insurance-type benefits to any such employee or former employee, whether before or after retirement.

(v)

Each Employee Benefit Plan complies in all material respects with all applicable Laws, including, without limitation, ERISA, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family Medical Leave Act, Title VII of the Civil Rights Act of 1964, as amended, and Title X of the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended.  No Employee Benefit Plan is presently under audit by the IRS or the Department of Labor.

(vi)

There are no events, contingencies, Claims, Orders or Legal Proceedings that could rise to the level of Liability with the IRS, the PBGC, the United States Department of Labor, or any other Governmental Entity or Person on account of any event or circumstances arising under any Employee Benefit Plan or a claim for benefits under any such plan.

(vii)

Each Employee Benefit Plan that is an “Employee Pension Benefit Plan,” as such term is defined in ERISA Section 3(2), meets the requirements of a “qualified plan” under Code Section 401(a) and has received, within the last two (2) years, a favorable determination letter from the Internal Revenue Service.

(viii)

The market value of the assets under each such Employee Pension Benefit Plan equals or exceeds the present value of all vested and unvested liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date of determination.

(ix)

No such Employee Pension Benefit Plan has been completely or partially terminated or been subject to a Reportable Event as to which notices would be required to be filed with the PBGC.  No proceedings by the PBGC to terminate any such Employee Pension Benefit Plan has been institute or threatened.

(x)

There have been no Prohibited Transactions with respect to any Employee Benefit Plan.  No Fiduciary has any liability for breach of fiduciary duty or any other failure to act or to comply in connection with the administration or investment of the assets of any such Employee Benefit Plan.  No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan is pending or threatened.  The Company does not have Knowledge of any basis for any such action, suit, proceeding, hearing or investigation.

(xi)

Neither the Company nor its ERISA Affiliates contributes to, nor has ever been required to contribute to, any Multi Employer Plan, or has any liability (including withdrawal liability) under any Multi Employer Plan.

(b)

Other than as described in Schedule 3.26.2(c), there is no Person participating or entitled to participate in any Employee Benefit Plan who is not a current, bona fide employee of the Company, other than as required by and in accordance with the Americans with Disabilities Act, the Family Medical Leave Act, and Title X of the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended.

(c)

Other than as described in Schedule 3.26.2(d), the Company has no Employee Benefit Plan in which any Person is entitled to participate following retirement from employment with the Company.

1.1.2.

There are no events, contingencies, Claims, Orders or Legal Proceedings that could rise to the level of Liability with the IRS, the Pension Benefit Guaranty Corporation, the United States Department of Labor, or any other Governmental Entity or Person on account of any event or circumstances arising under any Employee Benefit Plan or a claim for benefits under any such plan.

1.2.

Environmental Laws.

(a)

The Company and the operation of the Business is and has been in compliance with all applicable Environmental Laws.

(b)

There have occurred no, and there are no, events, conditions, circumstances, activities, practices, incidents, or actions on the part of, or caused by, the Company (or to the Knowledge of the Company, caused by a third party) that may give rise to any common law or statutory liability, or otherwise form the basis of any Claim, Legal Proceeding, Order or action involving or relating to the Business or the Company, based upon or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutants, contaminants, chemicals, petroleum, or industrial, toxic or Hazardous Materials.

1.3.

Brokers.  Other than Hales & Company and James J. Doud, no broker, investment banker, financial advisor or other Person, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Company, any Key Stockholder, or any Person acting on their behalf.

1.4.

Taxes and Tax Returns.

(a)

Except as set forth on Schedule 3.29, the Company, including any predecessors thereof, has duly and timely filed all Tax Returns required to be filed by it on or before the Closing Date (taking into account extensions) with any Governmental Entity.  Each such Tax Return is true, accurate and complete.  The Company, including any predecessors thereof, has timely paid in full all Taxes for the period covered by each such Tax Return, whether or not shown on such Tax Return.   All Taxes not yet due and payable have been withheld or reserved for or, to the extent that they relate to periods on or prior to date of the most recent Unaudited Interim Statements are reflected as a liability thereon.

(b)

The Company has complied with all Laws relating to the payment and withholding of Taxes and information reporting and back-up (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code, or similar provisions under any foreign Laws) and has, within the time and in the manner prescribed by Law, withheld from employee wages and paid over, in a timely manner, to the proper Taxing Authorities all amounts required to be so withheld and paid over under applicable Law.

(c)

No deficiency for any Taxes has been asserted or assessed against the Company that has not been resolved and paid in full or fully reserved for and identified on the Financial Statements and, to the Knowledge of the Company, no deficiency for any Taxes has been proposed that has not been fully reserved for and identified on the Financial Statements.  The Company has not received any outstanding and unresolved notices from the IRS or any other Taxing Authority of any proposed examination or of any proposed change in reported information relating to the Company.  No Legal Proceeding or audit or similar foreign proceedings is pending with regard to any of the Company’s Taxes or Tax Returns.   No state of facts exists or has existed that would constitute grounds for the assessment of Tax liability with respect to any period that has not been audited by the IRS or any other Taxing Authority.  The Company has not received notice of any claim by a Governmental Authority in a jurisdiction where the Company does not file Returns that it is or may be subject to taxation by any Governmental Authority.

(d)

There are no outstanding waivers, agreements or comparable consent s given by the Company regarding the application of the statute of limitations for assessment or collection with respect to any Taxes or Tax Returns r elating to the Company nor, to the Knowledge of the Company, is any request for any such waiver , agreement, or consent pending.

(e)

The Company has delivered or made available to the Purchaser copies of all federal, state, local and foreign income or franchise Tax Returns filed by the Company, examination reports, and statements of deficiencies assessed against or agreed to by the Company for all years in which the statute of limitations remains open for a Taxing authority to assess any Taxes and all supporting work-papers for the above referenced Tax Returns.

(f)

None of the Property is required to be treated as owned by any other Person pursuant to the “safe harbor lease” provisions of former Section 168(f)(8) of the Code.

(g)

The Company is not a party to or bound by any tax allocation or sharing agreement.  The Company (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) does not have any liability for the Taxes of any Person (other than any of the Company) under Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(h)

The Company does not have a permanent establishment located in any tax jurisdiction other than the United States and is not liable for the payment of Taxes levied by any such jurisdiction located outside the United States.  The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) during the applicable period specified in Section 897(c)(1)(A)(ii).

(i)

The Company has not filed a consent pursuant to former Section 341(f) of the Code or agreed to have former Section 341(f)(2) of the Code (as in effect for taxable years beginning prior to January 1, 2003) apply to any disposition of any asset owned by it.

(j)

The Company is not a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G (or any corresponding provision of state, local, or foreign Tax law).

(k)

The Company has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

(l)

Except as set forth on Schedule 3.29, the Company is not subject to any adjustments under Section 481 of the Code, nor will the Company be subject to any such Section 481 adjustments (or other income inclusion) as a result of the transactions contemplated by this Agreement.

(m)

The Company has not engaged in any transaction that is, or is substantially similar to, any of the types of transactions that the Internal Revenue Service has determined to be a Tax avoidance transaction and identified by notice, regulation or other form of published guidance as a reportable or listed transaction, as set forth in Treasury Regulations Section 1.6011-4(b)(1) and Section 1.6011-4(b)(2).

(n)

There has been no change of control of the Company for purposes of Section 382 of the Code within the last three taxable years nor have any Subsidiaries of a consolidated group, of which the Company is or has been the common parent, been sold within the last two taxable years.

1.5.

Corporate Records.  The Books and Records of the Company fairly record and reflect all transactions material to the operations of the Company and its Business.

1.6.

Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of the Company, except as set forth on Schedule 3.31.

1.7.

Statements and Other Documents Not Misleading.  Neither this Agreement, including all Schedules and Exhibits, nor any other Collateral Document, contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading.

1.8.

Cooperation; Access to Books and Records.  The Company will cooperate with the Purchaser in connection with the Contemplated Transactions and shall afford to the Purchaser and its agents, attorneys, accountants and other authorized representatives, including engineers, financial advisers, current and prospective lenders and debt underwriters, reasonable access to all of the properties, assets, financial condition, operations, books, records, files, correspondence, computer output, data, files, log books, technical and operating manuals and other materials of the Company (including those in the possession or control or its accountants, attorneys and any other Third Party), as the case may be, for the purpose of permitting the Purchaser to make such due diligence investigation and examination of the Business, assets, properties and Books and Records of the Company as the Purchaser, in its discretion, shall deem to be reasonably necessary or appropriate.  The Company will cause its counsel, accountants and representatives, and each of the Company’s directors, officers and employees, to cooperate fully with the employees and representatives of the Purchaser in connection with such investigation, access and examination.  The results of such investigation and examination shall not relieve any party from his, her or its obligations with respect to the representations and warranties made in this Agreement or reduce the Purchaser’s right to pursue such remedies at Law or hereunder, as it would otherwise have in the absence of having conducted such investigation.

1.9.

Stockholder Solicitations.  The information included by the Company in all solicitations and notices to Stockholders in connection with the Contemplated Transactions, including (without limitation) each notice and solicitation relating to the approval of the Merger and the dissenters’ rights of Stockholders, shall not, on the date the notice or solicitation is or was sent to the Stockholders or on the Effective Date, contain any statement that, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication that has become false or misleading.  Such notices and solicitations and all actions taken by or on behalf of the Company or any of its officers, directors, employees or representatives in connection therewith has complied and shall comply with the WBCA and applicable federal and state securities laws requirements.  The Company shall have promptly advised the Purchaser in writing if at any time prior to the Effective Date either the Company or any of its officers, directors or employees or any of the Key Stockholders shall obtain Knowledge of any facts that might make it necessary or appropriate to amend or supplement the notices and solicitations in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF KEY STOCKHOLDERS

Each Key Stockholder hereby makes the following representations and warranties to the Purchaser:

2.1.

Authorization.  The Key Stockholder has the full right, power, authority and capacity to enter into and perform this Agreement and each of the Collateral Documents to which the Key Stockholder is a party, and to consummate the Contemplated Transactions.  This Agreement and each of the Collateral Documents to which the Key Stockholder is a party have been duly executed and delivered by the Key Stockholder, and constitute legal, valid and binding obligations of the Key Stockholder, enforceable against the Key Stockholder in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting the rights of creditors generally and general equity principles (regardless of whether enforceability is considered a proceeding at law or in equity).

2.2.

Title to Shares and Warrants.

(a)

Each of Distribution Partners, Arlen Prentice, Chris Prentice, David Ross and Ellen Boyer represents and warrants that such Key Stockholder has good and valid title to all of the K&P Common Shares for which he, she or it is the holder of record (as set forth in Schedule 3.3(a)), free and clear of all Encumbrances except as disclosed in Schedule 3.3(c) (which Encumbrances shall be discharged and released prior to or upon the Closing) other than as set forth herein and restrictions under state and federal securities laws.

(b)

Each of Chris Prentice, David Ross and Ellen Boyer represents and warrants that such Key Stockholder has good and valid title to all of the K&P Stock Options for which he, she or it is the holder of record (as set forth in Schedule 3.3(a)), free and clear of all Encumbrances other than as set forth in restrictions under state and federal securities laws.

(c)

Distribution Partners represents and warrants that it has good and valid title to all of the K&P Preferred Stock and all of the K&P Warrants for which it is the holder of record (as specified in Section 3.3) free and clear of all Encumbrances other than as set forth in restrictions under state and federal securities laws.

(d)

Each Key Stockholder represents and warrants that such Key Stockholder has not entered into or granted any outstanding warrants, options, commitments, agreements or understandings with any Person (except for the Contemplated Transactions) to sell, transfer or otherwise dispose of any shares of the Company’s capital stock or other securities, including, without limitation, the K&P Securities.

2.3.

Legal Proceedings.

(a)

There is no Legal Proceeding or Claim, pending against or, to the Key Stockholder’s Knowledge, threatened against the Key Stockholder that (i) relates to or affects any Securities of the Company held by the Key Stockholder, or (ii) could reasonably be expected, individually or in the aggregate, to impair the ability of the Key Stockholder to perform the Key Stockholder’s obligations under this Agreement or any of the Collateral Documents to which the Key Stockholder is a party or to prevent the consummation by the Key Stockholder of any of the Contemplated Transactions, or (iii) questions the validity of this Agreement or any of the Collateral Documents.

(b)

There is no Order outstanding against the Key Stockholder having or which in the future, insofar as reasonably can be foreseen, could have any of the effects described in clause (ii) of Section 4.3(a) above.

(c)

The Key Stockholder (excluding Distribution Partners) does not have Knowledge of any currently existing events, facts or circumstances which could reasonably be expected to form the basis for any Legal Proceeding or Order which, insofar as reasonably can be foreseen, could have any of the effects described in clause (ii) of Section 4.3(a) above.

2.4.

Conflict with other Instruments; Absence of Restrictions.  The execution, delivery and performance of this Agreement and each of the Collateral Documents to which the Key Stockholder is a party, and the consummation of the Contemplated Transactions by the Key Stockholder, do not and will not:  (i) result in a Default, of or under (A) in the case of Distribution Partners or the Arlen Prentice LLC, any of the terms of the Organizational Documents of either of them, (B) assuming the receipt of all Governmental Consents listed on Schedule 3.7, any Law, Permit or Order applicable to or binding upon the Key Stockholder, or (C) any Contracts, Permits or Licenses to which the Key Stockholder is a party or by which the Key Stockholder is bound; or (ii) result in the creation or imposition of any Encumbrance upon any of the Securities of the Company held by the Key Stockholder.

2.5.

Government and Third-Party Approvals.  No Governmental Consent other than as herein contemplated pursuant to the HSR Act is required (i) for the performance by the Key Stockholder of this Agreement or any of the Collateral Documents, or (ii) in connection with the consummation of the Contemplated Transactions that involve the Key Stockholder.  No Consent of any Person (including any party to any Contract with the Key Stockholder) is required (i) for the performance by the Key Stockholder of this Agreement or any of the Collateral Documents, or (ii) in connection with the consummation of the Contemplated Transactions that involve the Key Stockholder, except where the failure to obtain such Consent would not have a Material Adverse Effect.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser hereby represents and warrants to the Stockholders and the Company as follows:

3.1.

Organization.  Each of the Purchaser and the Purchaser Constituent Corporation (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, (ii) has the power and authority to own and operate its properties and assets and to transact its business as currently conducted and (iii) is duly qualified and authorized to do business and is in good standing in all jurisdictions where the failure to be duly qualified, authorized and in good standing would have a Material Adverse Effect upon its business, operations, results of operations, assets, liabilities or condition (financial or otherwise).

3.2.

Authorization for Agreement.  Each of Purchaser and the Purchaser Constituent Corporation has the power and authority (corporate, partnership or otherwise, as applicable) to enter into and perform this Agreement, each of the Collateral Documents to which it is a party, and to consummate the Contemplated Transactions.  The execution, delivery and performance by the Purchaser of this Agreement and each of the Collateral Documents to which it is a party, and the consummation by each of it of the Contemplated Transactions have been duly authorized by all necessary action (corporate, partnership or otherwise, as applicable) on the part of the Purchaser and the Purchaser Constituent Corporation.  This Agreement and each of the Collateral Documents to which the Purchaser or the Purchaser Constituent Corporation is a party has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting the rights of creditors’ generally and general equity principles (regardless of whether enforceability is considered a proceeding at law or in equity).

3.3.

Legal Proceeding.  There is no Legal Proceeding or Order pending against or, to the Knowledge of the Purchaser, threatened against or affecting, the Purchaser or the Purchaser Constituent Corporation or any of their properties or otherwise that could adversely affect or restrict the ability of the Purchaser or the Purchaser Constituent Corporation to consummate fully the Contemplated Transactions or that in any manner draws into question the validity of this Agreement.

3.4.

Brokers or Finders.  Neither the Purchaser nor the Purchaser Constituent Corporation has engaged the services of any broker or finder with respect to the transactions contemplated by this Agreement.

3.5.

Acknowledgments.  Subject to the representations, warranties and covenants of the Company and the Key Stockholders expressly set forth in this Agreement and in the Collateral Documents, Purchaser is relying solely on its own investigation as to the business, affairs, condition (financial and otherwise), prospects, properties, assets, liabilities, and obligations of the Company and the Business, and Purchaser is assuming the risk that adverse physical, economic or other conditions or circumstances may not have been revealed by such investigation.  Purchaser acknowledges that any projections regarding the Company or the Business presented at any time to Purchaser (a) were and are based on various assumptions by management of the Company that may prove to be incorrect, and that such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its Affiliates and management and (b) were based upon assumptions with respect to future business decisions that will be subject to the control of Purchaser following the Closing.

3.6.

Conflict with other Instruments; Absence of Restrictions.  The execution, delivery and performance of this Agreement and each of the Collateral Documents, and the consummation of the Contemplated Transactions, do not and will not:  (i) result in a Default, of or under (A) any of the terms of the Organizational Documents of the Purchaser Constituent Corporation, or (B) any Law, Permit or Order applicable to or binding upon the Purchaser Constituent Corporation; or (ii) result in the creation or imposition of any Encumbrance upon any of the Securities of the Purchaser Constituent Corporation.

3.7.

Government and Third-Party Approvals.  No Governmental Consent other than as herein contemplated pursuant to the HSR Act is required (i) for the performance by the Purchaser Constituent Corporation of this Agreement or any of the Collateral Documents, or (ii) in connection with the consummation of the Contemplated Transactions that involve the Purchaser Constituent Corporation.  No Consent of any Person (including any party to any Contract with the Purchaser Constituent Corporation) is required (i) for the performance by the Purchaser Constituent Corporation of this Agreement or any of the Collateral Documents, or (ii) in connection with the consummation of the Contemplated Transactions that involve the Purchaser Constituent Corporation, except where the failure to obtain such Consent would not have a Material Adverse Effect.

ARTICLE 4
CERTAIN PRE-CLOSING COVENANTS AND OTHER MATTERS

4.1.

Conduct of Business.  During the period from the date of this Agreement to the Closing Date or earlier if this Agreement is terminated in accordance with its terms, the Company (i) agrees to cause the Business to be conducted in the ordinary course consistent with past practices, and (ii) with respect to the Business and the Company will (except as otherwise expressly permitted by this Agreement or as otherwise approved by the Purchaser):

(a)

not acquire or agree to acquire (i) by merging or consolidating with, or by purchasing any of the equity interests of or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets that are material, individually or in the aggregate, to the Company, except purchases of assets in the ordinary course of business consistent with past practice and capital expenditures permitted by clause (c) below;

(b)

not make any dividends or distributions in respect of any Securities of the Company, whether in cash, stock or property, to any Stockholders or any other Person, other than dividend distributions to Distribution Partners in respect of the K&P Preferred Stock in accordance with the Company’s Articles of Incorporation through the Effective Date;

(c)

not (i) incur any Indebtedness involving borrowed money in excess of Fifty Thousand Dollars ($50,000), including (x) guaranteeing any such Indebtedness of another Person, (y) issuing or selling any debt securities or warrants or other rights to acquire any debt securities of the Company, or (z) guaranteeing any debt securities of another Person, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practices;

(d)

not make or agree to make any capital expenditures which in the aggregate are in excess of One Hundred Thousand Dollars ($100,000);

(e)

not change a corporate name or permit the use thereof by any other Person;

(f)

not (i) cause, suffer or permit the termination of any Employee Benefit Plan except as required by this Agreement, (ii) permit any Prohibited Transaction involving any Employee Benefit Plan, (iii) fail to pay to any Employee Benefit Plan any contribution which they are obligated to pay under the terms of such Employee Benefit Plan, whether or not such failure to pay would result in an Accumulated Funding Deficiency or (iv) allow or suffer to exist any occurrence of a Reportable Event or any other event or condition, which presents a material risk of termination by the PBGC of any Employee Benefit Plan;

(g)

not enter into any new, or amend or otherwise alter any existing, Employee Benefit Plan;

(h)

not, except in the ordinary course of business consistent with past practices, (i) remove any fixtures, Equipment or personal property from any of the Leased Real Property; (ii) enter into any Contract which would be required to be disclosed on Schedule 3.20.1 attached hereto; (iii) sell, discount or otherwise dispose of any Accounts Receivable (except by collection in the ordinary course of business); or (iv) cancel or compromise any Indebtedness or Claim, or waive or release any rights of material value;

(i)

not (i) make a material change in the character of its Business or in the properties or assets of the Company, or enter into any new business or relocate any of their facilities or acquire any additional operations or business; and (ii) not terminate, discontinue, close or dispose of any facility or business operation;

(j)

pay when due all Taxes lawfully levied or assessed against the Company before any penalty or interest accrues on any unpaid portion thereof and file all Tax Returns when due (including applicable extensions); and (b) not make or change any Tax elections or settle any audit or examination relating to Taxes;

(k)

use Commercially Reasonable Efforts to maintain the facilities, assets and properties of the Company in good operating repair, order and condition, reasonable wear and tear and loss by casualty to the extent covered by insurance excepted, and notify the Purchaser promptly upon any loss of, damage to, or destruction of any of the facilities, assets or properties of the Company having a Material Adverse Effect on the Company, whether or not covered by insurance;

(l)

maintain in full force and effect insurance coverage of the types and in the amounts set forth in Schedule 3.21 attached hereto;

(m)

promptly advise the Purchaser in writing of the commencement of, any threat to commence of which the Company has Knowledge, and of any developments or changes in any, pending or, to the Knowledge of the Company, threatened Legal Proceedings against the Company or any Stockholder of the type and nature which would be required to be disclosed on Schedule 3.17 attached hereto;

(n)

use Commercially Reasonable Efforts to maintain in full force and effect each, and not cause or permit to occur any Default under any, Contract, License or Permit required to be listed in any Schedule to this Agreement and, until the Closing Date, pay all accounts payable in the ordinary course of its business consistent with past practices;

(o)

not cause or permit to occur a violation, in any material respect, of any Laws applicable to the Company;

(p)

not cause, suffer or permit the creation or attachment of any Encumbrance on any of the assets of the Company;

(q)

use Commercially Reasonable Efforts to (i) preserve the business organizations of each of the Company intact, (ii) keep available the services of each of Employee, (iii) preserve the goodwill of the customers and others having business relations with the Company and (iv) maintain the corporate existence of the Company; and

(r)

use Commercially Reasonable Efforts to not take, suffer or permit any action, or omit to take any action, that would render untrue any of the representations or warranties of the Company set forth in this Agreement.

4.2.

Notice of Certain Events.

(a)

The Company covenants and agrees to provide the Purchaser with prompt notice of (i) any event, fact or circumstance which is likely to have a Material Adverse Effect on the Company, (ii) any representation or warranty made by the Company in this Agreement which has become untrue or inaccurate or (iii) its failure to comply with or satisfy any covenant, agreement or condition to be complied with or satisfied under this Agreement, within the time frame set forth in this Agreement; provided, however, that (A) as to any matter of which such notice is given that relates to circumstances existing or matters occurring prior the date of this Agreement which to the Knowledge of the Company should have been disclosed pursuant hereto (but not as to circumstances arising or matters occurring between the date hereof and the Closing), such matter shall be excluded from the operation of the Threshold Amount; and (B) for purposes of determining whether the conditions to the obligation of the Purchaser to close pursuant to Section 7.2 shall have been satisfied, all matters disclosed in any such notifications shall be disregarded.

(b)

The Purchaser covenants and agrees to provide the Company with prompt notice of (i) any representation or warranty made by the Purchaser contained in this Agreement which has become untrue or inaccurate or (ii) its failure by to comply with or satisfy any covenant, agreement or condition to be complied with or satisfied under this Agreement, within the time frame set forth in this Agreement; provided, however, that (A) as to any matter of which such notice is given that relates to circumstances existing or matters occurring prior the date of this Agreement which to the Knowledge of the Purchaser should have been disclosed pursuant hereto (but not as to circumstances arising or matters occurring between the date hereof and the Closing), such matter shall be excluded from the operation of the Threshold Amount; and (B) for purposes of determining whether the conditions to the obligation of the Company and the Stockholders to close pursuant to Section 7.1 shall have been satisfied, all matters disclosed in any such notifications shall be disregarded.

4.3.

Unaudited Interim Statements.  The Company covenants and agrees to deliver to the Purchaser Unaudited Interim Statements for each calendar month within ten Business Days after the end of each month and, in any event, at least one Business Day prior to Closing.

4.4.

Cooperation; Access to Books and Records.  The Company will cooperate generally with the Purchaser in connection with the Contemplated Transactions.  Until the Closing Date or earlier if this Agreement is terminated in accordance with its terms, the Company shall afford to the Purchaser and its agents, attorneys, accountants and other authorized representatives, including engineers, financial advisers, current and prospective lenders and debt underwriters, reasonable access to all of the properties, assets, financial condition, operations, books, records, files, correspondence, computer output, data, files, log books, technical and operating manuals and other materials of the Company (including those in the possession or control of its accountants, attorneys and any other Third Party), as the case may be, for the purpose of determining the compliance of the Company with its obligations under this Agreement and facilitating the consummation of the Contemplated Transactions.  Any such access shall be conducted during regular business hours and upon reasonable prior notice under the circumstances and will be conducted in a manner that will not materially disrupt the operation of the Business.  The Company will cause its counsel, accountants and representatives, and its directors, officers and employees, to cooperate fully with the employees and representatives of the Purchaser in connection with such access.

4.5.

Commercially Reasonable Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, the parties shall use their Commercially Reasonable Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Closing, and the other Contemplated Transactions, including (a) obtaining all Required Consents, (b) defending any Legal Proceeding or Claims challenging this Agreement or the consummation of any of the Contemplated Transactions, including, if the circumstances warrant, seeking to have any stay or temporary restraining Order vacated or reversed, (c) the removal of all Encumbrances from the Property on or prior to the Closing and (d) the execution and delivery of any additional documents, agreements and instruments necessary to consummate the Contemplated Transactions by, and to fully carry out the purposes of, this Agreement.

4.6.

Amendment of Schedules.  Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly any Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Schedules; provided, however, that (i) as to any matter disclosed in any such supplement or amendment that relates to circumstances existing or matters occurring prior to the date of this Agreement which to the Knowledge of the party amending or supplementing the Schedule should have been disclosed pursuant hereto (but not as to circumstances arising or matters occurring between the date hereof and the Closing), such matter shall be excluded from the operation of the Threshold Amount; and (ii) for purposes of determining whether the conditions precedent of the parties to close pursuant to Article 7 shall have been satisfied, all matters disclosed in such supplements and amendments shall be disregarded.

4.7.

Satisfaction of Stockholder Receivables.  On or prior to the Closing Date, the Company shall cause each and all of the Stockholder Receivables to be paid, satisfied and discharged (including all interest and other charges accrued thereon).

4.8.

Company Liabilities.

(a)

At or prior to the Closing, the Company shall pay and discharge the following:  (i) any Indebtedness that is secured in whole or in part by any assets of the Company or its Affiliates, other than as expressly provided in subsections (b) and (c) of this Section; (ii) other Indebtedness of the Company to the extent not specifically authorized pursuant to subsections (b) and (c) of this Section; (iii) all accrued but unpaid dividends due to Distribution Partners in respect of its K&P Preferred Stock under the Company’s Articles of Incorporation through the Effective Date; and (iv) the Merger Transaction Expenses of Cooley Godward Kronish LLP, Garvey Schubert Barer, and Preston Gates & Ellis through the Effective Date.

(b)

With regard to the Note of the Company payable to Dale Cowles more particularly described in Schedule 3.5 (the “Cowles Note”), the amount thereof remaining due as of the Closing shall be shown on the Effective Date Balance Sheet.  Prior to the Closing, the Company and the Purchaser shall enter into arrangements for the Cowles Note to be paid in full by the Purchaser at Closing, including the written release and discharge by the holder of the Cowles Note of all liens and other security interests on any assets or stock of the Company which secure the repayment thereof.

(c)

The Company shall not be required to pay and discharge prior to the Closing its Indebtedness to the former shareholders of BGI, Inc., provided that such Indebtedness is secured only by the accounts acquired from BGI, Inc. and not by any other assets or stock of the Company.  Notwithstanding the provisions of subsection (a)(ii) of this Section, the Company may, as of the Effective Date, have the following Indebtedness:  (i) the Cowles Note; and (ii) an aggregate amount of Indebtedness (including the Indebtedness to the former shareholders of BGI, Inc. described above) not to exceed Five Hundred Thousand Dollars ($500,000.00)

4.9.

Tail Coverages.  Prior to the Closing, the Company shall obtain the Tail Coverages.  The Company and such USI Company as the Purchaser may designate shall be co-brokers of record for such insurance.

4.10.

Employment Agreements.  The Company and the Key Stockholders (other than Distribution Partners) shall use diligent and Commercially Reasonable Efforts to cause: (a) each Producer listed on Attachment 6.10-1 to execute and deliver prior to or upon the Closing a Producer Employment Agreement and (b) each Employee listed on Attachment 6.10-2 to execute and deliver prior to or upon the Closing an Operations Manager Agreement.

4.11.

Regulatory Approvals.  The parties to this Agreement shall use all reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Entity.  Without limiting the generality of the foregoing, the Company and the Purchaser shall, prior to or promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act in connection with the Merger.  The Company and the Purchaser shall respond as promptly as practicable to (a) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentations and (b) any inquiries or requests received from any state attorney general or other Governmental Entity in connection with antitrust or related matters.  Each of the Company and the Purchaser shall (i) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such Legal Proceeding and (iii) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the Merger.  The Company and the Purchaser will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law.

ARTICLE 5
CONDITIONS PRECEDENT TO THE CLOSING

5.1.

Obligation of the Company and the Stockholders to Close.  The obligation of the Company to consummate the Contemplated Transactions on the Closing Date shall be subject to the satisfaction (or waiver by the Company and the Stockholder Representative, in their sole and absolute discretion) of the following conditions on or prior to the Closing Date:

(a)

Representations and Warranties; Covenants and Conditions. Each of the representations and warranties of the Purchaser and the Purchaser Constituent Corporation contained in this Agreement or in any Collateral Document, and the information contained in any Schedules to Article 5 of this Agreement, and any documents or instruments delivered at the Closing by the Purchaser or the Purchaser Constituent Corporation shall have been true and correct when made and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date and, at the Closing, Purchaser and the Purchaser Constituent Corporation shall have executed and delivered to the Company and the Stockholders a certificate to that effect.  The Purchaser and the Purchaser Constituent Corporation shall have each performed and complied in all respects with each and every covenant, agreement and condition required by this Agreement to be performed or satisfied by the Purchaser or the Purchaser Constituent Corporation at or prior to the Closing Date and, at the Closing, the Purchaser shall have executed and delivered to the Company and the Stockholders a certificate to that effect.

(b)

Absence of Legal Proceedings.  There shall not be any Legal Proceedings (including, without limitation, any Legal Proceeding arising under antitrust or securities Laws) or Order to restrain or invalidate the Merger or the Contemplated Transactions, and the Purchaser shall have executed and delivered to the Company and the Stockholders a certificate to the effect that it has no Knowledge that any such Legal Proceeding or Order is threatened.

(c)

Secretary’s Certificate. The Purchaser shall have delivered to the Company and the Stockholders a certificate or certificates dated as of the Closing Date and signed on its behalf by its Secretary to the effect that:  (i) (A) the Organizational Documents of Hurley attached to the certificate are true and complete, (B) the Organizational Documents of Hurley have been in full force and effect in the form attached since the date of the adoption of the resolutions referred to in clause (C) below and no amendment to such Organizational Documents has occurred since the date of the last amendment annexed thereto, (C) the resolutions of the board of directors of the Purchaser and of the stockholder and board of directors of Hurley authorizing the actions taken in connection with the Contemplated Transactions, were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout or by unanimous written consent, remain in full force and effect, and have not been amended, rescinded or modified; (ii) the officers or other individuals executing this Agreement and each of the Collateral Documents to which the Purchaser is a party are incumbent officers or otherwise duly authorized to execute such agreements and documents on behalf of the Purchaser and Hurley; and (iii) Hurley is in good standing in all jurisdictions in which the failure to be in good standing would have a Material Adverse Effect upon the Company.

(d)

Escrow Agreement.  The Purchaser shall have executed the Escrow Agreement substantially in the form of Exhibit C attached hereto.

(e)

Employment Agreements.  The Company shall have entered into the Executive Employment Agreements, each substantially in the form of Exhibit B-1 attached hereto.

(f)

Approval of Stockholders.  The Company shall have received all required resolutions or consents of the Stockholders authorizing and approving the Contemplated Transactions.

(g)

Employee Agreements.  The Company shall have determined in its sole discretion that an acceptable number of the following agreements have been executed and delivered by the parties thereto: (i) Producer Employment Agreements substantially in the form of Exhibit B-2 attached hereto with the Producers of the Company listed on Attachment 6.10-1; (ii) Operations Manager Agreements substantially in the form of Exhibit B-3 attached hereto with the Employees of the Company listed on Attachment 6.10-2; (iii) Agreements to Preserve Goodwill substantially in the form of Exhibit E-1 attached hereto signed by the Key Stockholders other than Distribution Partners; and (iv) Agreements to Preserve Goodwill substantially in the form of Exhibit E-2 attached hereto with the persons listed in Attachment 9.2.

(h)

Other Documents.  The Company shall have received all of the documents, agreements and instruments to be delivered to it in accordance with Section 8.2.2 hereof and shall have been provided with such other documents as it shall have reasonably requested from the Purchaser.

5.2.

Obligation of the Purchaser to Close.  The obligation of the Purchaser to consummate the Contemplated Transactions on the Closing Date shall be subject to the satisfaction or the waiver by the Purchaser, in its sole and absolute discretion, of the following conditions on or prior to the Closing Date:

(a)

Representations and Warranties; Covenants and Conditions.  Each of the representations and warranties of the Company and the Key Stockholders contained in this Agreement or in any Collateral Document, and the information contained in the Schedules to this Agreement provided by the Company or the Key Stockholders, and any documents or instruments delivered at the Closing by the Company or any of the Key Stockholders, shall have been true and correct when made and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (disregarding for this purpose any supplements to the Schedules which the Company may be permitted to give pursuant to this Agreement).  The Company and each of the Key Stockholders shall have each performed and complied in all respects with each and every covenant, agreement and condition required by this Agreement to be performed or satisfied by the Company and the Key Stockholder, as the case may be, at or prior to the Closing Date and, at the Closing.  At the Closing, (i) the Company shall have executed and delivered to the Purchaser a certificate to that effect in respect of the representations, warranties and covenants of the Company and the Key Stockholders other than Distribution Partners; and (ii) Distribution Partners shall have executed and delivered to the Purchaser a certificate to that effect in respect of the representations, warranties and covenants of Distribution Partners.

(b)

Consents.  All proceedings, if any, and all Required Consents including, without limitation, all Governmental Consents, set forth on Attachment 7.2(b) shall have been taken or obtained.

(c)

Current Unaudited Interim Statements.  The Company shall have delivered to the Purchaser the Unaudited Interim Statements for the calendar month most recently concluded prior to the Closing Date, and shall have made available to Purchaser any supporting documentation for such Unaudited Interim Statements.

(d)

Absence of Legal Proceedings.  There shall not be (i) any Legal Proceedings (including, without limitation, any Legal Proceeding arising under antitrust or securities Laws) or Order to restrain or invalidate the sale and purchase of the K&P Securities or the Contemplated Transactions, and (ii) no Legal Proceedings or Order shall be pending against the Company or any Stockholder, at law or in equity, before any Governmental Entity federal or state court or governmental commission or in arbitration or by or before any administrative agency, which, in the case of (i) or (ii), could have a Material Adverse Effect on, or result in a Material Adverse Change in, the Company or the Purchaser, and the Company and the Key Stockholders shall have executed and delivered to the Purchaser a certificate to the effect that none of them has any Knowledge that any such Legal Proceeding or Order has been threatened.

(e)

No Material Adverse Changes.  No Material Adverse Change shall have occurred or been threatened (and no condition, event or development shall have occurred or been threatened involving a prospective Material Adverse Change) in the Company between the date of this Agreement and the Closing Date.

(f)

Secretary’s Certificate.  The Company shall have delivered to the Purchaser a certificate or certificates dated as of the Closing Date and signed on its behalf by its Secretary to the effect that:  (i) (A) its Organizational Documents attached to the certificate are true and complete, (B) its Organizational Documents have been in full force and effect in the form attached since the date of the adoption of the resolutions referred to in clause (C) below and no amendment to such Organizational Documents has occurred since the date of the last amendment annexed thereto, (C) the resolutions of the Stockholders and the board of directors authorizing the actions taken in connection with the Contemplated Transactions, were duly adopted at duly convened meetings thereof, at each of which a quorum was present and acting throughout or by written consent meeting the requirement of applicable law, remain in full force and effect, and have not been amended, rescinded or modified; (ii) the officers or other individuals executing this Agreement and each of the Collateral Documents to which the Company is a party are incumbent officers or otherwise duly authorized to execute such agreements and documents on behalf of the Company and the specimen signatures on such certificate are their genuine signatures; and (iii) the Company is in good standing in all jurisdictions in which the failure to be in good standing would have a Material Adverse Effect upon the Company.  The certificate referred to above in clause (iii) shall attach subsistence certificates with respect to the Company certified by the Secretaries of State or other appropriate officials, dated as of a date not more than five days prior to the Closing Date, and certificates of no tax liens with respect to the property and assets of the Company.  Such certificate or certificates shall be in customary form and substance.

(g)

Company and Key Stockholder Certification.  The Company and each Key Stockholder shall have delivered a written statement to the Purchaser certifying that the Company or the Key Stockholder, as applicable, has no Knowledge of:  (i) any misrepresentation, breach of any warranty or non-fulfillment of any covenant to be performed by the Company and or any Key Stockholder under this Agreement or any Collateral Document; or (ii) any pending or threatened Legal Proceeding or Order arising out of any of the foregoing, other than as may be disclosed with particularity in this Agreement, even though such Legal Proceeding or Order may not be filed or become final until after the Closing Date.

(h)

Opinions of Counsel.  Opinions of counsel shall have been delivered to the Purchaser, dated the Closing Date, by the following:  (i) Garvey Schubert Barer, counsel for the Company, substantially in the form attached as Exhibit A hereto; (ii) Cooley Godward Kronish LLP, counsel for Distribution Partners, that Distribution Partners is a validly existing limited partnership and that the execution of this Agreement and the Collateral Documents to which it is a party have been duly authorized, executed and delivered by Distribution Partners; and (iii) legal counsel for the Arlen Prentice LLC reasonably acceptable to the Purchaser, that the Arlen Prentice LLC is a validly existing limited liability company and that the execution of this Agreement and the Collateral Documents to which it is a party have been duly authorized, executed and delivered by the Arlen Prentice LLC.

(i)

Executive Employment Agreements.  The Company shall have entered into an Executive Employment Agreement substantially in the form of Exhibit B-1 attached hereto with each of Arlen I. Prentice, Chris Prentice, Ellen Boyer and David Ross.

(j)

Employee Agreements.  The Purchaser shall have determined in its sole discretion that an acceptable number of the following agreements have been executed and delivered by the parties thereto: (i) Producer Employment Agreements substantially in the form of Exhibit B-2 attached hereto with the Producers of the Company listed on Attachment 6.10-1; (ii) Operations Manager Agreements substantially in the form of Exhibit B-3 attached hereto with the Employees of the Company listed on Attachment 6.10-2; (iii) Agreements to Preserve Goodwill substantially in the form of Exhibit E-1 attached hereto signed by the Key Stockholders other than Distribution Partners; and (iv) Agreements to Preserve Goodwill substantially in the form of Exhibit E-2 attached hereto with the persons listed in Attachment 9.2.

(k)

Approval of Stockholders.  The Company shall have delivered to the Purchaser evidence of the adoption of resolutions of the Stockholders authorizing and approving the Merger and Contemplated Transactions as required by law to complete the Contemplated Transactions, with at least ninety percent (90%) of the shares eligible to vote of each class of Securities of K&P having been voted in favor of the Merger and the Contemplated Transactions.

(l)

Dissenting Shares.  The Company shall have delivered to the Purchaser evidence that, as of the Effective Date, no more than five percent (5%) of the K&P Common Shares are Dissenting Shares and that there are no dissenting K&P Preferred Shares or K&P Warrants.

(m)

Repayment of Indebtedness.

(i)

On or prior to the Closing Date, each Stockholder and each Affiliate of the Company or any Stockholder shall have repaid the Company in full all amounts owing by such Stockholder or Affiliate to the Company (including the Stockholder Receivables) (excluding the Indebtedness which Section 6.8(c) authorizes to remain outstanding), and each Employee of the Company shall have likewise repaid in full all amounts owing to the Company by such Employee.

(ii)

On or prior to the Closing Date, all notes or other Debt payable to the Stockholders which are outstanding on the date hereof shall be paid in full, excluding the Indebtedness which Section 6.8(c) authorizes to remain outstanding.

(iii)

On or prior to the Closing Date, the Company shall have delivered to the Purchaser from the holder of the Cowles Note the written release and discharge in full by such holder of any and all liens and other security interests on any assets or stock of the Company which secure the repayment thereof.

(n)

Termination of Certain Agreements.  The following agreements shall have expired or been canceled or terminated:  the Shareholder Agreement and the Stockholder Agreement.

(o)

Escrow Agreement.  The Stockholder Representative shall have executed the Escrow Agreement substantially in the form of Exhibit C attached hereto.

(p)

Merger of 401(k) Plan.  The Company shall have taken such actions as the Purchaser may require with regard to the merger of the Company’s 401(k) plan into a plan of the Purchaser or one of its Affiliates.

(q)

Tail Coverages.  The Company shall have obtained the so-called “tail” or extended reporting period coverages required under Section 6.9.

(r)

Other Documents.  The Purchaser shall have received all of the documents, agreements and instruments to be delivered to it in accordance with Section 8.2.1 hereof and shall have been provided with such other documents as it shall have reasonably requested from the Company or any Stockholder.

ARTICLE 6
CLOSING

6.1.

Closing.  Subject to satisfaction or waiver of the conditions set forth in Sections 7.1 and 7.2, Closing of the Contemplated Transactions shall take place at 10:00 a.m., local time, on November 7, 2006 (the “Closing Date”), at the offices of Garvey Schubert Barer, 1191 2nd Avenue, Suite 1800, Seattle, Washington 98101 or such other place as is mutually agreed to in writing by the parties hereto.    At or prior to the Closing, the parties shall take all administrative actions necessary to prepare to effect the Merger.  On the Closing Date, (i) the Articles of Merger shall be filed with the appropriate state authorities so that the provisions thereof shall become effective and the Merger shall thereby be effected on the Closing Date and (ii) all transactions contemplated by this Agreement, including the conversion of the K&P Securities shall be consummated.  All actions taken at Closing shall be deemed to have occurred simultaneously, and shall be effective as of the dates and times specified in this Agreement.

6.2.

Deliveries at Closing.  At the Closing:

6.2.1.

The Company and the Key Stockholders, to the extent applicable, will deliver to the Purchaser:

(a)

Articles of Merger, properly executed by the Company and the Purchaser Constituent Corporation, to be filed with the appropriate Governmental Entities, to effect the Merger;

(b)

All of the Company’s Books and Records, including without limitation all minute books, stock books, stock transfer ledgers, employment records, financial and accounting records, and files;

(c)

All of the certificates the delivery of which are a condition to the obligation of the Purchaser pursuant to Section 7.2;

(d)

The Unaudited Interim Statement of the Company described in Section 3.9 and the additional information described in such Section;

(e)

All of the legal opinions the delivery of which are a condition to the obligation of the Purchaser pursuant to Section 7.2;

(f)

The Escrow Agreement substantially in the form of Exhibit C attached hereto, duly executed by the Stockholder Representative;

(g)

The Employment Agreements executed and delivered to the Company;

(h)

Evidence of termination of all Related Party Agreements, including but not limited to those agreements the expiration, cancellation or termination of which are a condition to the obligation of the Purchaser pursuant to Section 7.2;

(i)

Evidence of such actions as the Purchaser may require with regard to the merger of Company’s 401(k) plan as provided in Section 7.2;

(j)

Evidence that the Company shall have obtained the Tail Coverages;

(k)

Certificate of good standing of the Company in Washington, certified by the Secretary of State, dated as of a date not more than ten (10) days prior to the Closing Date;

(l)

All other agreements, certificates, consents, approvals and documentary evidence required to be delivered pursuant to the Stockholders’ obligations hereunder.

6.2.2.

The Purchaser will deliver to the Company or the Stockholder Representative:

(a)

The estimated amount of the Initial Merger Consideration determined in accordance with Section 2.9;

(b)

The Escrow Agreement substantially in the form of Exhibit C attached hereto, duly executed by the Purchaser.

(c)

The Parent Guaranty substantially in the form of Exhibit D attached hereto, duly executed by the Parent.

(d)

Fully executed Employment Agreements between the Company and each of Arlen I. Prentice, Chris Prentice, Ellen Boyer and David Ross substantially in the form of Exhibit B-1 attached hereto;

(e)

All other agreements, certificates, consents, approvals and documentary evidence required to be delivered pursuant to the Purchaser’s obligations hereunder.

6.3.

Expenses.  The Stockholders shall be responsible for (and the Purchaser may recover pursuant to Claim Notice under Article 10) each and all of the following: (a) Merger Transaction Expenses to the extent in excess of the amount thereof reflected on the Effective Date Balance Sheet; (b) Self-Insured Health Plan Costs to the extent in excess of the amount thereof reflected on the Effective Date Balance Sheet; and (c) the amount of any Excess Short Tax Year Liability.

6.4.

Termination of Distribution Partners Agreements.  Provided and on condition that the Contemplated Transactions are consummated as herein provided, the Company and Distribution Partners hereby agree that the Securities Purchase Agreement and that certain Registration Rights Agreement, originally dated January 31, 2002, by and between Distribution Partners and the Company, shall be terminated and of no further force and effect, effective immediately prior to the Merger.

ARTICLE 7
CONFIDENTIALITY AND PRESERVATION OF GOODWILL

7.1.

Confidentiality.  Each party hereto shall and shall cause its counsel, accountants, financial advisors and lenders:  (a) to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any Person other than its officers, directors, Affiliates, employees, attorneys, accountants, other agents and representatives, including financial advisors, current and prospective lenders and debt securities underwriters who are participating in the evaluation of the Company and the Contemplated Transactions or who otherwise need to know the Proprietary Information for the purpose of evaluating the Company and/or the Contemplated Transactions; and (b) not to use the Proprietary Information for any purpose other than (i) in connection with the evaluation and/or consummation of the Contemplated Transactions; (ii) to the extent necessary to obtain any of the Required Consents listed on Schedule 3.6 or (iii) to enforce such party’s rights and remedies under this Agreement.  The obligations of each party hereto under this Section shall terminate two years from the date of this Agreement.  Notwithstanding the foregoing provisions of this Section, the parties acknowledge and agree that the confidentiality obligations of Distribution Partners to the Purchaser shall not be governed by this Section, but shall be governed by a separate Confidentiality Agreement, in substantially the form of Exhibit F, the execution and delivery of which is a condition to the Purchaser’s obligations hereunder.

7.2.

Preservation of Goodwill.  As a material inducement to the Purchaser’s consummation of the Contemplated Transactions: (a) each of the Key Stockholders other than Distribution Partners shall deliver to the Purchaser at the Closing an Agreement to Preserve Goodwill substantially in the form of Exhibit E-1; (b) each of the Persons listed in Attachment 9.2 shall deliver to the Purchaser at the Closing an Agreement to Preserve Goodwill substantially in the form of Exhibit E-2, for a Restricted Period of the length for such Person specified on such Attachment; and (c) Distribution Partners shall deliver to the Purchaser at the Closing a Confidentiality Letter substantially in the form of Exhibit F.  The Company and the Key Stockholders (other than Distribution Partners) shall use Commercially Reasonable Efforts to cause each and all of such agreements to be delivered.

7.3.

Specific Enforcement.  Each Stockholder acknowledges that any breach or threatened breach by it, him or her of any provision of this Article will cause continuing and irreparable injury to the USI Companies for which monetary damages would not be an adequate remedy.  Accordingly, the Purchaser and any of the other USI Companies shall be entitled to seek injunctive relief from a court of competent jurisdiction, including specific performance, with respect to any such breach or threatened breach.  In connection therewith, no Stockholder shall, in any Legal Proceeding to so enforce any provision of this Article, assert the claim or defense that an adequate remedy at law exists or that injunctive relief is not appropriate under the circumstances.  The rights and remedies of the Purchaser and any of the other USI Companies set forth in this Article are in addition to any other rights or remedies to which they may be entitled, whether existing under this Agreement, at law or in equity, all of which shall be cumulative.

ARTICLE 8
INDEMNIFICATION

8.1.

Survival.

(a)

Representations and Warranties.  Notwithstanding any investigation made by or on behalf of Purchaser, the Company, its Subsidiaries or any of the Stockholders prior to or after the Closing Date: (i) representations or warranties made by any party which were both (A) not true when made and (B) were made by such party with intent to defraud or mislead shall survive in accordance with the applicable statute of limitations, (ii) representations or warranties contained in Sections 3.2 (Authorization), 3.3 (Capitalization), clause (i) of 3.5 (Conflicts with Other Instruments), 3.29 (Taxes and Tax Returns), 3.34 (Shareholder Solicitation), 4.1 (Authorization), 4.2 (Title to Shares and Warrants) and 5.2 (Purchaser Authorization) shall survive the Closing until March 31, 2010, and (iii) all other representations and warranties made by any party in this Agreement or in any Collateral Document shall survive the Closing until the second anniversary thereof (each a “Survival Date”), and thereafter as to any Claims or Losses set forth with reasonable specificity in an Indemnity Notice or Claim Notice (as applicable and each as defined below) given prior to the applicable Survival Date.

(b)

Covenants, Agreements.  All covenants and other agreements contained herein or in any Collateral Document shall survive the Closing until March 31, 2010 and thereafter as to any Claims or Losses set forth with reasonable specificity in an Indemnity Notice or Claim Notice given prior to such date; provided, however, that (i) the foregoing limitation as to survival shall not apply to any obligations which, by the terms thereof, are to be performed following the end of such period, including (without limitation) such obligations provided pursuant to Sections 2.12, 2.15 and 9.1 and this Article; (ii) the covenants and other agreements under each Employment Agreement, each Agreement to Preserve Goodwill, the Escrow Agreement and the Confidentiality Letter shall survive in accordance with the terms thereof and the statutes of limitation applicable thereto.

8.2.

The Stockholders’ Indemnification.  Regardless of any investigation undertaken or made by the Purchaser or any other Purchaser Indemnified Party, the Stockholders (and the Company in the event this Agreement is terminated prior to the Closing) hereby agree to indemnify, defend and hold harmless each and all of the Purchaser Indemnified Parties from and against any and all Claims (including, without limitation, Claims arising out of facts or circumstances that have occurred on or prior to the Closing Date, even though such Claim may not be filed or come to light until after the Closing Date) or Losses that may be imposed upon, incurred by or asserted against any of them arising out of, based upon or resulting from:  (a) any breach of a representation or warranty set forth in Articles 3 and 4; (b) any other breach or non-fulfillment of any covenant or agreement to be performed by the Stockholder Representative or the Stockholders or to be performed, prior to or upon the Closing, by the Company under this Agreement or any Collateral Document signed and delivered by the Stockholder Representative, the Stockholders or the Company at Closing; (c) any and all Merger Transaction Expenses (other than to the extent of the liability shown on the Effective Date Balance Sheet), the Self-Insured Health Plan Costs (other than to such extent), the Excess Short Tax Year Liability and any and all other costs or expenses which this Agreement provides are to be paid or discharged by the Company prior to the Closing or by any Stockholder at any time; and (d) any of the matters identified in Attachment 10.2.  The indemnification liability of the Stockholders hereunder shall be allocated among the Stockholders pro rata based on the number of Outstanding K&P Securities.  Notwithstanding anything contained herein to the contrary, the Stockholders (and prior to Closing, the Company) shall not be liable under this Section 10.2 for Claims (including, without limitation, Claims arising out of facts or circumstances that have occurred on or prior to the Closing Date, even though such Claim may not be filed or come to light until after the Closing Date) or Losses that may be imposed upon, incurred by or asserted against any Purchaser Indemnified Party arising out of, based upon or resulting from Hurley or its operations.

8.3.

The Purchaser’s Indemnification.  Regardless of any investigation undertaken or made by the Company or the Stockholders, or any of their employees, agents or representatives prior to the Closing Date, the Purchaser hereby agrees to indemnify, defend and hold harmless the Stockholder Indemnified Parties, from and against any and all Claims (including, without limitation, Claims arising out of facts or circumstances that have occurred on or prior to the Closing Date, even though such Claim may not be filed or come to light until after the Closing Date) or Losses that may be imposed upon, incurred by or asserted against any of them arising out of, based upon or resulting from:  (a) any breach of a representation or warranty set forth in Article 5; (b) any breach or non-fulfillment of any covenant or agreement to be performed by the Purchaser or Purchaser Constituent Corporation under this Agreement or any Collateral Document signed and delivered by the Purchaser or Purchaser Constituent Corporation; (c) operation of the Company and the Business from and after the Effective Date (but not to the extent of any Loss or Liability arising by reason of a breach by the Company, the Stockholder Representative or any Stockholder of any representation, warranty or covenant made in or pursuant to this Agreement or any Collateral Document, or to the extent of any Third Party Claim arising by reason of actions or conduct of any Stockholder following the Closing); and (d) any Legal Proceeding or Order, arising out of any of the foregoing even though such Legal Proceeding or Order may not be filed, become final, or come to light until after the Closing Date.

8.4.

Payment; Procedure for Indemnification.

(a)

Claim or Loss.  In the event that the Person seeking indemnification under this Article (the “Indemnified Party”) shall suffer a Claim or Loss, he, she or it shall promptly, after obtaining Knowledge of the incurrence of any such indemnifiable Claim or Loss, give a notice of intent to seek indemnity, describing the Claim or Loss in reasonable detail (an “Indemnity Notice”) to the party from whom indemnification under this Article is sought (the “Indemnifying Party”).  The failure of any Indemnified Party to give the Indemnifying Party the Indemnity Notice shall not release the Indemnifying Party of liability under this Article, except (a) to the extent that the Indemnifying Party’s ability to defend such Claim or Loss is materially prejudiced by the failure to give such notice, (b) that the Indemnifying Party shall not be liable for Claims or Losses incurred by the Indemnified Party that would not have been incurred but for the delay in the delivery of, or failure to deliver, the Indemnity Notice and (c) the Indemnified Party shall be responsible for any legal fees and expenses incurred in connection with obtaining relief from a default judgment or other interim ruling in connection with the Claim or Loss that was incurred as a direct result of the failure to so notify.  For the purposes of the foregoing sentence, if a default judgment in connection with a Claim or Loss is not set aside, then the Indemnifying Party shall have been deemed to be materially prejudiced.  Within twenty (20) days after the receipt by the Indemnifying Party of the Indemnity Notice, the Indemnifying Party shall either (i) pay to the Indemnified Party an amount equal to the indemnifiable Claim or Loss or (ii) object to such claim, in which case the Indemnifying Party shall give written notice to the Indemnified Party of such objection together with the reasons therefor, it being understood that the failure of the Indemnifying Party to so object shall preclude the Indemnifying Party from asserting any claim, defense or counterclaim relating to the Indemnifying Party’s failure to pay any indemnifiable Claim or Loss.  The Indemnifying Party’s objection shall not, in and of itself, relieve the Indemnifying Party from its obligations under this Article.  In the event that the parties are unable to resolve the subject of the Indemnity Notice, the issue shall be resolved pursuant to the dispute resolution mechanism governing this Agreement.

(b)

Third Party Claim or Loss.

(i)

Notwithstanding anything set forth in subparagraph (a) above, in the event the facts giving rise to the claim for indemnification under this Article shall involve any action, or threatened Claim or demand by any Third Party, the Indemnified Party shall, promptly after obtaining Knowledge of such Third Party Claim or demand giving rise to the claim for indemnification, send written notice of intent to seek indemnity, describing such action or Claim in reasonable detail (a “Claim Notice”) to the Indemnifying Party.  The failure of the Indemnified Party to give the Indemnifying Party the Claim Notice shall not release the Indemnifying Party of Liability under this Article, except to the extent that the Indemnifying Party’s ability to defend such Claim or Loss is materially prejudiced by the failure to give such notice.  Subject to the last sentence of this subparagraph (b) and except for claims resulting from, relating to or arising out of provisions of Section 3.29 (Taxes and Tax Returns) and those representations and warranties hereunder involving Client Accounts, the Indemnifying Party shall be entitled to defend such action or Claim in the name of the Indemnified Party at its own expense and through counsel of its own choosing; provided, that if the applicable action or Claim is against, or if the defendants in any such Legal Proceeding shall include, both the Indemnified Party and the Indemnifying Party and the Indemnified Party reasonably concludes that there are defenses available to it that are different or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party may be reasonably deemed to conflict with those of the Indemnifying Party, then the Indemnified Party shall have the right to select a single separate counsel and to assume the Indemnified Party’s defense of such Claim or Legal Proceeding, with the reasonable fees, expenses and disbursements of such counsel to be reimbursed by the Indemnifying Party as incurred.  The Indemnifying Party shall give the Indemnified Party notice in writing within five (5) days after receiving the Claim Notice from the Indemnified Party in the event of Legal Proceeding or otherwise of its intent to exercise its right to assume the defense of such action or Claim.  If the Indemnified Party has received no such notice within such time period or in the case of any claims resulting from, relating to or arising out of provisions of Section 3.29 (Taxes and Tax Returns) and those representations and warranties hereunder involving Client Accounts, the Indemnified Party may take control of the defense of such action or Claim but the Indemnifying Party shall pay the reasonable costs of such defense incurred by the Indemnified Party (and all such costs shall be deemed to be Losses for purposes of this Article).

(ii)

Whenever the Indemnifying Party is entitled to defend any Claim hereunder, the Indemnified Party may elect, by notice in writing to the Indemnifying Party, to continue to participate through its own counsel, at its expense, but the Indemnifying Party shall have the right to control the defense of the Claim or the Legal Proceeding; provided, that the Indemnifying Party retains counsel reasonably satisfactory to the Indemnified Party and pursuant to an arrangement satisfactory to the Indemnified Party; otherwise, the Indemnified Party shall have the right to control the defense of the Claim or the Legal Proceeding.

(iii)

Notwithstanding any other provision contained in this Agreement, the party controlling the defense of the Claim or the Legal Proceeding shall not settle any such Claim or Legal Proceeding without the written consent of the other party; provided, that if the Indemnified Party is controlling the defense of the Claim or the Legal Proceeding and shall have, in good faith, negotiated a settlement thereof, which proposed settlement contains terms that are reasonable under the circumstances, then the Indemnifying Party shall not withhold or delay the giving of such consent (and in the event the Indemnifying Party and Indemnified Party are unable to agree as to whether the proposed settlement terms are reasonable, the Indemnifying Party and Indemnified Party will resolve such disagreement pursuant to the dispute resolution provisions of this Agreement).  In the event that the Indemnifying Party is controlling the defense of the Claim or the Legal Proceeding and shall have negotiated a settlement thereof, which proposed settlement is substantively final and unconditional as to the parties thereto (other than the consent of the Indemnified Party required under this Section) and contains an unconditional release of the Indemnified Party and does not include the taking of any actions by, or the imposition of any restrictions on the part of, the Indemnified Party and the Indemnified Party shall refuse to consent to such settlement, the liability of the Indemnifying Party under this Article, upon the ultimate disposition of such Legal Proceeding or Claim, shall be limited to the amount of the proposed settlement; provided, however, that in the event the proposed settlement shall require that the Indemnified Party make an admission of liability, a confession of judgment, or shall contain any other non-financial obligation which, in the reasonable judgment of the Indemnified Party, renders such settlement unacceptable, then the Indemnified Party’s failure to consent shall not give rise to the limitation of Indemnifying Party’s liability as provided for in this Section, and the Indemnifying Party shall continue to be liable to the full extent of such Legal Proceeding or Claim; and provided further, that notwithstanding any provision to the contrary, no indemnifiable Claims or Losses with respect to Taxes shall be settled without the prior written consent of the Purchaser.

8.5.

Limitations of Indemnity.

(a)

Neither the Stockholder Indemnified Parties, on the one hand, nor the Purchaser Indemnified Parties, on the other hand, shall make a Claim for indemnifiable Losses pursuant to Section 10.2(a) or Section 10.3(a), as the case may be, unless the aggregate amount of such indemnifiable Losses for either Stockholder Indemnified Parties or the Purchaser Indemnified Parties, as the case may be, exceeds Three Hundred Thousand Dollars ($300,000) (the “Threshold Amount”), and then shall only make a Claim for indemnifiable Losses to the extent such Losses exceed the Threshold Amount.  Notwithstanding the foregoing, the Threshold Amount shall not apply to breaches or inaccuracies of any representations and warranties contained in Sections 3.2 (Authorization), 3.3 (Capitalization), 3.29 (Taxes and Tax Returns), 3.34 (Shareholder Solicitation), 4.1 (Authorization), 4.2 (Title to Shares and Warrants) and 5.2 (Purchaser Authorization), nor shall the Threshold Amount apply in respect of the Merger Transaction Expenses, the Self-Insured Health Plan Costs, the Excess Short Tax Year Liability or any of the matters identified in Attachment 10.5.

(b)

Notwithstanding anything contained in this Article to the contrary, the aggregate maximum monetary liability of the Stockholders or the Purchaser for indemnifiable Losses under Sections 10.2(a) or 10.3(a), respectively, shall not exceed the sum of the Escrow Amount (including the Short Year Tax Refund and the Loss Carryback Refund included therein) and the Earn-Out Merger Consideration (the “Cap”); provided, however, that the Cap shall be reduced dollar for dollar to the extent that any portion of the Escrow Amount or the Earn-Out Merger Consideration shall have been previously distributed to the Stockholders.

(c)

For purposes of calculating the amount of a Purchaser Indemnified Party’s Losses incurred by a Purchaser Indemnified Party arising out of or resulting from any breach of a representation, covenant or agreement, the references to a “Material Adverse Effect” shall be disregarded.  The limitations on the assertion of claims for indemnification (i.e., the Threshold Amount and the Cap) contained in this Section shall not apply to, and shall not in any way limit the right of the Purchaser to pursue, any rights, remedies or Claims based on fraud.

(d)

The indemnification rights and other remedies provided in this Article 10 shall be the sole right and remedy of the Purchaser Indemnified Parties for Claims against the Stockholders in respect of the breach or misrepresentation of the representations and warranties set forth in Articles 3 and 4 and for all Claims (whether such Claims are characterized, stated or made in contract, tort, strict liability, rights of contribution or otherwise) that could have been made as breaches or misrepresentations of such representations and warranties, with or without the Material Adverse Effect, Knowledge or other qualifiers included in any of the representations or warranties and notwithstanding the survival periods or statutes of limitations with respect to any of the representations or warranties; provided, however, that this subsection (d) shall not apply with regard to any representations or warranties made pursuant to Articles 3 or 4 which were both (i) not true when made and (ii) were made with intent to defraud or mislead.  In no event shall this subsection (d) be construed in any manner to limit the right of the Purchaser or any other Purchaser Indemnified Party to seek injunctive or other equitable relief to enforce the performance by the Company, the Stockholder Representative or the Stockholders of their respective obligations under this Agreement or any other Collateral Document.

(e)

Notwithstanding the limitations set forth in subsection (a) of this Section 10.5, the Stockholder Representative may waive the Threshold Amount on behalf of the Stockholders and elect for the Stockholders to indemnify the Purchaser Indemnified Parties for all indemnifiable Losses pursuant to Section 10.2(a), notwithstanding the fact that the aggregate amount of such indemnifiable Losses for the Purchaser Indemnified Parties shall not have exceeded the Threshold Amount.

8.6.

Stockholders’ Claims Against the Company.  No Stockholder shall be entitled to seek or obtain contribution from, or indemnification by, the Company, under the Company’s Organizational Documents, this Agreement, applicable corporate Laws or other Laws or otherwise, in respect of amounts due from the Stockholders to the Purchaser or any other Purchaser Indemnified Party under this Article or otherwise under this Agreement, and each Stockholder will hold each of the Purchaser Indemnified Parties harmless in respect of all such amounts and shall not seek to join the Company in connection with any suit arising under this Agreement.

8.7.

Insurance.  For purposes of determining an Indemnifying Party’s monetary liability under this Article for any Loss or Claim, appropriate reductions shall be made to reflect the net recovery pursuant to any insurance policy that may be received by the Indemnified Party in respect of the Loss or Claim.  Each Indemnified Party shall use Commercially Reasonable Efforts to collect amounts available under insurance coverages and promptly and diligently pursue such claims relating to any Loss or Claim for which it is seeking indemnification.

8.8.

Set-Off Against Earn-Out Merger Consideration.  In addition to the other rights and remedies of the Purchaser in respect of the obligations of the Stockholders under this Agreement, including but not limited to their obligations under this Article and Article 2, the Purchaser shall have the right to set-off, withhold and deduct, from payments of Earn-Out Merger Consideration specified pursuant to Article 2 and other amounts due to the Stockholders hereunder, the full amount of any payment due from the Stockholders or loss of the Purchaser or any of the other Purchaser Indemnified Parties arising from the Stockholders’ failure to perform their obligations and, with regard to any Claim or demand of a Third Party or any Loss which has not been finally resolved or otherwise liquidated in amount at the time the payment is due, the amount claimed or demanded by a Third Party or, if no such claim or demand has been made, the estimated amount of the maximum amount of the such Claim, Loss or demand, plus an additional amount equal to one and one-half times the estimated amount of the attorneys’ fees and other costs and expenses of handling the Claim, Loss or demand through final resolution.  Upon the final resolution of any Claim, Loss or demand in respect of which any amount has been so withheld, the amount withheld shall be promptly paid to the Stockholders, after set-off by the Purchaser of the amounts due in respect thereof pursuant to this Agreement, and subject to withholdings for any other Claim, Loss or demand then remaining outstanding.  With regard to matters in respect of which the Stockholders are required to provide indemnification pursuant to this Article, the Purchaser Indemnified Parties shall have the rights provided in this Section solely in respect of Claims, Losses or demands in respect of the Purchaser or any other Purchaser Indemnified Party shall have given written notice to the Stockholders on or prior to the applicable Survival Date provided above in Section 10.1(a).  Any amount satisfied by set-off from Earn-Out Merger Consideration as provided in this Section shall bear interest at the Prime Rate, commencing thirty (30) days after the date that the Purchaser Indemnified Party provides the Indemnity Notice to the Indemnifying Party regarding the obligation in respect of which the indemnification payment is due, and continuing until the date set-off is made.

8.9.

Characterization of Indemnity Payments.  Except as otherwise required by applicable Law, any payment made pursuant to this Article shall be treated, for Tax purposes, as an adjustment to the Merger Consideration.

ARTICLE 9
POST-CLOSING COVENANTS

9.1.

Tax Returns and Loss Carryback Claims.

(a)

Short Year Tax Return.  The Stockholder Representative shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date (the “Short Year Tax Returns”).  The Short Year Tax Returns shall be prepared on a basis consistent with past practice, except to the extent required by applicable Law, and the Stockholder Representative shall timely pay or cause to be timely paid all Taxes shown on such Tax Returns.  The Stockholder Representative shall deliver each Short Year Tax Return, at least thirty (30) days in advance of filing, to the Purchaser for review and shall provide to the Purchaser such information as the Purchaser may reasonably request to confirm prior to filing that the Short Year Tax Returns are prepared in adherence to past practice and otherwise as required by this Agreement.  The Purchaser shall cooperate with the Stockholder Representative in connection with the filing of the Short Year Tax Returns for the short year prior to the Closing, and the Stockholder Representative and his or her representatives shall be given access to the Books and Records of the Company for such period as necessary and appropriate in connection with the filing of such Tax Returns.  The Stockholder Representative shall pay (or cause the Stockholders to pay) all of the Taxes due pursuant to such Tax Returns and the accountants fees and all other fees, costs and expenses relating to the preparation of such Tax Returns in excess of the liabilities therefor shown on the Effective Date Balance Sheet (such excess, the “Excess Short Tax Year Liability”).  In the event the Stockholder Representative determines that there will be a taxable loss in one or more of the Short Year Tax Returns (the “Short Year Tax Loss”), the Stockholder Representative shall promptly apply for refunds of any estimated taxes already paid by the Company with respect to the Short Year. Any cash income tax refund received by the Company, including any interest accrued and paid by Taxing Authorities with respect to such refund (together, the “Short Year Tax Refund”) shall be paid as provided in Section 2.13.

(b)

Loss Carryback Claims for Prior Years.  In the event there is a Short Year Tax Loss, the Stockholder Representative shall prepare or cause to be prepared and file or cause to be filed one or more amended Tax Returns or tax refund claims (the “Loss Carryback Claim”) to apply the Short Year Tax Loss, as a net operating loss, to the Company’s prior two tax years for the purpose of securing a refund therefrom. Any cash income tax refund received by the Company, including any applicable interest accrued and paid by Taxing Authorities with respect to such refund (together, the “Loss Carryback Refund”) shall be paid in accordance with Section 2.13.  The Purchaser shall cooperate with the Stockholder Representative in connection with the filing of any Loss Carryback Claim, and the Stockholder Representative and his or her representatives shall be given access to the Books and Records of the Company for such period as necessary and appropriate in connection with the filing any Tax Returns or other forms necessary to file the Loss Carryback Claim.  The Stockholder Representative shall pay (or cause the Stockholders to pay) all of the accountants fees and all other fees, costs and expenses relating to the preparation and filing of any Loss Carryback Claim in excess of the liabilities therefor shown on the Effective Date Balance Sheet.

(c)

Purchaser’s Covenants Regarding Certain Tax Matters.  On or after the Closing Date:

(i)

Purchaser will not cause or permit the Company or any affiliate of Purchaser to make any election or deemed election under Code Section 338.

(ii)

If after the Effective Date, the Purchaser makes or causes the Company to make or change any election related to Taxes, to amend any Tax Return or to take any position on any Tax Return that results in any increased Taxes or reduction of any Tax Benefit of the Company in respect of any Company taxable year ending on or prior to the Closing Date, then Purchaser agrees that the Stockholders shall have no liability for any Taxes to the extent resulting from any such action of the Company, Purchaser or any affiliate of Purchaser, provided that the foregoing is not intended and shall not be construed to limit the representations and warranties of the Company set forth in Section 3.29 or the indemnification obligations of the Stockholders set forth herein.

(iii)

If the Stockholder Representative makes or causes the Company to make or change any election related to Taxes, to amend any Tax Return or to take any position on any Tax Return that results in any increased Taxes or reduction of any Tax Benefit of the Purchaser or the Company in respect of any Company taxable year after the Closing Date, then the Stockholders agree that the Purchaser shall have no liability for any Taxes to the extent resulting from any such action.

(iv)

No party to this Agreement shall take any action, or permit its Affiliates or representatives to take any action, that may prevent the taxable year of the Company from ending for federal and applicable state income tax purposes at the end of the day on which the Closing occurs.  Purchaser shall not take any action, or permit its Affiliates or representatives to take any action, that may prevent any Loss Carryback Claim (including the waiver of any net operating loss carryback related to the Loss Carryback Claim) or the filing of any Short Year Tax Returns. The Short Year Tax Returns shall be prepared in accordance with U.S. Treasury Regulations Section 1.1502-76 (or comparable provision of state law); provided, however, that no election shall be made under paragraph (b)(2)(ii)(D) thereof.

(v)

In the event any Short Year Tax Returns or any Loss Carryback Claim are subject to audit by a Taxing Authority, Purchaser agrees that Stockholder Representative shall be in charge of managing and overseeing the audit and shall be granted access to Company information and workpapers to the extent reasonably necessary for such task.  The Stockholder Representative shall keep the Purchaser fully appraised of the audit and shall permit representatives of the Purchaser to participate therein, and the Stockholder Representative shall provided to the Purchaser for review the final audit workpapers before the audit is finalized.  The responsibility of the Stockholder Representative and the Stockholders for accountant's fees and all other fees, costs and expenses arising in respect of the Short Year Tax Returns shall include (without limitation) all such fees, costs and expenses related to any such audit.

(vi)

In the event any Tax Returns of the Company (other than a Short Year Tax Return or Loss Carryback Claim) for a pre-Closing tax year are subject to audit, review, notice of deficiency or collection action by a Taxing Authority (“Tax Claim”), and Purchaser chooses to take control of the defense of such Tax Claim in connection with the indemnification procedures of Section 10.4, Purchaser agrees that it shall keep the Stockholder Representative fully appraised of the Tax Claim and shall permit the Stockholder Representative (and its appointed representatives) to participate therein, and Purchaser shall provide to the Stockholder Representative for review any final documents or agreements related to the resolution of such Tax Claim prior to the finalization of such claim.  The responsibility of the Stockholder Representative and the Stockholders for accountant's fees and all other fees, costs and expenses arising in respect of such Tax Claim shall, to the extent deemed an indemnifiable Claim or Loss under Section 10.4, include (without limitation) all fees, costs and expenses related to any such audit.

9.2.

Maintenance of Books and Records of Purchaser.  For a period of five (5) years following the Closing, the Purchaser agrees to permit the Stockholder Representative to inspect and audit the Books and Records of the Company during regular business hours and at no expense to the Purchaser or any other Purchaser Indemnified Party in order for the Stockholder Representative to obtain information relevant to the Contemplated Transactions or to Third Party claims or Legal Proceedings which are the subject of indemnification by the Stockholders under Article 10; provided, however, that the parties acknowledge and agree that determinations pursuant to the provisions of Sections 2.11 and 2.12, once the same have been made as therein provided, shall be conclusive and not subject to further review or audit. The Stockholder Representative will hold all information provided to it pursuant to this Article (and any information derived therefrom) in confidence to the same extent as required by Section 9.1 of this Agreement with respect to Proprietary Information.

9.3.

Public Announcements.  Neither the Company nor any Stockholder shall issue any public report, statement, press release or similar item or make any other public disclosure with respect to the substance of this Agreement prior to the consultation with and approval of the Purchaser.  In addition, before the Purchaser or the Company issues any public report, statement, press release or similar item or make any other public disclosure with respect to the substance of this Agreement, the Purchaser or the Company will consult with, and obtain the approval of, the Stockholder Representative, provided that the Parent may make any public disclosure it reasonably believes is required by Law or rule of any stock exchange or self-regulatory agency to which the Parent is subject.

9.4.

Assistance in Defense.  In the event that, after the Closing Date, any of the parties hereof shall require the participation of officers and employees employed by each other (including the Stockholders) to aid in the investigation, defense or prosecution of Legal Proceeding or Claims, and so long as there exists no conflict of interest between the parties, each of them shall make such officers and employees reasonably available to participate in such investigation, defense or prosecution; provided, that the party requiring the participation of such officers or employees shall pay all reasonable out-of-pocket costs, charges and expenses arising from such participation.

9.5.

Further Cooperation.  From and after the Closing Date, each Stockholder shall (i) assist and cooperate with the Purchaser and the Company in effecting the orderly transfer of the Business to the Purchaser and the Company and/or its Affiliate and (ii) execute and deliver such documents and take such other actions as the Purchaser or the Company reasonably requests to fully consummate the Contemplated Transactions.

9.6.

Future Acquisitions.  From and after the Closing Date through the end of the Second Measuring Period, without the prior written consent of the Stockholder Representative, which consent will not be unreasonably withheld, Purchaser, on behalf of itself and its Affiliates, agrees that such Persons will not directly or indirectly acquire a controlling interest in, or directly or indirectly acquire all or substantially all the assets of, any insurance broker where both (a) such insurance broker has aggregate annual revenues in excess of $5,000,000 and (b) thirty percent (30%) of the aggregate revenues of such insurance broker (including its acquired Affiliates) are generated by its offices located in the states of Washington, Idaho and Alaska.

9.7.

Conduct of Business.

(a)

(i)

From and after the Closing Date through the end of the Second Measuring Period, except as may be approved by the Stockholder Representative, the Purchaser covenants and agrees to:

(A)

Other than as approved by the Stockholder Representative, which approval shall not be unreasonably withheld, not make or direct the making of changes to the Company and the Business materially at variance with ordinary course pre-Closing practices, subject to the qualifications set forth below in clause (ii) of this subsection (a), so long as (1) such practices are in compliance with GAAP and applicable Laws, including, but not limited to, the Sarbanes-Oxley Act of 2002 and all Laws, Securities Exchange Commission regulations, and other requirements relating to the status of the Parent as a reporting company, and (2) EBITDA during any of the 2007, 2008 or 2009 calendar years has been or is projected (on the basis of the Parent’s regular quarterly projections) to be not less than $12,500,000, $14,000,000 or $17,000,000, respectively,

(B)

Not terminate, discontinue, close or dispose of any Company business operation,

(C)

Not take any action, or refrain from taking any action, with a primary purpose of adversely affecting the Company’s EBITDA and the Stockholders’ ability to earn the Earn-Out Merger Consideration,

(D)

Not change or cause to be changed the business name used by the Company to be other than “Kibble & Prentice, a USI Company,” “K&P, a USI Company” or a similar variant thereof,

(E)

Not implement a system conversion prior to January 1, 2008, and

(F)

Not relocate the Company’s Seattle office from its current location.

(ii)

Notwithstanding the provisions of clause (i)(A) of this subsection (a) above:  (A) Purchaser may implement, and Stockholder Representative approval shall not be required for, (1) operating policies and procedures generally applicable to other USI Companies, (2) changes in business practices consistent with those contemplated by and described in the Expense Reduction Plan and (3) specific directives of the board of directors of the Parent generally applicable to other USI Companies involved in businesses similar to the Business.

(b)

The Stockholder Representative shall give the Purchaser written notice of any respect in which the Stockholder Representative believes that any change made by the Purchaser constitutes a breach of its obligations set forth in this Section (each, a “Section 11.7 Notice”).  Any Section 11.7 Notice shall be given promptly and in any event within ten (10) days following the date that the Stockholder Representative shall have Knowledge that such change has been made or, if earlier, the date upon which the Stockholder Representative shall have been advised that such change will be made.  Any and each Section 11.7 Notice shall describe with reasonable particularity each change asserted to be a breach of this Section and the action or actions that the Stockholder Representative requests be taken by the Purchaser to remedy such breach.

(c)

The Stockholder Representative and the Purchaser shall meet and confer in a good faith effort to resolve the matters specified in a Section 11.7 Notice given by the Stockholder Representative.  As to any such matter that the Stockholders consider not to have been resolved by mutual agreement within ten (10) days following the giving of the Section 11.7 Notice, the Stockholder Representative shall arrange for a mediation of the matter before a single mediator in Seattle, Washington conducted by the arbitration and mediation service known as JAMS, in compliance with this Section and otherwise in accordance with the rules of JAMS.  Such mediation shall be held as soon as practical and in any event within thirty (30) days after the Section 11.7 Notice is given.

(d)

If the matter covered by a Section 11.7 Notice is not resolved by mutual agreement or mediation within thirty (30) days after the Section 11.7 Notice is given, the Stockholder Representative shall arrange for an expedited arbitration by a single arbitrator in Seattle, Washington conducted by JAMS, in compliance with this Section and otherwise in accordance with the streamlined commercial arbitration rules of JAMS, without discovery but subject to the exchange of information provisions of such rules.  Such arbitration shall be completed as soon as practical and in any event within sixty (60) days after the Section 11.7 Notice is given.  The sole authority and jurisdiction of the arbitrator shall be to determine whether the Purchaser has breached its obligations under this Section and, if so, whether the action specified by the Stockholder Representative as the remedy for such breach is an appropriate action to be taken by the Purchaser.

(e)

The Purchaser shall work with the Stockholder Representative cooperatively and in good faith in efforts to resolve matters covered by any Section 11.7 Notice.  However, the Stockholder Representative, not the Purchaser, shall be responsible to identify and pursue to resolution, though arbitration as provided above if required, each claim under a Section 11.7 Notice that the Stockholders desire be resolved.

(f)

The fees and expenses of JAMS and the mediator under any mediation conducted under this Section shall be borne one-half by each party or in such other manner as the parties may mutually agree.  The fees and expenses of JAMS and the arbitrator under any arbitration conducted under this Section shall be borne one-half by each party or in such other manner as the arbitrator may determine to be appropriate.  Each party shall bear all its own legal fees and costs and all other costs and expenses relating to the resolution of the matters described in this Section.

(g)

The procedures specified in this Section for the determination of claims that the Purchaser has acted in breach of its obligations set forth in this Section shall be the sole and exclusive means of determination of whether the Purchaser has committed such a breach, and such determination shall be binding upon the parties, and not subject to review or redetermination, in any other legal proceedings, including but not limited to any suit regarding the appropriate remedies for such breach.  Without limitation of the provisions of subsection (d) of this Section, the arbitrator shall not have jurisdiction or authority to determine the amount of any resulting damages, to order injunctive relief or otherwise to adjudicate any other matter arising under or relating to this Agreement.

9.8.

Post-Closing Bonuses.  The Company shall make bonus payments to Employees in respect of the seven (7) month period from June 1, 2006 through December 31, 2006, provided and to the extent that the proportionate amount of all such bonus payments and all related compensation, withholding and other expenses attributable to the five (5) month period through October 31, 2006 shall be accrued and set forth on the Effective Date Balance Sheet.

ARTICLE 10
TERMINATION

10.1.

Termination.  This Agreement may be terminated prior to the Closing as follows:

(a)

at the election of the Purchaser, if any one or more of the conditions set forth in Section 7.2 to its obligation to proceed with the Closing has not been fulfilled prior to or upon the Closing Date, unless the failure to fulfill any such conditions to the Closing results from the breach by the Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement;

(b)

at the election of the Company and the Stockholder Representative, if any one or more of the conditions set forth in Section 7.1 to its, his or her obligation to proceed with the Closing has not been fulfilled prior to or upon the Closing Date, unless the failure to fulfill any such conditions to the Closing results from the breach by the Company or the Stockholders of any of their respective representations, warranties, covenants or agreements contained in this Agreement;

(c)

at the election of the Purchaser, if any Stockholder or the Company has materially breached any representation, warranty, covenant or agreement contained in this Agreement (including the Schedules and Exhibits) or any Collateral Document, which breach cannot be or is not cured by the earlier of (i) fifteen (15) days following the Purchaser becoming aware of any such breach and (ii) the Closing Date;

(d)

at the election of the Company or the Stockholder Representative, if the Purchaser materially has breached any representation, warranty, covenant or agreement contained in this Agreement (including the Schedules and Exhibits) or any Collateral Document, which breach cannot be or is not cured by the earlier of (i) fifteen (15) days following the Stockholder becoming aware of any such breach and (ii) Closing Date;

(e)

at the election of the Purchaser, on the one hand, or the Company or the Stockholder Representative, on the other hand, if a Legal Proceeding is commenced or threatened by any Governmental Entity or other Person (other than the Purchaser or any Stockholder) directed against the consummation of the Closing and the Purchaser or the Company or the Stockholder Representative reasonably and in good faith deems it impractical or inadvisable to proceed in view of such Legal Proceeding or threat thereof, taking into account the potential expense and delay likely to be involved;

(f)

at the election of any party hereto, if any Order permanently enjoining, restraining or otherwise prohibiting the Closing is issued and shall have become final and non-appealable;

(g)

at the election of the Purchaser or the Company, if the Closing has not occurred on or before December 31, 2006; or

(h)

at any time on or prior to the Closing Date, by mutual written consent of the Purchaser and the Company.

If this Agreement so terminates, it shall become null and void and have no further force and effect, except as provided in Section 12.2.

10.2.

Survival.  If this Agreement is validly terminated pursuant to Section 12.1 and the Contemplated Transactions are not consummated as described above, this Agreement shall become void and of no further force and effect; provided, however, that if the Purchaser terminates this Agreement pursuant to Section 12.1(c) or if the Company or the Stockholder Representative terminates this Agreement pursuant to Section 12.1(d), then the terminating party shall have the right to pursue all of its legal remedies, whether at law or at equity, for breach of contract and damages; provided further that if this Agreement is validly terminated pursuant to Section 12.1 and the Contemplated Transactions are not consummated as described above, the provisions of Section 12.3 relating to responsibility for expenses shall survive.  No party hereto shall have any liability to any other party in respect of a valid termination of this Agreement pursuant to Section 12.2, except to the extent set forth above.

10.3.

Expenses if No Closing.  If the Closing does not occur and the transactions contemplated hereby are not consummated, then, subject to the right of a non-defaulting party to recover damages, costs and expenses from a defaulting party pursuant to Section 12.2, all costs and expenses incurred in connection with this Agreement shall be paid by the person incurring such expenses, i.e., by the Purchaser if incurred by Purchaser, by any Stockholder if incurred by the Stockholder and by the Company if incurred by the Company, except as may otherwise be agreed in writing.

ARTICLE 11
MISCELLANEOUS

11.1.

Stockholder Representative.

(a)

The Company hereby designates and appoints, and the resolutions of the Stockholders approving the Merger and the Contemplated Transactions shall approve the designation and appointment of, James J. Doud as the Stockholder Representative with full power and authority to execute and deliver any certificates or documents that are required to be delivered at Closing or thereafter by the Stockholders, in the name and on behalf of the Stockholders, or otherwise by the Stockholder Representative in such capacity as authorized or contemplated by this Agreement, to act for and on behalf of the Stockholders in connection with each of the post-Closing determinations made pursuant to Article 2 of this Agreement, to act for and on behalf of the Stockholders in connection with any and all indemnification and other matters arising pursuant to Article 10, and in all other respects to act for and on behalf of the Stockholders in connection with the Closing and post-Closing administration of the Merger and the Contemplated Transactions.  The Stockholder Rep shall act reasonably, in good faith and in the best interests of the Stockholders and shall undertake to use reasonable efforts to consult with Arlen Prentice and Distribution Partners in connection with actions taken pursuant to this Agreement, and in any instance in which the Stockholder Representative receives joint written directions from Arlen Prentice and Distribution Partners, the Stockholder Representative will follow them.  Subject to the terms and conditions of this Agreement, the Stockholder Representative shall have full power and authority to act in all respects hereunder in his or her sole discretion, as the sole, true and lawful agent, proxy and attorney-in-fact of each of the Stockholders, with full power and authority to take all actions contemplated by and exercise all rights to be taken in the name of and for and on behalf of the Stockholders with respect to all matters to be performed or otherwise undertaken by the Stockholder Representative under this Agreement and Collateral Documents, including, but not limited to, (i) the right to execute and deliver certificates, receipts, documents and papers that may be necessary or deemed advisable by the Stockholder Representative to carry out the transactions contemplated by this Agreement and Collateral Documents, including to enter into extensions and amendments of this Agreement as appropriate to facilitate the orderly consummation of the Contemplated Transactions, and generally to act for and in the name and on behalf of the Stockholders with respect to the Contemplated Transactions and the delivery of the shares of the stock of the Company held by each of the Stockholders as fully as could each Stockholder if personally present and acting and (ii) otherwise to take all action that the Stockholder Representative may consider necessary or appropriate in connection with the consummation of the Contemplated Transactions.  The designation and appointment of the Stockholder Representative pursuant to this Section has been made for the purpose of completing the Contemplated Transactions, and it is therefore acknowledged and agreed that all power and authority hereby conferred upon the Stockholder Representative is coupled with an interest and is irrevocable and shall not be terminable by any acts of the Stockholders or by operation of law or by occurrence of any event whatsoever, including the death, incapacity, dissolution, liquidation, termination, bankruptcy or insolvency of any Stockholder.

(b)

The Stockholder Representative shall not be entitled to any fee, commission or other compensation for the performance of his or her services hereunder, except that the Stockholder Representative shall be entitled to receive and retain from the Expenses Funds a fee of $12,000 per year, payable semi-annually on April 30 and October 31.  The Stockholder Representative shall be entitled to the payment by the Stockholders of all his or her expenses incurred as the Stockholder Representative.  At the Closing, the Stockholder Representative shall retain $200,000 (the “Expense Funds”) from amounts paid to the Stockholder Representative for the Stockholders to be used by the Stockholder Representative to pay expenses incurred by the Stockholder Representative in his or her capacity as the Stockholder Representative, and in no event shall any payments or reimbursements of any fees or other compensation or any costs or expenses be paid to the Stockholder Representative out of the Escrow Account or by Purchaser or the Company or any of their Affiliates (subject to the right of the Stockholder Representative to retain such Expense Funds at the Closing).  Once Stockholder Representative determines, in his or her sole discretion, that Stockholder Representative will not incur any additional expenses in his or her capacity as Stockholder Representative, then Stockholder Representative will distribute to the Stockholders the remaining unused Expense Funds, if any, in accordance with Sections 2.6(e) and 2.15.

(c)

In connection with this Agreement, the Contemplated Transactions, the Escrow Agreement and any instrument, agreement or document relating hereto or thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Stockholder Representative hereunder (i) the Stockholder Representative shall incur no responsibility whatsoever to any Stockholder by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with the Escrow Agreement or any such other agreement, instrument or document, excepting only responsibility for any act or failure to act which represents willful misconduct or gross negligence, and (ii) the Stockholder Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of Stockholder Representative pursuant to such advice shall in no event subject Stockholder Representative to liability to any Stockholder.  Each Stockholder shall indemnify, pro rata based upon such holder’s pro rata in accordance with Section 2.6, the Stockholder Representative against all Losses of any nature whatsoever arising out of or in connection with any Claim, investigation, challenge, action or proceeding or in connection with any appeal thereof, relating to the acts or omissions of the Stockholder Representative hereunder, or under the Escrow Agreement or otherwise.  The foregoing indemnification shall not apply in the event of any action or proceeding which finally adjudicates the liability of the Stockholder Representative hereunder for his or her willful misconduct or gross negligence.  In the event of any indemnification hereunder, upon written notice from the Stockholder Representative to the Stockholders as to the existence of a deficiency toward the payment of any such indemnification amount, each Stockholder shall promptly deliver to the Stockholder Representative full payment of his or her pro rata share of the amount of such deficiency in accordance with proportions described in Section 2.6(e).

(d)

All of the indemnities, immunities and powers granted to the Stockholder Representative under this Agreement shall survive the Effective Date and/or any termination of this Agreement and/or the Escrow Agreement.

(e)

Upon and following the Closing, the Company and the Purchaser shall have the right to rely upon all actions taken or omitted to be taken by the Stockholder Representative pursuant to this Agreement, the Escrow Agreement or any other agreement, instrument or document entered into in connection with this Agreement, all of which actions or omissions by the Stockholder Representative shall be legally binding upon the Stockholders.

(f)

The grant of authority provided for in this Section is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Stockholder; and (ii) shall survive the consummation of the Merger and the Contemplated Transactions.

(g)

Should the Stockholder Representative resign or be unable to serve, the Stockholder Representative shall appoint a single substitute agent to take on the responsibility of Stockholder Representative hereunder, whose appointment shall be effective on the date of Stockholder Representative’s resignation or incapacity.  In the event that the Stockholder Representative refuses or is unable to serve and does not designate a substitute Stockholder Representative, any one or more Stockholders who held, immediately prior to the Closing, K&P Securities which represented or in respect of which were issuable an aggregate of at least twenty-five percent (25%) of the Outstanding K&P Securities, may petition the Superior Court of King County, Washington, for the appointment of a substitute Stockholder Representative.

11.2.

Notices.  All notices, documents or other deliverables required to be given, sent or delivered to any of the parties to this Agreement shall be in writing and shall be deemed to have been sufficiently given, sent or delivered, subject to the further provisions of this Section, for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, with proper postage prepaid, or any United States national overnight delivery service, with proper charges prepaid, or by facsimile transmission with receipt confirmed by such party, to such party at its address set forth below:

(a)

If to the Company:

Kibble & Prentice Holding Company

601 Union Street, Suite 1000

Seattle, Washington 98101

Attn:  Ellen R.M. Boyer

Fax:  (206) 374-7819

with a copy to:

Garvey Schubert Barer

1191 Second Avenue, Suite 1800

Seattle, Washington 98101

Attn:  Bruce A. Robertson

Fax:  (206) 464-0125

and following the Closing with a copy to Purchaser at the addresses provided below.

(b)

If to the Stockholders or the Stockholder Representative:

James J. Doud

8925 Lake Washington Blvd., N.E.

Medina, Washington  98039

Fax:  (425) 454-0204

and

Kibble & Prentice Holding Company

601 Union Street, Suite 1000

Seattle, Washington 98101

Attn:  Ellen R.M. Boyer

Fax:  (206) 374-7819

with a copy to:

Garvey Schubert Barer

1191 Second Avenue, Suite 1800

Seattle, Washington 98101

Attn:  Bruce A. Robertson

Fax:  (206) 464-0125

(c)

If to the Purchaser:

c/o USI Holdings Corporation

555 Pleasantville Road, Suite 160 South

Briarcliff Manor, NY  10510

Attention:  President & CEO

Fax No.:  610-537-4506

with a copy to:

c/o USI Holdings Corporation

555 Pleasantville Road, Suite 160 South

Briarcliff Manor, NY  10510

Attention:  General Counsel

Fax No.:  610-537-4506

with an additional copy to:

DLA Piper US LLP

153 Townsend Street, Suite 800

San Francisco, CA 94107

Attn:  Donald D. Archer, Esq.

Fax No.:  415-659-7315

Such notice shall be deemed to be received when delivered if delivered personally, or the next Business Day after the date sent if sent by a United States national overnight delivery service, or three (3) Business Days after the date mailed by certified or registered mail.  Any notice of any change in such address shall also be given in the manner set forth above.  Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

11.3.

No Third Party Beneficiaries.  Except as is otherwise expressly provided in this Agreement, this Agreement is not intended to, and does not, create any rights in or confer any benefits upon anyone other than the parties hereto.

11.4.

Schedules and Exhibits.  All schedules and exhibits attached to this Agreement are incorporated by reference into this Agreement for all purposes.  Unless the context otherwise requires, all references herein to “Schedule” or “Exhibit” are references to the schedules and exhibits attached to this Agreement.

11.5.

Expenses.  Except as may otherwise be agreed in writing, the parties to this Agreement shall pay their own expenses incident to the preparation, negotiation and execution of this Agreement including, without limitation, all fees and costs and expenses of their respective accountants and legal counsel; provided, however, the Merger Transaction Expenses exceeding the amount reflected on the Effective Date Balance Sheet (with the amount so reflected to be taken into account in the determination of the Effective Date Working Capital) and not otherwise paid prior to the Effective Date shall be the responsibility of the Stockholders and not the Company or the Purchaser.

11.6.

Further Assurances.  The Company and the Stockholders on the one hand, and the Purchaser on the other hand, shall, at their own respective expense, from time to time upon the request of the other party, execute and deliver, or cause to be executed and delivered, at such times as may reasonably be requested by such other party, such other documents, certificates and instruments and take such actions as such other party deem reasonably necessary to consummate more fully the Contemplated Transactions.

11.7.

Entire Agreement; Amendment.  This Agreement, the Collateral Documents and any other documents, instruments or other writings delivered or to be delivered pursuant to this Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements, understandings, and negotiations, whether written or oral, with respect to the subject matter of this Agreement.  None of the terms and provisions contained in this Agreement can be changed without a writing signed by all parties hereto.

11.8.

Section and Paragraph Titles.  The Section and paragraph titles used in this Agreement are for convenience only and are not intended to define or limit the contents or substance of any such Section or paragraph.  Unless the context otherwise requires, all references herein to “Section” or “Article” are references to the Sections and articles of this Agreement.

11.9.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each of the parties to this Agreement and their respective heirs, personal representatives, and successors and permitted assigns.  Neither the Company nor the Stockholders shall have the right to assign this Agreement without the prior written consent of the Purchaser; provided, however, that the Purchaser may assign its rights and obligations under this Agreement prior to the Closing to any direct or indirect Subsidiary of the Purchaser or Parent; provided further that such assignment shall not relieve the Purchaser of any of its obligations hereunder.

11.10.

Counterparts.  This Agreement may be executed in any number of counterparts, including by means of facsimile, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

11.11.

Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such provision, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.12.

GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF DELAWARE.

11.13.

WAIVER OF JURY TRIAL.  EACH OF THE COMPANY, THE PURCHASER AND THE STOCKHOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

11.14.

No Tax Representations.  Without affecting the parties’ obligations herein, no party to this Agreement has made, or shall under any circumstances be considered to have made, any representation or warranty as to the Tax consequences of the Contemplated Transactions, either to any other party to this Agreement or to any Stockholder or other Person, each of whom shall be responsible to engage separate counsel with respect to such Tax consequences and shall assume its, his or her own respective Tax liability, if any, arising out of this Agreement or the consummation of the Contemplated Transactions.

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SANF1\355490.6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

USI SERVICES CORPORATION

By:

/s/ Ernest J. Newborn II

Name: Ernest J. Newborn II

Title:   Senior Vice President, General Counsel and Secretary

[Signatures continue on following page]

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KIBBLE & PRENTICE HOLDING COMPANY

By:

/s/ Arlene I. Prentice

Name:Arlene I. Prentice

Title: President and Chief Executive Officer

DISTRIBUTION PARTNERS INVESTMENT CAPITAL, L.P.

By:

Distribution Investors, LLC, its General Partner

By:/s/ Jeff Cappel

Name: Jeff Cappel

Title:   Managing Member

__/s/Arlen I Prentice ________________________

ARLEN I. PRENTICE

THE ARLEN I. PRENTICE LLC

By:

/s/ Arlene I. Prentice

Name: Arlene I. Prentice

Title:Authorized Member

_/s/ Christopher J. Prentice ___________________

CHRISTOPHER J. PRENTICE

_/s/ David F. Ross _________________________

DAVID F. ROSS

_/s/ Ellen R.M. Boyer ______________________

ELLEN R.M. BOYER

_/s/James J. Doud ___________________________

JAMES J. DOUD, as Stockholder Representative

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